UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION

In re:		Chapter 11
Case No. 8:05-bk-15606-ALP
ANCHOR GLASS CONTAINER
CORPORATION,

Debtor.
/

DISCLOSURE STATEMENT FOR SECOND AMENDED
PLAN OF REORGANIZATION OF
ANCHOR GLASS CONTAINER CORPORATION
DATED MARCH 1, 2006
IMPORTANT DATES
Date by which Ballots must be received: April 10, 2006
Date by which Objections to Confirmation of the Plan must be filed and served: April 10, 2006 Hearing on Confirmation of the Plan: April 17, 2006, at 10:30 a.m. (Prevailing Eastern Time)

CARLTON FIELDS, P.A.
Corporate Center Three at International Plaza
4221 W. Boy Scout Boulevard, Suite 1000
Tampa, Florida 33607-5736
(813) 223-7000

CAHILL GORDON & REINDEL LLP
80 Pine Street
New York, NY 10005
(212) 701-3000

Attorneys for Anchor Glass Container
Corporation, as Debtor and Debtor in Possession

Dated:	Tampa, Florida March 1, 2006

ANCHOR GLASS PRESENTLY INTENDS TO SEEK TO CONSUMMATE THE PLAN AND TO CAUSE THE EFFECTIVE DATE TO OCCUR PROMPTLY AFTER CONFIRMATION OF THE PLAN. THERE CAN BE NO ASSURANCE, HOWEVER, AS TO WHEN AND WHETHER CONFIRMATION OF THE PLAN AND THE EFFECTIVE DATE ACTUALLY WILL OCCUR. PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN, INCLUDING MATTERS THAT ARE EXPECTED TO AFFECT THE TIMING OF THE RECEIPT OF DISTRIBUTIONS BY HOLDERS OF CLAIMS AND INTERESTS IN CERTAIN CLASSES AND THAT COULD AFFECT THE AMOUNT OF DISTRIBUTIONS ULTIMATELY RECEIVED BY SUCH HOLDERS, ARE DESCRIBED IN SECTION VII.E — “SUMMARY OF THE PLAN — PROVISIONS GOVERNING DISTRIBUTIONS.”
THE BOARD OF DIRECTORS OF ANCHOR GLASS HAS APPROVED THE FILING OF THIS DISCLOSURE STATEMENT AND THE PLAN AND RECOMMENDS THAT THE HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN IN ACCORDANCE WITH THE VOTING INSTRUCTIONS SET FORTH IN SECTION XIII OF THIS DISCLOSURE STATEMENT. IN ADDITION, THE AD HOC COMMITTEE OF NOTEHOLDERS AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS HAVE ADVISED ANCHOR GLASS THAT THEY WILL RECOMMEND THE ACCEPTANCE OF THE PLAN.
TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED, AND ACTUALLY RECEIVED NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON APRIL 10, 2006. HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ATTACHED HERETO AS ANNEX I.

THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, AND OTHER DOCUMENTS RELATED TO THE PLAN, ANTICIPATED EVENTS IN THE CHAPTER 11 CASE AND FINANCIAL INFORMATION. ALTHOUGH ANCHOR GLASS BELIEVES THAT THE SUMMARIES OF THE PLAN, STATUTORY PROVISIONS, AND OTHER DOCUMENTS ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. ANCHOR GLASS IS UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.
IN DETERMINING WHETHER TO VOTE TO ACCEPT THE PLAN, HOLDERS OF CLAIMS ENTITLED TO VOTE THEREON MUST RELY ON THEIR OWN EXAMINATION OF ANCHOR GLASS AND THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. THE CONTENTS OF THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSTRUED AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH SUCH HOLDER SHOULD CONSULT

WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS DISCLOSURE STATEMENT, THE SOLICITATION, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE SECTION III “RISK FACTORS” FOR A DISCUSSION OF VARIOUS FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE PLAN.
NEITHER THIS DISCLOSURE STATEMENT NOR THE PLAN DESCRIBED HEREIN HAS BEEN FILED WITH OR REVIEWED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.
THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF. HOLDERS OF CLAIMS SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE PLAN, PRIOR TO VOTING ON THE PLAN.
FORWARD-LOOKING STATEMENTS
THIS DISCLOSURE STATEMENT CONTAINS PROJECTED FINANCIAL INFORMATION REGARDING ANCHOR GLASS AND CERTAIN OTHER FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, ALL OF WHICH ARE BASED ON VARIOUS ESTIMATES AND ASSUMPTIONS. SUCH INFORMATION AND STATEMENTS ARE SUBJECT TO INHERENT UNCERTAINTIES AND TO A WIDE VARIETY OF SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE RISKS, INCLUDING, AMONG OTHERS, THOSE SUMMARIZED HEREIN. SEE SECTION III — “RISK FACTORS.” WHEN USED IN THIS DISCLOSURE STATEMENT, THE WORDS “ANTICIPATE,” “BELIEVE,” “ESTIMATE,” “WILL,” “MAY,” “INTEND” AND “EXPECT” AND SIMILAR EXPRESSIONS GENERALLY IDENTIFY FORWARD-LOOKING STATEMENTS. ALTHOUGH ANCHOR GLASS BELIEVES THAT ITS PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CANNOT BE SURE THAT THEY WILL BE ACHIEVED. FORWARD-LOOKING STATEMENTS IN THIS DISCLOSURE STATEMENT INCLUDE THOSE RELATING TO THE PAYMENTS ON ANCHOR GLASS’S CURRENT AND FUTURE DEBT INSTRUMENTS. THESE FACTORS ARE NOT INTENDED TO REPRESENT A COMPLETE LIST OF THE GENERAL OR SPECIFIC FACTORS THAT

MAY AFFECT ANCHOR GLASS OR REORGANIZED AG. IT SHOULD BE RECOGNIZED THAT OTHER FACTORS, INCLUDING GENERAL ECONOMIC FACTORS AND BUSINESS STRATEGIES, MAY BE SIGNIFICANT PRESENTLY OR IN THE FUTURE AND THE FACTORS SET FORTH IN THIS DISCLOSURE STATEMENT MAY AFFECT ANCHOR GLASS TO A GREATER EXTENT THAN INDICATED. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO ANCHOR GLASS OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS SET FORTH IN THIS DISCLOSURE STATEMENT. EXCEPT AS REQUIRED BY LAW, ANCHOR GLASS UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND, TO THE EXTENT APPLICABLE, SECTION 1125 OF THE BANKRUPTCY CODE AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES AND RISKS DESCRIBED HEREIN.
Except as set forth in Section XI — “The Solicitation; Voting Procedures — Further Information; Additional Copies” below, no person has been authorized by Anchor Glass in connection with the Plan or the Solicitation to give any information or to make any representation other than as contained in this Disclosure Statement and the Annexes attached hereto or incorporated by reference or referred to herein, and, if given or made, such information or representation may not be relied upon as having been authorized by Anchor Glass. This Disclosure Statement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those to which it relates, or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation.
The statements contained in this Disclosure Statement are made as of the date hereof, and the delivery of this Disclosure Statement shall not, under any circumstance, create any implication that the information contained herein is correct at any time subsequent to the date hereof. Any estimates of Claims and Interests set forth in this Disclosure Statement may vary from the amounts of Claims or Interests ultimately allowed by the Bankruptcy Court.
The summaries of the Plan and other documents contained in this Disclosure Statement are qualified in their entirety by reference to the Plan itself and the exhibits thereto, and all documents described therein. The information contained in this Disclosure Statement, including, but not limited to, the information regarding the history, businesses, and operations of Anchor Glass, the historical and projected financial information of Anchor Glass and the liquidation analysis relating to Anchor Glass are included for purposes of soliciting acceptances of the Plan. As to any judicial proceedings in any court, including any adversary proceedings or contested matters that may be filed in the Bankruptcy Court, such information is not to be construed as an admission or stipulation but rather as statements made in settlement negotiations and shall be inadmissible for any purpose absent the express written consent of Anchor Glass.

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(Continued)

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TABLE OF ANNEXES

Annex	Name
I.	Plan of Reorganization of Anchor Glass Container Corporation

II.	Liquidation Analysis

III.	Projected Financial Information

IV.	Valuation

V.	Summary of Monthly Operating Reports

GLOSSARY
Unless otherwise defined in this Glossary or elsewhere in this Disclosure Statement, capitalized terms used herein have the meanings ascribed to them in the Plan, which is attached hereto as Annex I.

Ballots	Each of the ballot forms distributed with this Disclosure Statement to Holders of Impaired Claims and Impaired Interests entitled to vote under Article VIII of the Plan to accept or reject the Plan.

Claims and Balloting Agent	Acclaris, LLC

Closing Date	The Effective Date

Company	Anchor Glass

Creditor	Any person who holds a Claim against the Company.

Exchange Act	The Securities Exchange Act of 1934, as now in effect or hereafter amended.

Restructuring	Collectively, the transactions and transfers described in Article IV of the Plan, as now in effect or hereafter amended.

Securities Act	The Securities Act of 1933, as now in effect or hereafter amended.

Solicitation	The solicitation by Anchor Glass from Holders of Impaired Claims of acceptances of the Plan pursuant to Section 1126(b) of the Bankruptcy Code.

Solicitation Package	The package provided by Anchor Glass that includes this Disclosure Statement and related materials and, where appropriate, Ballots or Master Ballots.

Solicitation Period	The period beginning on the date this Disclosure Statement is first circulated to Holders of Impaired Claims entitled to vote and ending on the Voting Deadline.

Unimpaired Claim	A Claim that is not an Impaired Claim.

Voting Deadline	5:00 P.M., prevailing Eastern time, on April 10, 2006, as it may be extended by Anchor Glass.

Voting Record Date	With respect to identification of the Holders of Impaired Claims entitled to vote on the Plan, January 31, 2006.

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I. INTRODUCTION AND EXECUTIVE SUMMARY
A. Overview
On August 8, 2005 (the “Petition Date”), Anchor Glass filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code for the purpose of confirming its proposed Second Amended Plan of Reorganization dated February 28, 2006 (the “Plan”). Anchor Glass hereby transmits this disclosure statement (this “Disclosure Statement”) pursuant to Section 1126(b) of the Bankruptcy Code for use in the solicitation (the “Solicitation”) of acceptances of the Plan, a copy of which is attached to this Disclosure Statement as Annex I. Unless otherwise defined in the Glossary or elsewhere in this Disclosure Statement, capitalized terms used herein have the meanings assigned to them in the Plan. If sufficient votes for acceptance of the Plan are received, Anchor Glass expects to promptly seek Confirmation of the Plan by the Bankruptcy Court. If Anchor Glass does not receive sufficient acceptances by the Voting Deadline, it will be forced to evaluate other available options.
Anchor Glass is soliciting acceptances of the Plan from all Holders of (i) its outstanding 11% Senior Secured Notes due 2013 (the “Senior Notes”) and (ii) General Unsecured Claims.
The primary purposes of the Plan and the Restructuring are to reduce Anchor Glass’s debt service requirements and overall level of indebtedness, to obtain additional financing in the form of a new revolving credit facility, new term loan and newly issued common stock, described in this Disclosure Statement, and to provide it with greater liquidity and thereby increase the likelihood that it will continue to operate as a viable business enterprise.
B. Disclosure Statement
At a hearing held before the Bankruptcy Court on February 28, 2006 and by order entered shortly thereafter, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind, and in sufficient detail, as far as is reasonably practicable, that would enable a hypothetical reasonable investor typical of Holders of Claims of each Class being solicited to make an informed judgment whether to vote to accept or reject the Plan. The court’s approval of the adequacy of this Disclosure Statement should not be interpreted as tantamount to approval of the merits of the Plan.
Anchor Glass is furnishing this Disclosure Statement to each record Holder of Senior Notes and General Unsecured Creditors (as defined), to enable such Holders to vote to accept or reject the Plan. The Disclosure Statement is to be used solely in connection with evaluation of the Plan; use of the Disclosure Statement for any other purpose is not authorized.
This Disclosure Statement sets forth certain detailed information regarding Anchor Glass’s business and history, its projections for future operations after giving effect to the Plan, and significant events that have occurred and are expected to occur during the Chapter 11 Case. This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of confirmation of the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that Holders of Claims in Impaired Classes entitled to vote must follow for their votes to be counted.

Anchor Glass strongly urges you to carefully review the contents of this Disclosure Statement and the Plan (including the exhibits to each) before making a decision to accept or reject the Plan. UPON CONFIRMATION, THE PLAN WILL BE A LEGALLY BINDING ARRANGEMENT AND IT SHOULD THEREFORE BE READ IN ITS ENTIRETY. ACCORDINGLY, SOLICITED PARTIES MAY WISH TO CONSULT WITH THEIR ATTORNEYS REGARDING THE CONTENTS OF THE PLAN.
C. Classification Summary
Under the Plan, Claims against and Interests in Anchor Glass are divided into Classes. Certain unclassified Claims, including Administrative Claims and Priority Tax Claims, will receive payment in Cash either on the Distribution Date, as such claims are liquidated, or in installments over time, as permitted by the Bankruptcy Code, or as agreed with the Holders of such Claims. All other Claims and Interests are classified into six Classes as summarized below. The classification and treatment for all Classes are described in more detail under Section VII — “Summary of the Plan - Classification and Treatment of Claims and Interests.”
Summary of Classes and Impairment Under the Plan

Class	Impaired/Unimpaired; Entitlement to Vote
Class 1 — Other Priority Claims	Unimpaired — Deemed to have accepted the Plan and not entitled to vote
Class 2 — Senior Notes Claim	Impaired — Entitled to vote
Class 3 — GE Capital Secured Claim	Unimpaired — Deemed to have accepted the Plan and not entitled to vote
Class 4 — Other Secured Claims	Unimpaired — Deemed to have accepted the Plan and not entitled to vote.
Class 5 — General Unsecured Claims	Impaired — Entitled to vote.
Class 6 — Common Stock Interests	Impaired — Deemed to have rejected the Plan and not entitled to vote
D. The Confirmation Hearing
The Bankruptcy Court has set a hearing (the “Confirmation Hearing”) on the Confirmation of the Plan to consider objections to Confirmation, if any, commencing at 10:30 a.m., local time, on April 17, 2006, in Courtroom 9A of the United States Bankruptcy Court, Sam M. Gibbons United States Courthouse, 801 N. Florida Avenue, Tampa, Florida 33602. The Confirmation Hearing may be adjourned from time to time without notice other than an announcement of an adjourned date at or prior to the hearing. If the Bankruptcy Court confirms the Plan, it will enter the Confirmation Order. Any objections to Confirmation of the Plan must be in writing and must be filed with the Clerk of the Bankruptcy Court and served on counsel for Anchor Glass on or before April 10, 2006. Bankruptcy Rule 3007 governs the form of any such objection.
Persons on whom objections must be served are:

Counsel for Anchor Glass:

Carlton Fields, P.A.
Corporate Center Three at International Plaza
4221 West Boy Scout Blvd., Suite 1000
Tampa, Florida 33607
Facsimile: (813) 229-4133
Attention: Robert A. Soriano

Cahill Gordon & Reindel LLP
80 Pine Street, 17th Floor
New York, New York 10005
Facsimile: (212) 378-2406
Attention: James J. Clark

Counsel for Ad Hoc Committee of Senior Noteholders

Akin, Gump, Strauss, Hauer & Feld, L.L.P.
590 Madison Avenue
New York, New York 10022
Facsimile: (212) 407-3255
Attention: Ira S. Dizengoff

Fowler White Boggs Banker
501 E. Kennedy Blvd, Suite 1700
Tampa, FL 33602
Facsimile: (813) 229-8313
Attention: Donald R. Kirk

Counsel for Creditors’ Committee

Stichter, Riedel, Blain & Prosser, P.A.
110 East Madison Street, Suite 200
Tampa, Florida 33602
Facsimile: (813) 229-1811
Attention: Harley E. Riedel

Bracewell & Giuliani LLP
500 North Akard Street, Suite 4000
Dallas, Texas 75201
Facsimile: (214) 758-1010
Attention: Samuel M. Stricklin

Counsel for The Bank of New York, as Indenture Trustee

Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Facsimile: (305) 579-0717
Attention: Mark D. Bloom

United States Trustee:

Timberlake Annex
501 East Polk Street, Suite 1200
Tampa, FL 33602
Facsimile: (813) 228-2803
Attention: Benjamin E. Lambers
In the event that the Requisite Acceptances are not received, or if received are subsequently revoked prior to termination of the Solicitation, Anchor Glass hereby reserves the absolute right to use any and all Ballots and Master Ballots accepting the Plan that were received pursuant to the Solicitation and not subsequently revoked to seek confirmation of the Plan (or of any modification thereof that does not materially and adversely affect the treatment of the class(es) of Claims with respect to which such Ballots or Master Ballots were cast) pursuant to Section 1129(b) of the Bankruptcy Code. Section 1129(b) permits the confirmation of a plan notwithstanding the non-acceptance of a plan by one or more impaired classes of claims or interests. A plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class. For a more detailed description of the requirements for confirmation of a non-consensual plan, see Section VII.H.3 — “Summary of the Plan — Acceptance or Rejection of the Plan -Cramdown.”
THE VOTING DEADLINE TO ACCEPT OR REJECT THE REORGANIZATION PLAN IS 5:00 P.M., PREVAILING EASTERN TIME, ON APRIL 10, 2006, UNLESS EXTENDED BY ANCHOR GLASS OR THE BANKRUPTCY COURT (THE “VOTING DEADLINE”). IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY THE BALLOTING AND CLAIMS AGENT ON OR BEFORE THE VOTING DEADLINE.
II. GENERAL INFORMATION
A. Company Overview
Anchor Glass is the third largest manufacturer of glass containers in the United States. Anchor Glass produces a diverse line of flint (clear), amber, green and other colored glass containers of various types, designs and sizes. Anchor Glass manufactures and sells its products to many of the leading producers of beer, food, tea, liquor and beverages.
Anchor Glass’s administrative and executive offices are located in Tampa, Florida. As of the Petition Date, substantially all of the company’s owned real properties and equipment at its eight operating glass container manufacturing facilities were pledged as collateral securing its obligations under its Senior Notes and the related indenture (the “Senior Notes Indenture”).

The following table sets forth certain information concerning Anchor Glass’s manufacturing facilities. In addition to these locations, the company owns plants at Connellsville, Pennsylvania and Keyser, West Virginia that have been closed and owns land in Gas City, Indiana.

	Number of	Number of	Building Area
Location	Furnaces	Machines	(Square Feet)
Jacksonville, Florida	2	4	624,000
Warner Robins, Georgia	2	8	864,000
Lawrenceburg, Indiana	1	4	504,000
Winchester, Indiana	2	6	627,000
Shakopee, Minnesota	2	6	360,000
Salem, New Jersey[1]	3	6	733,000
Elmira, New York	2	6	912,000
Henryetta, Oklahoma	2	6	664,000
B. Events Leading to Chapter 11 Case
Anchor Glass was incorporated in January 1997 to acquire certain assets and assume certain liabilities of the former Anchor Glass Container Corporation, (“Old Anchor”), which was subsequently liquidated in a proceeding under Chapter 11 of the Bankruptcy Code, which Old Anchor had filed in 1996.
On April 15, 2002, Anchor Glass filed a second Chapter 11 case in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division. Prior to that bankruptcy filing, it had entered into a reorganization agreement with Cerberus Capital Management L.P. (“Cerberus”), pursuant to which Cerberus agreed to invest in and make loans to Anchor Glass. That reorganization agreement formed the basis for a plan of reorganization that was confirmed on August 8, 2002. All creditors of Anchor Glass were paid in full in that bankruptcy case. Indeed, Anchor Glass sought and obtained from the court permission to pay its general creditors in the ordinary course of business during the Chapter 11 case. The capital structure of the company, however, was altered by the plan of reorganization. The reorganization enabled Anchor Glass to have a capital structure that gave it more liquidity to conduct its operations, service its debt, and complete its capital expenditure program.
Subsequently, however, certain events took place that adversely affected the Company’s liquidity. Among other things, certain of Anchor’s raw materials and energy costs began to rise dramatically. These increases, particularly increases in the price of natural gas, adversely affected its costs and margins. Anchor Glass was a party to various contracts to the customers that did not permit the pass through of these additional costs.
In addition, in August 2005 management of Anchor Glass concluded that $4.5 million of payments received from a customer during June 2003 had not been accounted for properly. The impact of the improper accounting, net of other adjustments, was to overstate operating income and understate the net loss for the June 2003 quarter by $4.2 million. However, because key

[1]	A portion of the site on which this facility is located is leased pursuant to several long-term leases.

facts or issues remained unresolved, management was not able to determine the correct accounting for the $4.5 million period subsequent to June 2003. Management for Anchor Glass also determined that accounting for two other transactions with the same customer were recorded in error, resulting, on a preliminary basis, in an overstatement of the net loss during 2001 and 2002 of approximately $2.0 million and $1.4 million, respectively, and an understatement of net loss during 2003 and 2004 of approximately $500,000.00 and $1.3 million, respectively. As a result, the financial statements of Anchor Glass for the years 2001, 2002, 2003, and 2004 and for each of the quarters therein could not be relied upon. Anchor Glass’s audit committee commenced review of these transactions and retained Jones Day as its independent legal counsel in connection with the review. Anchor Glass stated that these errors reflected material weaknesses in its internal controls over financial reporting. Accordingly, the Company concluded that assertions contained in the Company’s annual report on Form 10-K for the year ending December 31, 2004 could also no longer be relied on.
III. RISK FACTORS
Holders of Claims in the Classes that are entitled to vote should carefully consider, together with the other information contained in this Disclosure Statement, the following risk factors in making their decision regarding whether to vote to accept the Plan. The risks and uncertainties described below are not the only ones Anchor Glass faces. Additional risks and uncertainties not presently known to Anchor Glass or that it currently deems immaterial may also harm its business.
A. Certain Risks of Non-Confirmation
If the Requisite Acceptances are not received, Anchor Glass may nevertheless seek confirmation of a modified plan notwithstanding the dissent of certain Classes of Claims or Interests. The Bankruptcy Court may confirm the Plan or a modified plan pursuant to the “cramdown” provisions of the Bankruptcy Code, which allow the Bankruptcy Court to confirm a plan that has been rejected by an impaired class of claims or equity interests if it determines that the rejecting class is being treated appropriately given the relative priority of the claims or equity interests in such class. In order to confirm any plan in which any class of claims is impaired, the Bankruptcy Court must also find that at least one impaired class has accepted the plan, with such acceptance being determined without including the acceptance of any “insider” in such class. See Section Rejection of the Plan Cramdown.”
Even if the Requisite Acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A party in interest or the United States Trustee might challenge the adequacy of the disclosure or the balloting procedures and results as not being in compliance with the Bankruptcy Code. In such an event, Anchor Glass may seek to resolicit acceptances, but confirmation of the Plan could be substantially delayed and possibly jeopardized. Anchor Glass believes that its solicitation of acceptances of the Plan complies with the requirements of the Bankruptcy Code, that duly executed Ballots and Master Ballots will be in compliance with applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, and that, if sufficient acceptances are received, the Plan should be confirmed by the Bankruptcy Court.
Even if the Bankruptcy Court were to determine that the disclosure and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any statutory conditions to confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of distributions to non-accepting creditors and Holders of Interests will not be less than the value of distributions such creditors and Holders of Interests would receive if Anchor Glass were liquidated under Chapter 7 of the Bankruptcy Code. There can be no assurance that the Bankruptcy Court will conclude that these requirements have been met; however, Anchor Glass believes that the Bankruptcy Court should be able to find that the Plan will not be followed by a need for further financial reorganization and that non-accepting creditors and Holders of Interests will receive distributions at least as great as would be received following a liquidation pursuant to Chapter 7 of the Bankruptcy Code.
If the Bankruptcy Court fails to confirm the Plan, Anchor Glass would then consider all financial alternatives available at the time, which could include an effort to sell in the Chapter 11 Case all or a part of its business or an equity interest, or the negotiation and filing of an alternative reorganization plan. If an alternative reorganization could not be agreed to, it is possible that Anchor Glass would have to liquidate assets, in which case Holders of Claims could receive less than they would have received pursuant to the Plan. Pursuit of any such alternative could result in a protracted and non-orderly reorganization with all the attendant risk of adverse consequences to Anchor Glass’s business, operations, employees, customers and supplier relations and its ultimate ability to function effectively and competitively.
The effect, if any, that the continuation of the Chapter 11 Case in the absence of confirmation may have upon the operations of Anchor Glass cannot be predicted or quantified. If confirmation and consummation of the Plan do not occur expeditiously, the pendency of the Chapter 11 Case could adversely affect Anchor Glass’s relationships with its customers, suppliers and employees. The bankruptcy proceedings also will involve additional expenses and divert the attention of Anchor Glass’s management from operation of its business.
B. Risks of Non-Consummation of Plan
Even if all of the conditions to confirmation are satisfied, the Plan may not be consummated if any of the conditions to consummation are not met. See Section VII.J — “Summary of the Plan - Conditions Precedent to the Plan’s Confirmation and Consummation.”
C. Claims Estimations
There can be no assurance that the estimated amounts of Claims set forth herein are correct and the actual allowed amounts of Claims may differ from estimates. The estimated amounts are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the actual allowed amounts of Claims may vary from those estimated herein.
D. Certain Tax Considerations
There are a number of material income tax considerations, risks and uncertainties associated with consummation of the Plan. Interested parties should read carefully the discussion set forth in

Section VIII of this Disclosure Statement entitled “Certain U.S. Federal Income Tax Consequences of the Plan” for a discussion of certain U.S. federal income tax consequences of the transactions proposed by the Plan to Anchor Glass and Holders of Claims and Interests that are impaired under the Plan.
E. Inherent Uncertainty of Financial Projections
The Projections set forth in Annex III cover Anchor Glass’s operations through the period ending December 31, 2008. These Projections are based on numerous assumptions that are an integral part of the Projections, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized AG, industry performance, general business and economic conditions, competition, adequate financing, absence of material contingent or unliquidated litigation or indemnity claims, and other matters, many of which are beyond the control of Reorganized AG and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement may affect the actual financial results of Reorganized AG’s operations. These variations may be material and may adversely affect the ability of Reorganized AG to pay the obligations owing to certain Holders of Claims entitled to distributions under the Plan and other post-Effective Date indebtedness. Because the actual results achieved throughout the periods covered by the Projections may vary from the projected results, the Projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.
F. Post-Bankruptcy Loan Agreements
Upon Confirmation of the Plan, the loans under the Note Purchase Agreement will be paid in full in Cash and replaced by the New Loan Agreements, satisfying in full all obligations of Anchor Glass under the Note Purchase Agreement. Anchor Glass is in the process of soliciting proposals to provide the New Loan Agreements. No assurance can be given at this time what the final maturity and other terms of the New Loan Agreements will be. See Section VII.D “Summary of the Plan – Means for Implementation.”
The loans under the Note Purchase Agreement will mature on the earlier of the date of consummation of the Plan and September 30, 2006. If the Plan is not consummated by September 30, 2006, Anchor Glass will need to obtain additional funding upon the maturity of the loans under the Note Purchase Agreement. No assurance can be given to the availability or consummation of any such funding or the terms thereof.
G. Business Risks
Debt; Cash Flow.
Upon Confirmation and effectiveness of the Plan, Reorganized AG’s total long term outstanding debt obligations will be approximately $135 million on the Effective Date, which consists of the New Term Loan. In addition, Reorganized AG will have available to it a New Revolving Credit Facility in the amount of $65 million, a portion of which will be drawn on or about the Effective Date to fund payments under the Plan.

Assuming consummation of the Plan, Reorganized AG’s ability to meet its debt service and other obligations will depend on its future operating performance. Reorganized AG’s future operating performance will in turn depend on its ability to satisfy and retain its existing customers and attract new customers. In addition, its future operating performance will depend on economic, competitive, regulatory, legislative and other factors affecting its business that are beyond its control.
Based on Anchor Glass’s current level of operations, it believes it will have sufficient cash flow to meet its needs at least through the period ending April 30, 2006, after taking into account the fact that interest payments on the Senior Notes will not be due during the pendency of the Chapter 11 Case.
After that time, if the Requisite Acceptances have not been received and the Plan has not been consummated, Anchor Glass may not be able to generate sufficient cash flow from operations or be able to raise capital in sufficient amounts, or at all, to enable it to service its debt.
Anchor Glass incurred net losses of approximately $86.1 million and $26.1 million for the years ended December 31, 2004 and 2003, respectively. As of December 31, 2004, Anchor Glass’s accumulated deficit was approximately $124.7 million.2 Anchor Glass cannot assure you that its revenues will increase. If revenues decline or grow more slowly than Anchor Glass anticipates, or if operating expenses exceed its expectations, it may not become profitable. Even if it becomes profitable, it may be unable to sustain its profitability. In either of these cases, Anchor Glass’s business, financial position and results of operations would be materially and adversely affected.
Competition from other glass container producers, as well as from makers of alternative forms of packaging.
The glass container industry is a segment of the rigid packaging industry and is a mature, low-growth industry. Anchor Glass and other glass container manufacturers compete on the basis of price, quality, reliability of delivery and general customer service. Its principal competitors are Owens-Brockway Glass Container Inc., a wholly owned subsidiary of Owens-Illinois Group, Inc., and Saint-Gobain Containers Co., a wholly owned subsidiary of Compagnie de Saint-Gobain. These competitors are larger and have greater financial and other resources than Anchor Glass.
In addition to competing directly with Owens-Illinois and Saint-Gobain in the glass container segment of the rigid packaging industry, Anchor Glass also competes indirectly with manufacturers of other forms of rigid packaging, such as aluminum cans and plastic containers. The other forms of rigid packaging compete with glass containers principally on the basis of quality, price, availability and consumer preference. Anchor Glass believes that the use of glass containers for alcoholic and non-alcoholic beverages is subject to consumer taste. It cannot assure you that its products will continue to be preferred by its customers’ end-users and that consumer preference will not shift from glass containers to non-glass containers. A material

[2]	Note that because of the accounting issues discussed above, these amounts are approximates only.

shift in consumer preference away from glass containers, or competitive pressures from its direct and indirect competitors could result in a decline in sales volume or pricing pressure that would have a material effect on its business.
Anheuser-Busch Companies is Anchor Glass’s largest customer; the loss of Anheuser-Busch as a customer would have a material impact on its business.
Anheuser-Busch, Anchor Glass’s largest customer, accounted for the majority of its sales in the last several years. The majority of these sales are generated from the Southeast Contract between them. The Southeast Contract extends through 2009. The agreement may be terminated by Anheuser-Busch prior to December 31, 2009 in certain limited circumstances, including a material breach by Anchor Glass that remains unremedied for thirty days following Anchor Glass’s receipt of notice of such breach and upon a change of control of the company. The loss of Anheuser-Busch as a customer or a material reduction in Anheuser-Busch’s bottle requirements would have a material adverse effect on Anchor Glass’s business.
In addition to Anheuser-Busch, Anchor Glass’s customers are concentrated; its business could be adversely affected if it were unable to maintain its relationships with its largest customers.
Anchor Glass’s ten largest customers, including Anheuser-Busch, accounted for over 80% of its net sales. The company believes its relationships with these customers are good, but it cannot be assured that it will be able to maintain these relationships. While Anchor Glass believes that the expiring contracts will be renewed, there can be no assurance that such agreements will be renewed upon their expiration or that the terms of any renewal will be as favorable to it as the terms of the current contracts. Most of Anchor Glass’s sales are pursuant to written customer contracts with average terms of three to five years from inception. Some of those agreements, however, are subject to early termination in certain circumstances, including upon Anchor Glass’s material breach of such agreements. The loss of a number of these customers, a significant reduction in sales to these customers or a significant change in the commercial terms of its relationship with these customers could have a material adverse effect on its business.
Natural gas, the principal fuel Anchor Glass uses to manufacture its products, is subject to wide price fluctuations.
Increases in the price of natural gas adversely affected Anchor Glass’s costs and margins. Natural gas prices have remained volatile. Although the majority of its contracts with its customers incorporate price adjustments based on changes in the cost of natural gas, the change in pricing may lag behind the cost Anchor Glass incurs to obtain natural gas. Anchor Glass also attempts to reduce the effects of natural gas price volatility on its earnings by hedging certain of its requirements. Anchor Glass’s hedging commitments customarily have not extended for more than three months. It has no way of predicting to what extent natural gas prices will rise in the future. Any significant increase may have an effect on its business.
Many factors could adversely affect the successful completion of Anchor Glass’s planned capital improvements projects.
Completion of capital projects will entail significant risks, such as unforeseen construction, scheduling or engineering problems, unanticipated cost increases or disruption to existing operations. Although its anticipated costs and construction periods are based on budgets, design documents and construction schedule estimates prepared by Anchor Glass in consultation with its consultants, contractors and equipment providers, it cannot assure that any project will be completed on time or within budget or that, when completed, any project will generate the operational benefits originally contemplated.
If Anchor Glass is unable to obtain its raw materials at favorable prices, it could adversely impact its financial condition.
Sand, soda ash, limestone, cullet (reclaimed glass), corrugated packaging materials and energy are the principal raw materials Anchor Glass uses. All of these materials are available from a number of suppliers, and Anchor Glass is not dependent upon any single supplier for any of these materials, although one supplier of soda ash accounts for approximately 60% of the Company’s supply and an adverse change in that business relationship could affect the Company’s business. Anchor Glass believes that adequate quantities of these materials are and will be available from various suppliers. However, if temporary shortages due to disruptions in supply caused by weather, transportation, production delays or other factors require Anchor Glass to secure raw materials from sources other than its current suppliers, it cannot assure that it will be able to do so on terms as favorable as its current terms or at all. In addition, material increases in the cost of any of these items on an industry-wide basis could have a material adverse effect on its business, if it were unable to pass costs to its customers.
Anchor Glass is involved in a continuous manufacturing process with a high degree of fixed costs. Any interruption in the operations of its manufacturing facilities may adversely affect its financial condition.
Anchor Glass conducts regular maintenance on all of its operating equipment. Due to the extreme operating conditions inherent in some of our manufacturing processes, it cannot assure that it will not incur unplanned business interruptions in the future or that such interruptions will not have an adverse impact on its operating results.
The seasonality of its business has an adverse effect on its liquidity in the first and fourth quarters.
Demand for beer, iced tea and other beverages is stronger during the summer months. Because Anchor Glass’s shipment volume is typically higher in the second and third quarters, it usually builds inventory during the fourth and first quarters. In addition, it has historically scheduled shutdowns of its plants for furnace rebuilds and machine repairs in the fourth and first quarters of the year to coincide with scheduled holiday and vacation time under its labor union contracts. These shutdowns, coupled with our contemporaneous inventory build-up, consume working capital and adversely affect its liquidity on a seasonal basis.
Organized strikes or work stoppages by unionized employees may have an adverse effect on operations.
Anchor Glass is a party to collective bargaining agreements that cover substantially all of its manufacturing employees. Each of its current collective bargaining agreements expire in 2008. If its unionized employees were to engage in a strike or other work stoppage prior to such expiration, or if it is unable to negotiate acceptable extensions of those agreements with labor unions resulting in a strike or other work stoppage by the affected workers, it could experience a significant disruption of operations and increased operating costs as a result of higher wages or benefits paid to union members, which could have a material adverse effect on its business.
Anchor Glass is subject to various regulations that could impose substantial costs upon it and may adversely affect its business, results of operations and financial condition.
Anchor Glass’s operations are subject to federal, state and local laws and regulations that are designed to protect the environment, as well as worker safety laws. Such laws and regulations frequently change and state and local laws are different in every jurisdiction. Its operations and properties must comply with these legal requirements. In addition, it is required to obtain and maintain permits in connection with our glass-making operations.
The company has incurred, and expects to incur, costs for its operations to comply with such legal requirements, and these costs could increase in the future. Many such legal requirements provide for substantial fines, orders (including orders to cease operations) and criminal sanctions for violations. Certain environmental legal requirements provide for strict, and under certain circumstances, joint and several liability for investigation and remediation of releases of hazardous substances into the environment and liability for related damages to natural resources. They may also impose liability for personal injury or property damage due to the presence of, or exposure to, hazardous substances. Although Anchor Glass believes it is in material compliance with applicable environmental and worker safety laws and regulations, it is difficult to predict the future development of such laws and regulations or their impact on its business or results of operations. It anticipates that standards under these types of laws and regulations will continue to tighten and that compliance will require increased capital and other expenditures. A significant order or judgment against it, the loss of a significant permit or license or the imposition of a significant fine or any other liability in excess of, or not covered by, its reserves and/or insurance could adversely affect its business, results of operations and financial condition.
In addition, legislation has been introduced at the federal, state and local levels requiring a deposit or tax, or imposing other restrictions, on the sale or use of certain containers, particularly beer and carbonated soft drink containers. Several states have enacted some form of deposit legislation, and others may in the future. The enactment of additional deposit laws or laws, such as mandatory recycling rate requirements, that affect the cost structure of a particular segment or all of the packaging industry could have a material adverse effect on our business.
Anchor Glass’s business may suffer if it does not retain its senior management.
Anchor Glass depends on its senior management. Although it does not anticipate that it will have to replace any of its senior management team in the near future, the loss of services of any of the members of its senior management could adversely affect its business until a suitable replacement can be found. There may be a limited number of persons with the requisite skills to serve in these positions and it cannot assure that it would be able to locate or employ such qualified personnel on acceptable terms.

H.	Legal Concerns
On April 20, 2005, a consolidated amended class action complaint was filed in the United States District Court for the Middle District of Florida, Tampa Division entitled “Davidco Investors, LLC, individually and on behalf of all others similarly situated v. Anchor Glass Container Corporation, Darrin J. Campbell, Richard M. Deneau, Peter T. Reno, Joel A. Asen, James N. Chapman, Jonathan Gallen, George Hamilton, Timothy F. Price, Alan H. Schumacher, Lenard B. Tessler, Credit Suisse First Boston, Merrill Lynch & Co., Lehman Brothers, PricewaterhouseCoopers, LLC, Cerberus Capital Management, L.P., Cerberus International, Ltd., Cerberus Institutional Partners, L.P., Cerberus Institutional Partners (America), L.P. and Stephen A. Feinberg, Case Number 8:04-cv-2561-T- 24EAJ.” Darrin J. Campbell was the Company’s former Chief Executive Officer and a former member of the Company’s Board of Directors. Richard M. Deneau was the Company’s former Chief Executive Officer and a former member of the Company’s Board of Directors. Peter T. Reno was the Company’s Senior Vice President, Sales and Procurement. Alan H. Schumacher, James N. Chapman, Jonathan Gallen and Lenard B. Tessler are members of the Company’s Board of Directors. Joel A. Asen, Timothy F. Price and George Hamilton previously were members of the Company’s Board of Directors. PricewaterhouseCoopers LLP is the Company’s independent registered public accounting firm. Credit Suisse First Boston, Merrill Lynch & Co. and Lehman Brothers were underwriters of the Company’s initial public offering of common stock. Cerberus is a New York investment management firm. Cerberus International, Ltd., Cerberus Institutional Partners, L.P. and Cerberus Institutional Partners (America), L.P. own shares of the Company’s common stock. Stephen Feinberg exercises voting and investment authority over all securities of the Company owned by Cerberus International, Ltd., Cerberus Institutional Partners, L.P., Cerberus Institutional Partners (America), L.P., and certain private investment funds and managed accounts.
The consolidated amended complaint was filed to amend the complaint filed by Davidco Investors, LLC previously disclosed in the Company’s Form 8-K dated December 10, 2004. Four securities class action lawsuits brought against the Company have now been merged into this case. The lawsuit seeks to have the court determine recognition of a class action brought on behalf of all persons who purchased the Company’s securities between September 25, 2003 and November 4, 2004 and alleges violations of Sections 11 and 15 of the Securities Act of 1933 (the “Securities Act”) and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 thereunder. This litigation against the Company has been stayed pursuant to the Bankruptcy Code.
On February 10, 2005, a complaint was filed in the United States District Court for the Middle District of Florida, Tampa Division, entitled Christopher Carmona, derivatively on behalf of Anchor Glass Container Corporation v. Richard M. Deneau, Darrin J. Campbell, Peter T. Reno, Alan H. Schumacher, James N. Chapman, Jonathan Gallen, Timothy F. Price, Alexander Wolf, Joel A. Asen and George Hamilton, as defendants, and Anchor Glass Container Corporation, as nominal defendant.

The lawsuit is a derivative action brought by a shareholder of Anchor Glass on behalf of the company against certain of its officers and directors alleging violations of state law, including breaches of fiduciary duties for insider selling and misappropriation of information, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment between September 2003 and the present that allegedly have caused substantial losses and other damages to the company, such as to its reputation and goodwill. This litigation against the company has been stayed pursuant to the Bankruptcy Code. The litigation will be discharged as against Anchor Glass upon the Effective Date and therefore will have no adverse material affect upon Reorganized AG.
Although the ultimate outcome of the above-described matters cannot be determined with certainty, Anchor Glass believes that the complaints are without merit.
Anchor Glass is, and from time to time may be, a party to routine legal proceedings incidental to the operation of its business. Most litigation against the company has been stayed pursuant to the Bankruptcy Code. The outcome of any such pending or threatened proceedings is not expected to have a material adverse effect on the financial condition, operating results or cash flows of the company, based on the company’s current understanding of the relevant facts.
IV. REASONS FOR THE SOLICITATION; RECOMMENDATION
Chapter 11 of the Bankruptcy Code provides that, in order for the Bankruptcy Court to confirm the Plan as a consensual plan of reorganization, the Holders of Impaired Claims against Anchor Glass must accept the Plan. An Impaired Class of Claims shall have accepted the Plan if (i) the Holders of at least two-thirds in amount of the Allowed Claims in such Impaired Class of Claims that have accepted or rejected the Plan have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims in such Impaired Class that have accepted or rejected the Plan have voted to accept the Plan, in each case not counting the vote of any Holder designated under Section 1126(e) of the Bankruptcy Code. An Impaired Class of Interests shall have accepted the Plan if the Holders of at least two-thirds in amount of the Allowed Interests in such Impaired Class of Interests that have accepted or rejected the Plan have voted to accept the Plan, not counting the vote of any Holder designated under Section 1126(e) of the Bankruptcy Code. Because the Holders of Class 6 Common Stock Interests are deemed to have rejected the Plan, they are not entitled to vote on the Plan and Anchor Glass will seek confirmation of the Plan under the “cramdown” provisions of 11 U.S.C. § 1129(b)
The Solicitation is being conducted at this time in order to obtain the Requisite Acceptances.
In light of the significant benefits to be attained by the Holders of Impaired Claims entitled to vote on the Plan pursuant to consummation of the transactions contemplated by the Plan, Anchor Glass’s board of directors recommends that Holders of such Impaired Claims vote to accept the Plan. Anchor Glass’s board of directors has reached this decision after considering the alternatives to the Plan that are available to Anchor Glass and their likely effect on its business operations, creditors, and shareholders. These alternatives include liquidation of Anchor Glass under Chapter 7 of the Bankruptcy Code. The board of directors of Anchor Glass determined, after consulting with financial and legal advisors, that the Plan would result in a larger distribution to creditors than would any other Chapter 11 reorganization or a liquidation under

Chapter 7. In particular, Holders of General Unsecured Claims would likely get nothing in a liquidation under Chapter 7. For a comparison of estimated distributions under Chapter 7 of the Bankruptcy Code and under the Plan, see Section X — “Feasibility of the Plan and the Best Interests of Creditors Test.”
V. SUMMARY OF VOTING PROCEDURES
This Disclosure Statement, including all Exhibits hereto, together with the related materials included herewith, are being furnished to (i) Holders of Senior Notes whose names (or the names of whose nominees) appear as of the Voting Record Date (as defined in the next paragraph) on the securityholder lists maintained by banks, brokerage firms, and other custodians who are listed as participants of the Depositary Trust Company or are listed on the security position report prepared by the Depositary Trust Company, as of the Voting Record Date, and (ii) to General Unsecured Creditors. IF SUCH ENTITIES DO NOT HOLD FOR THEIR OWN ACCOUNT, THEY SHOULD PROVIDE COPIES OF THIS DISCLOSURE STATEMENT, THE PLAN AND, IF APPLICABLE, APPROPRIATE BALLOTS TO THE BENEFICIAL OWNERS.
All votes to accept or reject the Plan must be cast by using the ballot (the “Ballot”) enclosed with this Disclosure Statement or, in the case of a bank, brokerage firm or other nominee holding Senior Notes in its own name on behalf of a beneficial owner, or any agent thereof (each, a “Nominee”), the master ballot (the “Master Ballot”) provided to such Nominee under separate cover (or manually executed facsimiles thereof). No other votes will be counted. Consistent with the provisions of Fed. R. Bankr. P. 3018, Anchor Glass has fixed January 31, 2006 (the “Voting Record Date”) as the date for the determination of Holders of record of Impaired Claims entitled to receive a copy of this Disclosure Statement and the related materials and to vote to accept or reject the Plan. Ballots and Master Ballots must be RECEIVED by the Claims and Balloting Agent no later than 5:00 p.m., prevailing Eastern time on April 10, 2006, unless Anchor Glass, in its sole discretion, and from time to time, extends, by oral or written notice to the Claims and Balloting Agent, such date, in which event the period during which Ballots and Master Ballots will be accepted will terminate at 5:00 p.m., prevailing Eastern time on such extended date (in either case, the “Voting Deadline”). Except to the extent permitted by the Bankruptcy Court pursuant to Fed. R. Bankr. P. 3018, Ballots and Master Ballots received after the Voting Deadline will not be counted or otherwise used in connection with Anchor Glass’s request for confirmation of the Plan (or any permitted modification thereof). In addition, Anchor Glass reserves the right to use acceptances of the Plan received in this Solicitation to seek confirmation of the Plan under any other circumstances.
Anchor Glass reserves the absolute right to amend the Plan. Amendments to the Plan that do not materially and adversely affect the treatment of Claims may be approved by the Bankruptcy Court at the Confirmation Hearing without the necessity of resoliciting votes. In the event resolicitation is required, Anchor Glass will furnish new Ballots and/or Master Ballots to be used to vote to accept or reject the Plan, as amended.
Anchor Glass expressly reserves the right to extend, by oral or written notice to the Claims and Balloting Agent, the Voting Deadline and the Voting Record Date until the Requisite Acceptances have been received.

VI. EVENTS DURING THE CHAPTER 11 CASE
From and after the Petition Date, Anchor Glass continued to operate its business and manage its property as a debtor in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.
On August 22, 2005, the United States Trustee appointed a Committee of Unsecured Creditors (the “Creditors’ Committee”) for the Chapter 11 Case. The individuals appointed are:
Stephen Schreiber, Assistant Chief Counsel
Pension Benefit Guaranty Corporation
1200 K Street, NW
Washington, DC 20005
Scott Douglas Porter, General Counsel and Secretary
OCI Chemical Corporation
Two Corporate Drive, Suite 400
Shelton, CT 06484
David Mohr
Temple-Inland Corporate Services
1300 South MoPac Expressway
Austin, TX 78746
Elizabeth Dunning, CFO
Packaging Dimensions Inc.
2300 Raddant Road
Aurora, IL 60504
Richard Walker, Jr., V.P., Corp. Counsel & Corp. Secretary
South Jersey Gas Company
1 South Jersey Plaza
Folsom, NJ 08037
Wally Evans, President
Special Shapes Refractory Co., Inc.
1100 Industrial Boulevard
Bessemer, AL 35022
Frank H. Markle, Counsel
UGI Energy Services, Inc.
1100 Berkshire Boulevard #305
Wyomissing, PA 19610
Subsequently, the United States Trustee added David Kirchoff of Diageo PLC to the Creditors’ Committee.

A.	Debtor-in-Possession Financing
On the Petition Date, Anchor Glass had the following secured obligations:
A revolving credit facility with total availability of $115 million, subject to borrowing based criteria, from Wachovia Capital Finance Corporation (Central) (“Wachovia”) in the outstanding amount of approximately $63,500,000 (the “Wachovia Facility”).
A $20 million revolving B loan from Madeleine L.L.C. (“Madeleine”) with an outstanding balance of $15,370,000 (the “Madeleine Facility”).
The Senior Notes in the amount of $368,302,778 (including accrued interest).
Secured financing obligations to GE Capital in the amount of approximately $9,660,000.
At the Petition Date, Anchor Glass had limited availability under its lines of credit and Madeleine refused to advance further credit under the Madeleine Facility.
During the first week of the Chapter 11 Case, Anchor Glass obtained debtor-in-possession financing from two sources. First, Wachovia agreed to roll over its facility and provide debtor-in-possession financing to Anchor Glass subject to credit availability under that facility. The Wachovia financing was secured by the same collateral that secured its prepetition loan, i.e., primarily accounts receivable and inventory. In addition, certain of the Holders of the Senior Notes agreed to purchase $15 million of post-petition senior secured term notes from Anchor Glass (the “First Note Purchase”) secured by a first lien on the same collateral that secured the Senior Notes; i.e., Anchor Glass’s plant, property, and equipment. Because this note purchase primed the mortgages and liens of the Senior Notes, the Holders of Senior Notes, through the Senior Notes Trustee, The Bank of New York, were given as additional protection a junior lien on the same collateral that secured the Wachovia Facility, the Madeleine Facility, and any post-petition liens of Wachovia under the debtor-in-possession financing.
In the case of both the Wachovia debtor-in-possession financing and the First Note Purchase, Anchor Glass represented to the Bankruptcy Court and to parties in interest that these were interim solutions to its financing needs and that it anticipated the Purchasers’ obtaining more long term financing that would repay the Wachovia Facility, the Madeleine Facility, and the debtor-in-possession financing provided by Wachovia and the First Note Purchase. By order dated September 15, 2005, the Bankruptcy Court authorized Anchor Glass to issue post-petition notes to, and obtain financial accommodations from Wells Fargo Bank, National Association, in its capacity as agent for the Purchasers in the amount of $125 million (the “Note Purchase Agreement”). Anchor Glass used the proceeds of the Note Purchase Agreement to repay the Wachovia Facility, the Madeleine Facility, the Wachovia debtor-in-possession financing, and the First Note Purchase. A portion of the balance of the proceeds of the Note Purchase Agreement have been used to operate Anchor Glass’s business during the Chapter 11 Case.

B.	Creditors’ Committee Investigations
As a condition to obtaining the financing described above, Anchor Glass waived and released any claims it might have against Wachovia, Madeleine, or the Purchasers. The Bankruptcy Court orders approving the financings, however, granted to the Creditors’ Committee the right to investigate any claims Anchor Glass might have against those parties and, if appropriate, to seek to bring actions against them on behalf of the Estate. In addition, the Creditors’ Committee was given a certain amount of time to object to certain aspects of the debtor-in-possession financing. Ultimately, the Creditors’ Committee did challenge certain of the fees charged by Wachovia to Anchor Glass in connection with the debtor-in-possession financing. After the Creditors’ Committee conducted an investigation, Wachovia and the Creditors’ Committee entered into an agreement pursuant to which Wachovia’s secured claims were acknowledged and Wachovia agreed to return the sum of $262,500 Anchor Glass previously paid Wachovia as part of certain fees in connection with the debtor-in-possession financing.
A similar agreement was entered into with Madeleine, whereby its secured claim was acknowledged and it agreed to return the sum of $350,000.00 previously received from Anchor Glass, as repayment of the Madeleine Facility.
The Creditors’ Committee also commenced an adversary proceeding against the Senior Notes Trustee raising issues concerning the amount of the Senior Notes Claim and other issues (the “Creditors’ Committee Adversary Proceeding”). As part of the Plan and the consideration given thereunder to the Holder of the Senior Notes Claim and the Holders of General Unsecured Claims, those disputes and the Creditors’ Committee Adversary Proceeding are settled and compromised (the “Global Settlement”).
C.	Retention of Professionals
Anchor Glass and the Creditors’ Committee each have requested and obtained Bankruptcy Court authorization to retain certain professionals to represent and assist their respective interests in connection with the Chapter 11 Case. Some of these professionals have been intimately involved with the negotiation and development of the Plan. Some of these professionals may seek monthly compensation and expense reimbursement from Anchor Glass pursuant to the “Interim Compensation Order” described below.
     1. Pursuant to an order dated August 8, 2005, the Bankruptcy Court granted Anchor Glass’s request to retain Carlton Fields, P.A., as counsel to Anchor Glass.
     2. Pursuant to an order dated October 28, 2005, the Bankruptcy Court granted Anchor Glass’s request to retain Cahill Gordon & Reindel, LLP, as its corporate counsel.
     3. Pursuant to an order dated December 19, 2005, the Bankruptcy Court granted Anchor Glass’s request to retain Houlihan Lokey Howard & Zukin as financial advisors to the company.
     4. Pursuant to an order dated December 8, 2005, the Bankruptcy Court granted Anchor Glass’s request to retain AP Services, LLC as crisis managers and John S. Dubel, as its Chief Restructuring Officer.

     5. Pursuant to an order dated November 21, 2005, the Bankruptcy Court granted Anchor Glass’s request to retain Acclaris, Inc. as official noticing agent, claims agent, and balloting agent to Anchor Glass.
     6. By an order dated December 19, 2005, the Bankruptcy Court granted Anchor Glass’s request to retain Corporate Forensics, LLC, to provide certain bankruptcy administration services.
     7. Pursuant to an order dated November 15, 2005, the Bankruptcy Court granted Anchor Glass’s request to retain the law firm of Jones Day as counsel to the Special Committee to Anchor Glass’s Board of Directors to continue to investigate certain financial transactions previously described in Section II.B.
     8. Pursuant to an order dated December 8, 2005, the Bankruptcy Court granted Creditors’ Committee request to retain Stichter, Riedel, Blain & Prosser, P.A. as counsel to the Creditors’ Committee.
     9. Pursuant to an order dated December 8, 2005, the Bankruptcy Court granted Creditors’ Committee request to retain Bracewell & Giuliani LLP as co-counsel to the Creditors’ Committee.
     10. Pursuant to an order dated December 8, 2005, the Bankruptcy Court granted Creditors’ Committee request to retain Alvarez, & Marsal as financial advisors to the Creditors’ Committee.
D.	Interim Compensation Order
Pursuant to an order dated December 1, 2005, the Bankruptcy Court granted Anchor Glass’s request to establish procedures pursuant to which court-approved professionals may be compensated and their expenses reimbursed on a monthly basis. Pursuant to such order, each court-approved professional may deliver to Anchor Glass and certain parties in interest a monthly statement of fees and expenses incurred for the prior month and Anchor Glass may pay the lower of 80% of the fees and 100% of the expenses set forth in such statement or 80% of the fees and 100% of the expenses authorized by a budget included in the Note Purchase Agreement. Ultimately, the Bankruptcy Court is the final arbiter of fees and expenses to be paid to such professionals pursuant to fee applications they must file with the Court.
E.	Employee Retention Plan
Pursuant to an order dated December 20, 2005, the Bankruptcy Court granted Anchor Glass’s request to implement and execute a key employee retention plan, a severance plan, and a separate plan for certain employees of the company.
F.	Claims Bar Date
Pursuant to an order dated December 13, 2005, the Bankruptcy Court granted Anchor Glass’s request to establish January 16, 2006 as the deadline for any Person other than a governmental entity to file a proof of claim against it and establish the procedures for filing such proofs of claim with Acclaris, Inc., as claims agent for Anchor Glass. The Bankruptcy Court entered a separate order on January 6, 2006 giving Holders of Senior Notes until February 6, 2006 to file any individual Claim such Holder might have against the Debtor in connection with anything other than the Senior Notes Claim.
G.	Critical Vendors
Pursuant to an order dated January 11, 2006, the Bankruptcy Court granted Anchor Glass’s request to establish a procedure for paying and compromising claims of certain critical vendors and suppliers of goods and services.
H.	Renegotiation of Customer Contracts
During the course of the Chapter 11 Case, Anchor Glass negotiated with many of its major customers new contracts providing for pricing increases, energy surcharges, cost indexes tied to raw material and manufacturing costs, and, in certain cases, transferring freight responsibility to the customer. These new agreements, some of which have been approved by the Bankruptcy Court, should have a positive impact on Anchor Glass’s income after the Effective Date.
I.	Alternatives to the Plan
As is customary in Chapter 11 proceedings, Anchor Glass explored various different alternatives to the Plan, including the possible sale of some or substantially all of its assets. Anchor discussed alternatives with various third parties. After considering such alternatives and discussing them with certain of its creditors, Anchor Glass believes that the best way to maximize value for its Estate and its creditors is through this Plan. As such, Anchor Glass has ceased all discussions, related to alternative strategies, with those third parties.
VII. SUMMARY OF THE PLAN
A.	Introduction; Overview of Chapter 11
Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and shareholders. In addition to permitting rehabilitation of the debtor, Chapter 11 is intended to promote equality of treatment of creditors and equity security Holders who hold substantially similar claims against or interests in the debtor and its assets. In furtherance of these two goals, upon the filing of a petition for relief under Chapter 11, Section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the debtor’s case under Chapter 11.
The consummation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of or equity security Holder in the debtor, whether or not such creditor or equity security Holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan, and terminates all rights and interests of equity security Holders.
THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN), WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS ANNEX I.
THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN, STATUTORY PROVISIONS AND OTHER DOCUMENTS RELATED TO THE PLAN, ANTICIPATED EVENTS IN THE CHAPTER 11 CASE, AND FINANCIAL INFORMATION. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, OR OTHER DOCUMENTS, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.
THE PLAN ITSELF AND OTHER DOCUMENTS RELATED TO THE PLAN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN ANCHOR GLASS UNDER THE PLAN AND WILL, UPON OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN ANCHOR GLASS, ITS ESTATE, REORGANIZED AG, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.
B.	Treatment of Unclassified Claims
In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.
     1. Administrative Claims — Estimated Amount — $25,631,000
Each Holder of an Allowed Administrative Claim shall receive not later than, on the latest to occur of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim and (iii) the date on which its Administrative Claim becomes payable under any agreement relating thereto, in full satisfaction, release, and discharge of, and in exchange for, such Allowed Administrative Claim, Cash equal to the unpaid portion of its Allowed Administrative Claim. Notwithstanding the foregoing, (a) any Allowed Administrative

Claim based on a liability incurred by Anchor Glass in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreement relating thereto; and (b) any Allowed Administrative Claim may be paid on such other terms as may be agreed on between the Holder of such Claim and Anchor Glass.
     2. Note Purchase Agreement Claims — Amount — $125,000,000 (plus interest)
Assuming Confirmation of the Plan, the Note Purchase Agreement Claims will be paid in full in Cash no later than the Distribution Date.
     3. Priority Tax Claims — Estimated Amount — $4,500,000
On, or as soon as reasonably practicable after, the later to occur of (i) the Distribution Date and (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, in the sole discretion of Anchor Glass, (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) deferred Cash payments over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim, of a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, or (c) such other treatment as to which Anchor Glass and such Holder shall have agreed upon in writing; provided, however, that Anchor Glass reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty.
C.	Classification and Treatment of Claims and Interests
     1. Class 1 — Other Priority Claims — Estimated Amount — $50,000
Class 1 consists of all Other Priority Claims against Anchor Glass. On the later to occur of (i) the Distribution Date and (ii) the date on which its Other Priority Claim becomes an Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Other Priority Claim, Cash equal to the full amount of its Allowed Other Priority Claim. Holders of Other Priority Claims are Unimpaired, deemed to have accepted the Plan and not entitled to vote.
     2. Class 2 — Senior Notes Claim — Total Amount — $368,302,778 (total Allowed Secured Amount to be determined pursuant to Global Settlement)
Class 2 consists of the Claim of The Bank of New York as indenture trustee on behalf of all Holders of Senior Notes. On the Distribution Date, and as part of the Global Settlement, the Senior Notes Trustee shall receive and distribute on a Pro Rata basis to the Holders of the Senior Notes all of the shares of New Common Stock, subject to dilution by exercise of the New Equity Incentive Plan; provided, however, that nothing contained in the Plan shall be deemed to affect the rights of a Holder of Senior Notes in respect of a Claim against the Debtor arising from something other than or in connection with the Senior Notes Claim. If the Class 2 Senior Notes Claim exceeds the value of the collateral that secures it, the Senior Notes Trustee, on behalf of all Holders of Senior Notes, will have a Secured Claim equal to the collateral’s value and a

General Unsecured Claim for the deficiency; provided, however, that in accordance with the Global Settlement each Holder of Senior Notes, to the extent that a portion of the Class 2 Senior Notes Claim or any Claim arising in connection with the Senior Notes Clam is a General Unsecured Claim, shall not receive its Pro Rata Share of the Alpha Resolution Trust Assets, but shall retain its right to vote as the Holder of an Allowed Class 5 General Unsecured Claim to the extent of the Allowed amount of such General Unsecured Claim.
     3. Class 3 — GE Capital Secured Claim — Estimated Amount — $9,659,574
Class 3 consists of the GE Capital Secured Claim. On the Distribution Date, the Holder of the Allowed Class 3 GE Capital Secured Claim shall receive Cash in an amount equal to (i) the sum of $9,659,573.43 (the “GE Capital Principal Amount”), plus interest on the GE Capital Principal Amount at a rate equal to the rate set forth in Section XX(j) of the Master Lease Agreement, dated as of December 26, 2002 and the schedules executed in connection therewith (collectively, the “GE Agreement”), for the period from the Petition Date through the Distribution Date, plus the amount of GE Capital’s reasonable costs and expenses, less (ii) the GE Capital Payments, which GE Capital shall retain. In addition, subsequent to the Effective Date, Reorganized AG shall continue to comply with its obligations under Section XV of the GE Agreement. Upon such payment, all title to the collateral securing the GE Capital Secured Claim shall be deemed to have been transferred to the Debtor effective as of December 26, 2002.
     4. Class 4 — Other Secured Claims — Estimated Amount — $655,000
Class 4 consists of all Other Secured Claims. If the Claim of a Holder of an Other Secured Claim exceeds the value of the collateral that secures it, such Holder will have a Secured Claim equal to the collateral’s value and a General Unsecured Claim for the deficiency. The Holder of an Allowed Class 4 Other Secured Claim shall receive on the Distribution Date Cash in the full amount of such Allowed Other Secured Claim.
     5. Class 5 — General Unsecured Claims — Estimated Amount — $120,000,000
Class 5 consists of all General Unsecured Claims against Anchor Glass, including the portion of the Senior Notes Claim that exceeds the value of the collateral securing that Claim. As part of the Global Settlement, each Holder of an Allowed Class 5 General Unsecured Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 5 General Unsecured Claim, receive its Pro Rata Share of its beneficial interest in the Alpha Resolution Trust, funded initially by (a) $8,000,000 Cash and (b) the Utility Settlement Proceeds held in escrow by counsel for the Creditors’ Committee, which funds were deposited by certain utilities under Bankruptcy Court approved compromises to resolve the Creditors’ Committee objections to certain payments to those utilities and total a maximum of $686,224.28, plus interest, if any. See Section VII.D.8 “Summary of the Plan — Means for Implementation — Unsecured Creditors Trust.”

     6. Common Stock Interests
Class 6 consists of all Common Stock Interests in Anchor Glass and any claims directly or indirectly arising from or under, or relating in any way to, Common Stock. On the Effective Date all Common Stock Interests shall be cancelled and extinguished, and the Holders of Common Stock Interests shall not receive or retain any property or interest in property on account of their Common Stock Interests. Anchor Glass believes that, as reflected in the Plan and the Liquidation Analysis annexed hereto, the Common Stock Interests do not have any value.
     7. Allowed Claims
Notwithstanding any provision herein to the contrary, Anchor Glass Reorganized AG, the Disbursing Agent, as to Class 5 General Unsecured Claims, the Alpha Resolution Trustee, shall only make distributions to Holders of Allowed Claims. No Holder of a Disputed Claim will receive any distribution on account thereof until and then only to the extent that its Disputed Claim becomes an Allowed Claim.
As part of the Global Settlement, prior to the date for voting on the Plan, the Debtor and the Ad Hoc Committee of Senior Noteholders, after consultation with the Creditors’ Committee, will agree upon the Allowed amount of the Secured Claim of the Senior Notes and the Allowed amount of the General Unsecured Claims of the Senior Notes, which allowance will be solely for the purposes of voting on the Plan and not for the purposes of receiving distributions on account thereof.
     8. Postpetition Interest
In accordance with section 502(b)(2) of the Bankruptcy Code, the dollar amount of all Claims against Anchor Glass (but not the secured portion thereof) shall be calculated as of the Petition Date. Except as otherwise provided in an order of the Bankruptcy Court, as required by section 506(b), section 1124, or section 1129 of the Bankruptcy Code, or as otherwise provided in the Plan, no Holder of a Claim will be entitled to, or receive, Postpetition Interest. Any Postpetition Interest that is payable in respect of an Allowed Claim shall be calculated at the applicable contract rate.
     9. Dismissal of Creditors’ Committee Adversary Proceeding
Pursuant to Bankruptcy Rule 9019, and in consideration of the classification, distribution, treatment, releases and other benefits provided under the Plan, including without limitation the distributions to be made to Holders of General Unsecured Claims pursuant to Article III.C. of the Plan, and the undertakings of the parties to the settlements provided in this Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan including, without limitation, the Creditors’ Committee Adversary Proceeding, all of which shall be deemed settled pursuant to section 1123(b)(3)(A) of the Bankruptcy Code. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, including the releases, and the Bankruptcy Court’s findings shall constitute its determination that such compromises, settlements and releases are in the best interests of the Debtor, the estate, the creditors and other parties in interest, and are fair, equitable and within the range of reasonableness, all of which shall be effective as of the Effective Date.
On the Effective Date, the Creditors’ Committee, and each Holder of a General Unsecured Claim shall dismiss or shall be deemed to have dismissed their claims under the Creditors’ Committee Adversary Proceeding, with prejudice and in their entirety, and the Creditors’ Committee shall file a notice of voluntary dismissal of the Adversary Proceeding.
In addition to the general injunction set forth in Article XIV.E of the Plan, from and after the Effective Date, the Debtor, Reorganized AG, the Creditors’ Committee, and each Holder of General Unsecured Claims shall be permanently enjoined from (i) continuing in any manner the Creditors’ Committee Adversary Proceeding or any of the claims, allegations and causes of action described in or related to the Creditors’ Committee Adversary Proceeding, or (ii) otherwise pursuing any claims against the Senior Notes Trustee and/or the Holders of Senior Notes.
D.	Means for Implementation
     1. Certificate of Incorporation and Bylaws
The certificate of incorporation and bylaws of Anchor Glass will be amended and restated as necessary to satisfy the provisions of the Plan and the Bankruptcy Code, and will, among other things, (i) pursuant to section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; and (ii) authorize the issuance of the New Common Stock in amounts necessary to permit the distributions thereof required or contemplated by the Plan. Copies of the proposed Reorganized AG Certificate of Incorporation and Reorganized AG By-laws are attached to the Plan Supplement. After the Effective Date, Reorganized AG may amend and restate its certificate of incorporation and by-laws as permitted by applicable law.
     2. Corporate Action
On the Effective Date, the adoption of the Reorganized AG Certificate of Incorporation, the adoption of the Reorganized AG By-laws, the selection of directors and officers for Reorganized AG, and all other actions contemplated by the Plan will be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of Anchor Glass and Reorganized AG, and any corporate action required by Anchor Glass or Reorganized AG in connection with the Plan, will be deemed to have occurred and will be in effect, without any requirement of further action by the security Holders or directors of Anchor Glass and Reorganized AG. On the Effective Date, the appropriate officers of Anchor Glass or Reorganized AG and members of the board of directors of Anchor Glass or Reorganized AG will be authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of Reorganized AG.

     3. Cancellation of Existing Securities and Agreements
On the Effective Date, (i) the Existing Securities, to the extent not already canceled, shall be deemed canceled and of no further force or effect without any further action on the part of the Bankruptcy Court or any Person and (ii) the obligations of Anchor Glass under the Existing Securities, Anchor Glass’s certificate of incorporation, the Senior Notes Indenture, and under any agreements, indentures, or certificates of designations governing the Existing Securities and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating Anchor Glass to issue, transfer, or sell any shares of capital stock of Anchor Glass shall be discharged; provided, however, that the Senior Notes Indenture and each other agreement that governs the rights of the Holder of a Claim based on the Senior Notes and that is administered by the Senior Notes Trustee or any other indenture trustee, agent or servicer (any such Person, including the Senior Notes Trustee, a “Representative”) shall continue in effect solely for the purposes of (a) allowing such Representative to make the distributions to be made on account of such Claims under the Plan and (b) permitting such Representative to maintain any rights it may have for fees, costs, and expenses under the Senior Notes Indenture or such other agreement, as the case may be. Additionally, the cancellation of the Senior Notes Indenture shall not impair the rights and duties under such agreement as between the Senior Notes Trustee and the beneficiaries of the trust created thereby.
Additionally, as of the Effective Date, all Interests, to the extent not already canceled, shall be canceled.
Any actions taken by a Representative that are not for the purposes authorized in this Article IV.D shall not be binding upon the Debtor. Except with respect to the making of distributions as provided in the preceding sentences of this Article VII.D, Reorganized AG may, with or without cause, terminate any now existing indenture or other governing agreement and the authority of any Representative to act thereunder at any time by giving five days’ written notice of termination to such Representative.
Subsequent to the performance by the Senior Notes Trustee or its agents of any duties that are required under this Plan, the Confirmation Order, and/or under the terms of the Senior Notes Indenture, the Senior Notes Trustee and its agents shall be relieved of, and released from, all obligations associated with the Senior Notes, arising under the Senior Notes Indenture, or under other applicable agreements or law, and the Senior Notes Indenture shall be discharged.
     4. The Board of Directors and Executive Officers of Reorganized AG
On the Effective Date, the term of the current board of directors of Anchor Glass will expire. The initial board of directors of Reorganized AG as of the Effective Date will consist of five (5) members. Pursuant to Section 1129(a)(5) of the Bankruptcy Code, Anchor Glass will identify the individuals proposed to serve as directors of Reorganized AG and any proposed changes to existing management in the Plan Supplement. The board of directors of Reorganized AG will have the responsibility for the management, control and operation of Reorganized AG on and after the Effective Date.

Mark S. Burgess, Chief Executive Officer and Chief Financial Officer, is the only current executive officer of Anchor Glass. He serves at the discretion of the Board of Directors or until the first meeting of the Board following the next annual meeting of the stockholders.
     5. Issuance of New Securities and Related Documents; New Loan Agreements
On the Effective Date, Reorganized AG will issue the New Common Stock to be distributed pursuant to the Plan without further act or action under applicable law, regulation, order or rule. All documents, agreements and instruments entered into on or as of the Effective Date contemplated by or in furtherance of the Plan, including without limitation the documentation governing the New Loan Agreements, and any other agreement entered into in connection with the foregoing will become effective and binding in accordance with their respective terms and conditions upon the parties thereto. The issuance of the New Common Stock and the New Warrants, and the borrowings under the New Loan Agreements, will be authorized without the need for any further corporate action.
     6. Description of New Common Stock To Be Issued
The principal terms of the New Common Stock to be issued by Reorganized AG will be as follows:

Authorization:	25,000,000 shares.

Issued:	10,000,000 shares.

Par Value:	$.01per share.

Voting Rights:	One vote per share.

Preemptive Rights:	None.

Dividends:	Payable if and when declared by the board of directors of Reorganized AG
     7. New Equity Incentive Plan
The Plan provides for the creation of a New Equity Incentive Plan (“Incentive Plan”) for up to 10% of the New Common Stock to be issued in stock options or restricted stock awards. The terms of the New Equity Incentive Plan will be negotiated between Anchor Glass and the Ad Hoc Committee of Senior Noteholders prior to confirmation of the Plan. The New Equity Incentive Plan will be administered by the new compensation committee of Reorganized AG.
     8. Description of New Loan Agreements
The principal terms of the New Loan Agreements to be entered into by Reorganized AG under the Plan will be set forth in the Plan Supplement.

     9. Registration Rights Agreement
The principal terms of the Registration Rights Agreement (in any) will be set forth in the Plan Supplement.
     10. Shareholders Agreement
The principal terms of the Shareholders Agreement (if any) will be set forth in the Plan Supplement.
     11. Unsecured Creditors Trust:
a.	On the Effective Date, Reorganized AG and the Alpha Resolution Trustee shall execute the Alpha Resolution Trust Agreement. Upon being notified in writing that the Alpha Resolution Trust has been so established, the Disbursing Agent shall deliver or cause to be delivered to the Alpha Resolution Trustee (a) $8,000,000 in Cash and (b) the Utility Settlement Proceeds. To the extent that any portion of the Utility Settlement Proceeds continues to be held in the Stichter, Riedel, Blain & Prosser, P.A. trust account on the Effective Date, Stichter, Riedel, Blain & Prosser, P.A. shall deliver the funds to the Alpha Resolution Trustee. To the extent that any portion of the Utility Settlement Proceeds remains due and owing from Geary Energy, LLC on the Effective Date, the Alpha Resolution Trustee shall have the right to collect any unpaid balance in accordance with this Court’s Order dated February 13, 2006 [Dkt. No. 965]. Thereafter, the Disbursing Agent shall have no further obligation to contribute any funds or make any payments to the Alpha Resolution Trust or to the Alpha Resolution Trustee.

b.	Any and all funds and other property in the Alpha Resolution Trust (including the Alpha Resolution Trust Assets) shall be held in an irrevocable trust for distribution to the Holders of Allowed Class 5 General Unsecured Claims. Such distributions shall be made in accordance with the procedures set forth in Article V of the Plan, and the Confirmation Order shall contain appropriate language to that effect. Once funds are deposited into the Alpha Resolution Trust, they shall no longer be property of the Debtor or Reorganized AG or any other Person or Entity, and none of the Debtor, Reorganized AG or any other Person or Entity shall have any claim to such funds or property. The Confirmation Order shall declare and provide that all funds in the Alpha Resolution Trust (including the Alpha Resolution Trust Assets) shall (i) be held in trust as set forth above, (ii) not be property of the Estate in this or any subsequent proceeding in which the Debtor or its successors or assigns may be a debtor under the Bankruptcy Code, and (iii) be protected from, and not be subject to, the Claims of any Creditors or Holders of Interests of Anchor Glass or Reorganized AG, other than the Allowed Class 5 General Unsecured Claims. No distribution from the Alpha Resolution

Trust shall be made on account of the General Unsecured Claim of the Senior Notes Trustee or any Claim arising in connection with the Senior Notes.

c.	The Alpha Resolution Trustee shall have the following duties under the Alpha Resolution Trust Agreement:
1.	resolve any pending objections to General Unsecured Claims, and file or otherwise assert any objections necessary or appropriate to resolve all Class 5 Disputed Claims

2.	make any required distribution from the Alpha Resolution Trust to the Holders of Allowed General Unsecured Claims in Class 5 in accordance with the terms and provisions of the Plan; and

3.	pay all Alpha Resolution Trust Expenses solely from the Alpha Resolution Trust Assets.
d.	The Alpha Resolution Trustee shall invest the funds in the Alpha Resolution Trust; provided, however, that the investment shall only be in United States government securities with a maturity date of 90 days or less, money market funds or other similar short-term liquid investments. Any and all interest earned on the funds in the Alpha Resolution Trust shall be added to the principal amount of the funds in the Alpha Resolution Trust and shall be available, together with the principal amount, for distributions in accordance with the provisions of Article V of the Plan.

e.	In order to avoid the disproportionate expense and inconvenience associated with making distributions in an aggregate amount of less than $25.00 to the Holder of an Allowed Class 5 Claim, the Alpha Resolution Trustee shall not be required to make, and shall be excused from making, any initial or interim distribution to such Holder which is in the amount of less than $25.00. In the event that the Alpha Resolution Trustee, in his sole an absolute discretion determines to make interim distributions, then at the time of any final distribution to the Holders of Allowed Class 5 Claims, all such excused distributions to such Holder shall be aggregated and, if such aggregated amount is $25.00 or more, the Alpha Resolution Trustee shall make a final distribution to such Holder equal to such aggregated amount.

f.	Distributions to Holders of Allowed Class 5 Claims shall be made by the Alpha Resolution Trustee at the address set forth in (a) any change of address notice filed by the Holder, with the Bankruptcy Court or (b) otherwise in the proof of claim filed by each such Holder or, if no proof of Claim has been filed, in the schedules filed by the Bankruptcy Court. If a distribution made pursuant to the Plan to any Holder of an Allowed Class 5 Claim is returned to the Alpha Resolution Trustee due to an incorrect or incomplete address for the Holder of such Allowed Claim, and no claim is made in writing to the Alpha Resolution Trustee, as the case may be, as to such distribution within ninety (90) days of the date such distribution was made, then the amount of such distribution shall be deemed to be unclaimed, such Holder shall be deemed to have no further Claim in respect of such distribution, such Holder’s Allowed Claim shall no longer be deemed to be Allowed, and such Holder shall not be entitled to participate in any further distributions under the Plan in respect of such Claim. All such unclaimed distributions shall revert to the Alpha Resolution Trust for distribution to other Holders of Allowed Class 5 Claims free of any restrictions thereon notwithstanding any federal or state escheat laws to the contrary.

g.	In performing the duties described above, the Alpha Resolution Trustee may act through legal counsel of its choice. Reorganized AG shall reasonably cooperate with Alpha Resolution Trustee in the Alpha Resolution Trustee’s performance of its duties described above. All fees and expenses of the Alpha Resolution Trust and the Alpha Resolution Trustee shall be paid solely from the Alpha Resolution Trust Assets.

h.	The Alpha Resolution Trust shall terminate on the first Business Day following the completion of the duties described in Article V of the Plan, as determined in good faith by the Alpha Resolution Trustee.
     12. Revesting of Assets
The property of Anchor Glass’s Estate, together with any property of Anchor Glass that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in Reorganized AG on the Effective Date. Thereafter, Reorganized AG may operate its businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of Reorganized AG shall be free and clear of all Claims, encumbrances, Interests, charges and liens except as specifically provided in the Plan or Confirmation Order. Without limiting the generality of the foregoing, Reorganized AG may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses incurred after the Effective Date.
     13. Preservation of Rights of Action; Settlement of Litigation Claims
Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized AG shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that Anchor Glass or its Estate may hold against any Person, including causes of action arising under Chapter 5 of the Bankruptcy Code; provided, however, that on or as of the Effective Date, Reorganized AG, the Debtor, and the Estate, and the successors in interest will be deemed to have waived, released, and abandoned any avoidance actions under Section 547 of the Bankruptcy Code. Reorganized AG or its successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of Reorganized AG or its successor(s) who hold such rights.
     14. Effectuating Documents; Further Transactions
The chief executive officer or such other designated officer of Anchor Glass shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of Anchor Glass shall be authorized to certify or attest to any of the foregoing actions.
     15. Exemption from Certain Transfer Taxes
Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from Anchor Glass to Reorganized AG or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
E.	Provisions Governing Distributions
     1. Distribution for Claims Allowed as of the Effective Date
Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date, or as soon thereafter as reasonably practicable. Except as otherwise provided in the Confirmation Order, all Cash necessary for Reorganized AG to make distributions pursuant to the Plan shall be obtained from existing Cash balances, the operations of Anchor Glass and Reorganized AG, or the New Loan Agreements. Any distribution under the Plan shall be made by the Disbursing Agent, the Senior Notes Trustee or the Alpha Resolution Trustee, as the case may be, in accordance with the terms of the Plan.
     2. Disbursing Agent
The Disbursing Agent shall make all distributions required under the Plan (subject to the provisions of Articles III, V and VI of the Plan), except with respect to (1) a Holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by a Representative, which distributions shall be deposited with the appropriate Representative, who shall deliver such distributions to the Holders of Claims in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement, or (2) a Holder of a General Unsecured Claim, whose distribution is governed by the Alpha Resolution Trust and is administered by the Alpha Resolution Trustee, which distributions shall be deposited with the Alpha Resolution Trustee, who shall deliver such distributions to the Holders of General Unsecured Claims in accordance with the provisions of the Plan and the terms of the Alpha Resolution Trust Agreement.

If the Disbursing Agent is an independent third party designated by Reorganized AG to serve in such capacity (or, in the case of an indenture or other agreement that governs distributions and is administered by a Representative), such Disbursing Agent or Representative shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from Reorganized AG on terms acceptable to Reorganized AG. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by Reorganized AG.
     3. The Disbursing Agent shall do the following:
a.	As to the Class 2 Claim, distribute to the Senior Notes Trustee all of the New Common Stock, subject to dilution by exercise of the New Equity Incentive Options.

b.	As to the Allowed Class 3 Claim, distribute to GE Capital Cash having a value equal to the Allowed Amount of the GE Capital Secured Claim.

c.	As to the Class 5 Claims, distribute to the Alpha Resolution Trustee (a) $8,000,000 in Cash and (b) the Utility Settlement Proceeds.
     4. Record Date for Distribution to Holders
At the close of business on the Distribution Record Date, the transfer ledgers for the Senior Notes and Common Stock shall be closed, and there shall be no further changes in the record Holders of such securities. Reorganized AG and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any such securities occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record Holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.
     5. Means of Cash Payment
Cash payments under the Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.
     6. Fractional Shares
No fractional shares of New Common Stock shall be issued or distributed under the Plan by Reorganized AG or any Disbursing Agent or Representative. Each Person or Entity entitled to receive New Common Stock shall receive the total number of whole shares of New Common Stock to which such Person or Entity is entitled. Whenever any distribution to a particular Person or Entity would otherwise call for distribution of a fraction of a share of New Common Stock, the Disbursing Agent shall allocate separately one whole share to such Person or Entity in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares have been allocated. Upon the allocation of a whole share to a Person or Entity in respect of the fractional portion of its entitlement, such fractional portion shall be cancelled. If two or more Persons or Entities are entitled to equal fractional entitlements and the number of Persons or Entities so entitled exceeds the number of whole shares which remain to be allocated, the Disbursing Agent shall allocate the remaining whole shares to such Holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect.
     7. Delivery of Distributions; Undeliverable or Unclaimed Distributions.
Except as provided in Article V.D of the Plan with respect to General Unsecured Claims, distributions to Holders of Allowed Claims shall be made by the Disbursing Agent or the applicable Representative, as the case may be, (a) at the Holder’s last known address, (b) at the address in any written notice of address change delivered to the Disbursing Agent, (c) in the case of the Holder of a Senior Notes Claim, at the address in the Senior Notes Trustee’s official records, or (d) set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with the terms of the Plan. If any Holder’s distribution is returned as undeliverable, no further distributions to such Holder shall be made, unless and until the Disbursing Agent or applicable Representative, as the case may be, is notified of such Holder’s then current address, at which time all missed distributions shall be made to such Holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the applicable Representative shall be returned to Reorganized AG or the applicable Representative, as the case may be, until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second anniversary of the Effective Date, after which date all unclaimed property shall revert to Reorganized AG free of any restrictions thereon and the claim of any Holder or successor to such Holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.
     8. Withholding and Reporting Requirements
In connection with the Plan and all distributions hereunder, the Disbursing Agent and each Representative shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent and each Representative shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements.
     9. Setoffs
Reorganized AG may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that Anchor Glass or Reorganized AG may have against the Claim’s Holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Reorganized AG of any claim that Anchor Glass or

Reorganized AG may have against such Holder. Nothing herein shall be deemed to expand rights to setoff under applicable law.
     10. Tort Claims
Holders of Tort Claims shall receive treatment under the Plan as Class 5 General Unsecured Claims to the extent of their Allowed Deductible Claims (unless such Deductible Claims have been waived by an order of the Bankruptcy Court), and such Holders shall not be permitted to collect from or pursue any Insurance Coverage to the extent of such Allowed Deductible Claims. The sole and exclusive remedy under the Plan for collection of an Allowed Deductible Claim shall be from the payments to be made to Holders of Class 5 General Unsecured Claims (unless such Deductible Claim has been waived by an order of the Bankruptcy Court). Holders of Tort Claims shall, however, be entitled to pursue Insurance Coverage to the extent of any Excess Tort Claim. Holders of Excess Tort Claims will effectively have bifurcated claims: the deductible portion will be treated as a Class 5 General Unsecured Claim (unless such portion has been waived by an order of the Bankruptcy Court), and the portion in excess of the deductible may be collected from the Debtor’s Insurance Coverage to the extent provided under the applicable Insurance Policy. A stay shall continue with respect to prosecution of Tort Claims but shall be lifted in the event that the Holders of Tort Claims waive any right to share in the deductible portion of their Tort Claim. Under no circumstances will Reorganized AG be liable or responsible for Tort Claims or have any responsibility or obligation for resolving any dispute related to such Claim. To the extent there is any dispute regarding the Holder of a Tort Claim’s right to participate in Class 5 and receive a distribution from the Alpha Resolution Trust, the Trust shall be responsible for resolving such claim.
F.	Procedures for Resolving Disputed, Contingent and Unliquidated Claims
     1. Objections to Claims; Disputed Claims
The Debtor intends to make distributions as required by Article V of the Plan and, pursuant to the provisions of Article V of the Plan, will reasonably cooperate with the Representatives and with the Alpha Resolution Trustee in its administration of General Unsecured Claims. Unless disputed by a Holder of a Claim or Interest, the amount set forth in the schedules filed by the Debtor with the Bankruptcy Court (and in the case of the Senior Notes Claims, in accordance with the books and records of the Senior Notes Trustee) shall constitute the amount of the Allowed Claim of such Holder. If any Holder of a Claim disagrees with the Debtor, such Holder must have filed a proof of Claim on or before the bar date established by the Bankruptcy Court, in which event the Claim will be a Disputed Claim. The Debtor or the Alpha Resolution Trustee, as the case may be, may, in its discretion, file with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim, or any other appropriate motion or adversary proceeding with respect thereto. All such objections will be litigated to Final Order; provided, however, that the Debtor or the Alpha Resolution Trustee, as the case may be, may compromise and settle, withdraw or resolve by any other method approved by the Bankruptcy Court, any objections to Claims or Interests. In addition, the Debtor or the Alpha Resolution Trustee, as the case may be, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor has previously objected to such Claim or whether the

Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of the any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtor or the Alpha Resolution Trustee, as the case may be, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.
     2. No Distribution Pending Allowance
Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.
     3. Distributions After Allowance
To the extent that a Disputed Claim ultimately becomes an Allowed Claim, a distribution shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim becomes a Final Order, the Disbursing Agent, Representatives, or the Alpha Resolution Trustee, as the case may be, shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan. Notwithstanding the foregoing, if any order or judgment disallowing any Disputed Claim is on appeal and no stay pending appeal has been obtained, such claim shall become a Disallowed Claim. The Alpha Resolution Trustee is not required to maintain any reserve for such Disallowed Claim and shall proceed to provide to the Holders of Allowed Claims the distributions to which such Holders are entitled under the Plan without considering any Disallowed Claims. In the event that a distribution is made and the order disallowing the Disallowed Claim is reversed on appeal, the sole right of the Holder of such Claim shall be as to any undistributed funds of the Alpha Resolution Trust pursuant to Section 502(j) of the Code.
G.	Treatment of Executory Contracts and Unexpired Leases
     1. Rejection and Assumption
Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date Anchor Glass shall be deemed to have rejected each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by Anchor Glass, (ii) is the subject of a motion to assume filed on or before the Effective Date or (iii) is listed on Schedule A of the Plan, as such schedule is amended from time to time. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the

Bankruptcy Code approving the rejection and lease assumptions described above, as of the Effective Date.
     2. Payments Related to Assumption of Contracts and Leases
Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of Anchor Glass or its assignee, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of Reorganized AG or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.
     3. Claims Based on Rejection of Executory Contracts and Unexpired Leases
All Claims arising out of the rejection of executory contracts and unexpired leases must be served upon the Debtor and Reorganized AG and their respective counsel and the Alpha Resolution Trustee and its counsel within thirty (30) days after the earlier of (i) the date of entry of an order of the Bankruptcy Court approving such rejection, or (ii) the Confirmation Date. Any Claims not filed within such times will be forever barred from assertion against Reorganized AG, its Estate, and its property and against the Alpha Resolution Trustee and its property.
     4. Compensation and Benefit Plans and Treatment of Retirement Plan
Except as otherwise provided in the Plan, as of the Effective Date, Anchor Glass shall be deemed to have rejected all employee compensation and benefit plans of Anchor Glass (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code), unless such executory contract or employee benefit plan (i) was previously assumed or rejected by Anchor Glass, (ii) is the subject of a motion to assume filed on or before the Effective Date or (iii) is listed on the schedule of assumed executory contracts annexed to the Plan, as such schedule is amended from time to time; provided, however, that Anchor Glass’s or Reorganized AG’s obligations, if any, to pay all “retiree benefits” as defined in section 1114(a) of the Bankruptcy Code shall continue, subject to any contractual right Anchor Glass has to change or terminate such benefits.
H.	Acceptance or Rejection of the Plan
     1. Classes Entitled To Vote
Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan is entitled to vote to accept or reject the Plan. By operation of law, each unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote. Because Holders of Class 6 Common Stock Interests are not entitled to receive or retain any property under the Plan, they are presumed to have rejected the Plan and are not entitled to vote.

     2. Acceptance by Impaired Classes
An Impaired Class of Claims shall have accepted the Plan if (i) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan, and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.
     3. Cramdown
Anchor Glass shall request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. Anchor Glass reserves the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.
Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if is not accepted by all impaired classes of claims and interests, as long as at least one impaired class of claims has accepted it. The Bankruptcy Court may confirm the Plan notwithstanding the rejection of an impaired class of claims or interests if the Plan “does not discriminate unfairly” and is “fair and equitable” as to each impaired class that has rejected, or is deemed to have rejected, the Plan.
A plan is fair and equitable as to a class of secured claims that rejects such plan if, among other things, the plan provides (a) (i) that the Holders of claims in the rejecting class retain the liens securing those claims, whether the property subject to those liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims and (ii) that each Holder of a claim of such class receives on account of that claim deferred cash payments totaling at least the allowed amount of that claim, of a value, as of the effective date of the plan, of at least the value of the Holder’s interest in the estate’s interest in such property; (b) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on proceeds under clause (a) or (c) of this paragraph; or (c) for the realization by such Holders of the indubitable equivalent of such claims.
A plan is fair and equitable as to a class of unsecured claims that rejects a plan, if, among other things, the plan provides (a) that each Holder of a claim in the rejecting class will receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) that no Holder of a claim or interest that is junior to the claims of such rejecting class will receive or retain under the plan any property on account of such junior claim or interest.
A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (a) that each Holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such Holder is entitled, any fixed redemption price to which such Holder is entitled, or the value of such interest; or (b) that no Holder of an interest that is junior to the interest of such rejecting class will receive or retain under the plan any property on account of such junior interest.
As described above, Holders of Interests in Class 6 will not receive or retain property under the Plan on account of their Interests in such Class. Accordingly, under section 1126(g) of the Bankruptcy Code, such Class is presumed to have rejected the Plan. Anchor Glass (a) intends to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of the Plan by Class 6 and (b) reserves the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the rejection of the Plan by other Classes of Claims.
Anchor Glass believes that the Plan may be confirmed pursuant to the above-described “cramdown” provisions, over the dissent of certain Classes of Claims and Interests, in view of the treatment proposed for such Classes. Anchor Glass believes that the treatment under the Plan of the Holders of Class 6 Common Stock Interests will satisfy the “fair and equitable” test because, although no distribution will be made in respect of Interests in such Class and, as a result, such Class will be deemed to have rejected the Plan, no Class junior to such non-accepting Class will receive or retain any property under the Plan.
I.	Securities To Be Issued in Connection with the Plan
On or before the Distribution Date, Reorganized AG shall issue for distribution in accordance with the provisions of the Plan the New Common Stock required for distribution pursuant to the provisions thereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually issued and distributed.
     1. Reorganized AG shall (i) authorize on the Effective Date 25,000,000 shares of New Common Stock; and (ii) issue on the Distribution Date up to an aggregate of 10,000,000 shares of New Common Stock for distribution to Holders of Senior Notes on account of the Senior Notes Claim; and (iii) reserve for issuance the number of shares of New Common Stock necessary (excluding shares that may be issuable as a result of the antidilution provisions thereof) to satisfy the required distributions of options granted under the New Equity Incentive Plan (excluding shares that may be issuable as a result of the antidilution provisions).
     2. The New Common Stock issued under the Plan shall be subject to dilution based upon (i) the issuance of New Common Stock pursuant to the New Equity Incentive Plan, and (ii) any other shares of New Common Stock issued post-emergence.
     3. The issuance and distribution of the New Common Stock pursuant to distributions under the Plan to Holders of Senior Notes on account of the Senior Notes Claim shall be authorized under Section 1145 of the Bankruptcy Code as of the Effective Date without further act or action by any Person, except as may be required by the Reorganized AG Certificate of Incorporation , the Reorganized AG By-laws, or applicable law, regulation, order or rule; and all documents evidencing same shall be executed and delivered as provided for in the Plan or the Plan Supplement.
     4. As of the Effective Date, upon the filing of the necessary certifications with the Securities and Exchange Commission, it is intended that Reorganized AG shall not be a “public”

company and shall not be subject to periodic filing requirements pursuant to the Securities Exchange Act of 1934. The rights of the holders of New Common Stock shall be as provided for in the Reorganized AG Certificate of Incorporation, the Reorganized AG By-laws, the Registration Rights Agreements, and the Shareholders Agreement, if any, which shall include restrictions on transfer of the New Common Stock.
J.	Conditions Precedent to the Plan’s Confirmation and Consummation
     1. Conditions Precedent to Confirmation
The Confirmation Order shall be in form and substance reasonably acceptable to Anchor Glass, the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, the Senior Notes Trustee, and the Creditors’ Committee.
     2. Conditions Precedent to Effective Date
The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section VII.K.3 below:
a.	The Confirmation Order, in form and substance reasonably acceptable to Anchor Glass, the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, the Senior Notes Trustee, and the Creditors’ Committee, must have become a Final Order and must, among other things, provide that:
•	Anchor Glass and Reorganized AG are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

•	the provisions of the Confirmation Order are non-severable and mutually dependent;

•	all executory contracts or unexpired leases assumed by Anchor Glass during the Chapter 11 Case or under the Plan shall remain in full force and effect for the benefit of Reorganized AG or its assignees notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or that enables, permits, or requires termination of such contract or lease;

•	the transfers of property by Anchor Glass (i) to Reorganized AG (a) are or will be legal, valid, and effective transfers of property, (b) vest or will vest Reorganized AG with good title to such property free and clear of all liens, charges, Claims, encumbrances, or Interests, except as expressly provided in the Plan or Confirmation Order, (c) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (d) do not and will not subject Reorganized AG to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor, transferee or stamp or recording tax liability and (ii) to Holders of Claims or the Alpha Resolution Trust under the Plan are for good consideration and value.

•	except as expressly provided in the Plan, Anchor Glass is discharged effective upon the Confirmation Date from any “debt” (as that term is defined in section 101(12) of the Bankruptcy Code), and Anchor Glass’s liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of Anchor Glass that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, or obligation of Anchor Glass incurred before the Confirmation Date, or from any conduct of Anchor Glass prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

•	the Plan does not provide for the liquidation of all or substantially all of the property of Anchor Glass and its Confirmation is not likely to be followed by the liquidation of Reorganized AG or the need for further financial reorganization; and

•	all Common Stock Interests and other Interests in Anchor Glass shall be cancelled effective upon the Effective Date.
b.	All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

c.	The Reorganized AG Certificate of Incorporation and the Reorganized AG By-laws, the New Loan Agreements, the New Common Stock, the Registration Rights Agreement, the Shareholder Agreement, and the New Equity Incentive Plan, in form reasonably satisfactory to Anchor Glass and the Ad Hoc Committee of Senior Noteholders, shall have been executed and delivered or adopted, and all conditions precedent to the effectiveness thereof shall have been satisfied.

d.	Anchor Glass shall have executed the Alpha Resolution Trust Agreement in form reasonably satisfactory to Anchor Glass, the Ad Hoc Committee of Senior Noteholders, and the Creditors’ Committee.

e.	The Debtor shall have used its best reasonable efforts to obtain the D&O Tail Insurance; provided, however, that if Anchor Glass is unable to obtain the D&O Tail Insurance it will waive this condition.

f.	All other actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.
     3. Waiver of Conditions
Each of the conditions set forth above, other than as set forth in the Plan, may be waived in whole or in part by Anchor Glass without any notice to parties in interest (except after notice to counsel to the Ad Hoc Committee of Senior Noteholders, counsel to the Senior Notes Trustee and counsel to the Creditors’ Committee) and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by Anchor Glass regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by Anchor Glass). The failure of Anchor Glass to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.
K.	Modifications and Amendments; Withdrawal
Anchor Glass may alter, amend, or modify the Plan or any exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. Anchor Glass reserves the right to include any amended exhibits in the Plan Supplement. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, Anchor Glass may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of Holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.
L.	Retention of Jurisdiction
Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan’s Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Case and the Plan, to the fullest extent permitted by law, including jurisdiction to:
     1. Determine any and all objections to the allowance of Claims or Interests;
     2. Determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;
     3. Determine any and all motions or complaints to subordinate or recharacterize Claims at any time and on any basis permitted by applicable law;

          4. Hear and determine all Professional Fee Claims and other Administrative Claims;
          5. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which Anchor Glass is a party or with respect to which Anchor Glass may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;
          6. Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;
          7. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, this Disclosure Statement or the Confirmation Order;
          8. Effectuate performance of and payments under the provisions of the Plan.
          9. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan and all contracts, instruments and other agreements executed in connection with the Plan;
          10. Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;
          11. Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation or enforcement of the Plan or the Confirmation Order;
          12. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;
          13. Hear and determine any matters arising in connection with or relating to the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, this Disclosure Statement or the Confirmation Order;
          14. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;
          15. Recover all assets of Anchor Glass and property of Anchor Glass’s Estate, wherever located;
          16. Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
          17. Hear and determine all disputes involving the existence, nature or scope of Anchor Glass’s discharge;

          18. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and
          19. Enter a final decree closing the Chapter 11 Case.
M. Compromises and Settlements
Pursuant to Bankruptcy Rule 9019(a), Anchor Glass, Reorganized AG, or the Alpha Resolution Trustee, as the case may be, may compromise and settle various Claims against them and/or claims they may have against other Persons. Anchor Glass expressly reserves the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to Reorganized AG, or the Alpha Resolution Trustee, as the case may be, pursuant to the Plan.
N. Miscellaneous Provisions
          1. Bar Dates for Professional Fee Claims
All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to Anchor Glass prior to the Effective Date must be filed and served on Reorganized AG and its counsel to the Creditors’ Committee, and the Office of the United States Trustee no later than 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on Reorganized AG and their counsel and the requesting Professional or other entity no later than 20 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.
          2. Payment of Statutory Fees
All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Distribution Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11
Case shall be paid by Reorganized AG.
          3. Severability of Plan Provisions
If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation; provided, however, that if the Global Settlement is not approved, is voided, or is found to be unenforceable, the Plan shall not remain in full force and effect unless the Ad Hoc Committee of Noteholders consents. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
          4. Successors and Assigns
The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.
          5. Discharge of Anchor Glass and Injunction
All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Interests in the Debtor of any nature whatsoever or against any of the Debtor’s assets or properties. Except as otherwise expressly provided in the Plan, entry of the Confirmation Order acts as a discharge of all Claims against, liens on, and Interests in the Debtor and the Debtor’s assets and properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim or proof of Interest therefor was filed, whether the Claim or Interest is Allowed, or whether the Holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder, subject to the occurrence of the Effective Date. Upon entry of the Confirmation Order, and subject to the occurrence of the Effective Date, any Holder of such discharged Claim or Interest shall be precluded from asserting against the Debtor or any of their assets or properties any other or further Claim or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the date of entry of the Confirmation Order. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtor, subject to the occurrence of the Effective Date.
In accordance with section 524 of the Bankruptcy Code, the discharge provided by this section and section 1141 of the Bankruptcy Code shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Interests discharged hereby. Except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons who have held, hold, or may hold Claims against, or Interests in, the Debtor will be permanently enjoined, on and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtor on account of any such Claim or Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Interest, and (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Interest. The foregoing injunction will extend to successors of the Debtor (including, without limitation, Reorganized AG) and their respective properties and interests in property.

          6. Director, Officer, Employee and other Third Party Releases
As of the Effective Date, in consideration for the obligations of the Debtor and Reorganized AG under the Plan and the distributions to be delivered in connection with the Plan, the Debtor and all Holders of Claims against the Debtor shall be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action, or liabilities (other than the right to enforce the Debtor’s or Reorganized AG’s obligations under the Plan, and the contracts, instruments, releases, agreements, and documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act or omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, the Plan, or the Disclosure Statement against (i) the Debtor, (ii) Reorganized AG, (iii) the directors, officers, agents and representatives of the Debtor (but excluding any agents or representatives of the Debtor, who, as of the Petition Date, were former officers or directors of the Debtor) serving in such capacity as of and/or subsequent to the Petition Date, (iv) the Ad Hoc Committee of Senior Noteholders, (v) the Note Purchasers, (vi) the Senior Notes Trustee, and (vii) the members, agents, representatives, and professionals for the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, and the Senior Notes Trustee.
On the Effective Date, in consideration for the obligations of the Debtor and Reorganized AG and the distributions to be delivered in connection with the Plan, the Debtor and all Holders of Claims against the Debtor shall be permanently enjoined from bringing any action against the Debtor, Reorganized AG and its officers, directors, agents, financial advisors, attorneys, employees, partners, members, subsidiaries, managers, affiliates and representatives (but excluding any agents, employees, consultants, or representatives of the Debtor who, as of the Petition Date, were former officers or directors of the Debtor) serving in such capacity as of and subsequent to the Petition Date, and the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, the Senior Notes Trustee, and their respective members, agents, representatives, and professionals, and their respective property, in respect of any claims, obligations, rights, causes of action, demands, suits, proceedings, and liabilities relating to or arising from any and all matters released pursuant to the preceding paragraph.
          7. Exculpation
The Debtor, Reorganized AG, the Senior Notes Trustee, the Creditors’ Committee, the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, and any and all of their respective present or former officers, directors, employees, equity holders, partners, members, subsidiaries, managers, affiliates, advisors, attorneys, professionals, agents, or representatives or any of their successors or assigns, shall not have or incur any liability to any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, professionals, affiliates, or representatives or any of their successor or assigns, for any and all acts or omissions in connection with, relating to, or arising out of, the administration of the Chapter 11 Case, the solicitation of acceptances of the Plan, the negotiation of the Plan (whether occurring before or after the Petition Date), pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.
Notwithstanding any other provision of the Plan, no Holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, equity holders partners, members, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against Reorganized AG, the Estate, the Senior Notes Trustee, the Creditors’ Committee, any Holder of Senior Notes, the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, or any of their agents or representatives, or any of their respective present or former members, officers, directors, employees, equity holders, partners, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the administration of the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan.
The foregoing exculpation shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized AG or to enforce, sue on, settle, or compromise the claims, rights or causes of action, suits, or proceedings retained in the Plan.
          8. Limitation on Exculpation and Releases
Nothing in the Plan (including Article XIV of the Plan) shall (i) be construed to release or exculpate any Person or Entity from criminal conduct, willful misconduct, gross negligence, or fraud, or (ii) limit the liability of the professionals of the Debtor, the Reorganized AG, the Creditors’ Committee, the Ad Hoc Committee of the Senior Noteholders and the Note Purchasers to their respective clients pursuant to the relevant Code of Professional Responsibility.
Any cause of action brought by the Debtor or its Holders of Claims against the Debtor, Reorganized AG and its officers, directors, agents, financial advisors, attorneys, employers, partners, members, subsidiaries, managers, affiliates and representatives as of and subsequent to the Petition Date or the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, the Senior Notes Trustee, or their members, agents, representatives, and professionals, and their respective property, for criminal conduct, willful misconduct, gross negligence, or fraud must be brought in a court of competent jurisdiction prior to the Effective Date or will be forever discharged, barred, and permanently enjoined. If an action is brought before the Effective Date against the Debtor, Reorganized AG, its officers, directors, agents, financial advisors, attorneys, employees, partners, members, subsidiaries, managers, or affiliates, or representatives servicing in such capacity as of and subsequent to the Petition Date, or the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, the Senior Notes Trustee, or their members, agents, representatives, and professionals, and their respective property, in respect of any claims, obligations, rights, causes of action, demands, suits, proceedings, and liabilities relating to or arising from criminal conduct, willful misconduct, gross negligence, or fraud, then such claims, obligations, rights, causes of action, demands, suits, proceedings, and liabilities shall not be deemed discharged, barred, or permanently enjoined by virtue of this Article XIV.

          9. Impact on Voting in Favor of the Plan
In addition to the releases provided in Article XIV.F of the Plan, all Holders of Claims who vote to accept the Plan shall automatically be deemed to have individually released the Persons and Entities released in that Article, subject to the limitation provided in Article XIV.H.
          10. Indemnification of Directors and Officers
Except as provided in Article XIV.J.6 of the Plan, all rights to indemnification and all limitations on liability existing in favor of any or all indemnified parties provided in the Certificate of Incorporation or By-laws of Anchor Glass shall survive the Effective Date and shall continue in full force and effect to the fullest extent permitted by law. For a period of not less than six years after the Effective Date, the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws shall contain provisions no less favorable with respect to the elimination of liability of directors and the indemnification of (and advancement of expenses to) directors, officers, employees and agents than as are set forth in the Certificate of Incorporation and By-laws of Anchor Glass, as in effect on the Effective Date, unless otherwise required by law.
Except as provided in Article XIV.J.6 of the Plan, as of the Effective Date, Reorganized AG shall indemnify, defend and hold harmless each Person who is now, or has been at any time at or subsequent to the Petition Date, an officer, director, employee or agent of Anchor Glass (but excluding any agents, employees, consultants, or representatives of Anchor Glass, who, as of the Petition Date, were former officers or directors of Anchor Glass) (the “Indemnified Parties”) against all losses, reasonable expenses (including reasonable attorneys’ fees), claims, damages, liabilities or amounts that are paid in settlement of, or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation, based in whole or in part on or arising in whole or in part out of the fact that the Indemnified Party is or was a director, officer, employee or agent of Anchor Glass or of any Subsidiary of Anchor Glass or a trustee or fiduciary of any plan for the benefit of employees of Anchor Glass and pertaining to any matter existing or arising out of actions or omissions occurring at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Closing, in each case to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”), and shall pay any expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under DGCL (an “Indemnity Claim”). Without limiting the foregoing, but subject to Article XIV.J.^ of the Plan, in the event any such Indemnity Claim is brought against any of the Indemnified Parties, (i) such Indemnified Parties may retain counsel (including local counsel) satisfactory to them and which shall be reasonably satisfactory to Reorganized AG, who shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties; and (ii) Reorganized AG shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld.
In no event shall any Indemnified Party be entitled to any indemnification or other protection from Anchor Glass or Reorganized AG for (i) any action constituting a breach of such Indemnified Party’s duty of loyalty to Anchor Glass or its stockholders or (ii) any act or omission not taken in good faith or which involved intentional misconduct or a knowing violation of law.

With respect to any determination of whether an Indemnified Party is entitled to indemnification, the Indemnified Party shall have the right, as contemplated by the DGCL, to require that such determination be made by special independent legal counsel selected by the Indemnified Party and approved by Reorganized AG that has not otherwise performed services within the last three years for Anchor Glass or any Subsidiary or the Indemnified Party.
The Debtor will purchase the D&O Tail Insurance that will cover those Persons who are or were Anchor Glass’s directors’ and officers’ at or subsequent to the Petition Date for events occurring prior to the Effective Date.
Notwithstanding any other provisions of the Plan, each Indemnified Party’s recourse for indemnification hereunder is limited solely to the coverage provided under the D&O Tail Insurance, and in no event shall an Indemnified Party have any rights, claims, or causes of action against the Estate, the Debtor, Reorganized AG, or any successors thereto.
          11. Indemnification Obligations
Reorganized AG shall, from and after the Effective Date, indemnify, hold harmless and reimburse (on an as incurred basis), the Debtor’s attorneys, the members of the Creditors’ Committee, the Ad Hoc Committee of Noteholders, the Note Purchasers, the Senior Notes Trustee, and each of their respective members, partners, officers, directors, employees, and agents (including any attorneys, accountants, financial advisors, investment bankers and other representatives or professional retained by such Persons or by the Creditors’ Committee), the Ad Hoc Committee of Noteholders, the Note Purchasers,, as well as each fund or account managed or advised by any of the members of the Creditors’ Committee, from, against, and for, any and all losses, Claims, damages, liabilities, costs and expenses (including in connection with any formal or informal information, investigation, action or other proceeding) arising from, relating to, or that are in any manner connected with, any acts or omissions that are the subject of exculpation and limitations of liability set forth in Article XIV.G of the Plan. In the event that any Person receives indemnification or reimbursement pursuant to the foregoing sentence and is subsequently found by a final adjudication not to be entitled to exculpation under the terms of the Plan, such Person shall be required to repay and disgorge such sums to Reorganized AG.
          12. Waiver of Enforcement of Subordination
All Claims against and Interests in Anchor Glass and all rights and claims between or among Holders of Claims and Interests relating in any manner whatsoever to Claims against and Interests in Anchor Glass, based upon any claimed subordination rights (if any), shall be deemed satisfied by the distributions under the Plan to Holders of Claims and Interests having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Distributions to the various Classes of Claims and Interests hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Holder of a Claim by reason of any claimed subordination rights or otherwise, so that each Holder of a Claim or Interest shall have and receive the benefit of the distributions in the manner set forth in the Plan.

          13. Term of Injunctions or Stays
Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.
          14. Binding Effect
The Plan shall be binding upon and inure to the benefit of Anchor Glass, all present and former Holders of Claims against and Interests in Anchor Glass, their respective successors and assigns, including Reorganized AG, and all other parties-in-interest in the Chapter 11 Case.
          15. Revocation, Withdrawal or Non-Consummation
Anchor Glass reserves the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If Anchor Glass revokes or withdraws the Plan, or if Confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, (ii) unless otherwise provided in a Final Order, any settlement or compromise embodied in the Plan (including the fixing or limiting of an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, Anchor Glass or any other Person, (b) prejudice in any manner the rights of Anchor Glass or any Person in any further proceedings involving Anchor Glass, or (c) constitute an admission of any sort by Anchor Glass or any other Person.
          16. Creditors’ Committee
The Creditors’ Committee shall continue in existence until the Effective Date. On the Effective Date, upon the transfer of $8,000,000 and the Utility Settlement to the Alpha Resolution Trust, the Creditors’ Committee shall be dissolved and the members thereof and the Professionals therefor released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Case.
          17. Plan Supplement
Any and all exhibits, lists, or schedules referred to herein but not filed with the Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the deadline for voting to accept or reject the Plan. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to Anchor Glass as set forth below.

          18. Notices to Anchor Glass
Any notice, request, or demand required or permitted to be made or provided to or upon Anchor Glass or Reorganized AG under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received, addressed as follows:
ANCHOR GLASS CONTAINER CORPORATION
301 W. Martin Luther King Boulevard, Suite 1000
Tampa, Florida 33607
Attn: Mark S. Burgess, Chief Executive Officer
Telephone:(813) 882-7739
Facsimile: (813) 882-7859
with copies to:
CARLTON FIELDS, P.A.
Corporate Center Three at International Plaza
4221 West Boy Scout Boulevard, Suite 1000
Tampa, Florida 33607-5736
Attn: Robert A. Soriano
Telephone: (813) 223-7000
Facsimile: (813) 229-4133
and
CAHILL GORDON & REINDEL LLP
80 Pine Street
New York, New York 10005
Attn: James S. Clark
Telephone:(212) 701-3000
Facsimile: (212) 378-2406
          19. Governing Law
Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Florida shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the State of Delaware shall govern corporate governance matters with respect to Anchor Glass, in either case without giving effect to the principles of conflicts of law thereof.
          20. Prepayment
Except as otherwise provided in the Plan or the Confirmation Order, Anchor Glass shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time so long as any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.
          21. Section 1125(e) of the Bankruptcy Code
As of the Confirmation Date, Anchor Glass shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. Anchor Glass, the Note Purchasers, the Senior Notes Trustee, the Ad Hoc Committee of Senior Noteholders, and the Creditors’ Committee, and each of their affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys, and other professionals have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code and in entering into the Alpha Resolution Trust Agreement, as applicable, and therefore are not, and on account of such offer, solicitation or entering into will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan.
VIII. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN
A. General
The following discussion summarizes certain anticipated U.S. Federal income tax consequences of the Plan to Anchor Glass and to U.S. Holders (as defined below) of Claims that are Impaired under the Plan who are entitled to vote with respect to the Plan but does not purport to be a comprehensive description of all the tax consequences relevant to the Plan and does not discuss the consequences to Persons that receive no recovery under the Plan. This summary is provided for informational purposes only and is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial authorities and current administrative rulings and pronouncements, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effects that could adversely affect the U.S. Federal income tax consequences described below.
This summary does not address all aspects of U.S. Federal income taxation that may be relevant to a particular Holder of a Claim or Interest in light of such Holder’s particular facts and circumstances or to certain types of Holders subject to special treatment under the Code (for example, non-U.S. Holders, financial institutions, broker-dealers, regulated investment companies, life insurance companies, retirement plans, tax-exempt organizations, partnerships and other pass-through entities, persons who hold Claims or Interests as part of a straddle, hedge, conversion transaction or other integrated security transaction, and persons whose functional currency is not the U.S. dollar). This summary assumes that Holders hold their Claims or Interests as capital assets for U.S. Federal income tax purposes (generally property held for investment). This summary does not discuss the application to Holders of Claims or Interests of the U.S. alternative minimum tax or the estate and gift tax, or the tax consequences arising under any state, local or non-U.S. tax laws. Furthermore, this summary does not address the U.S. Federal income tax consequences to Holders of Claims and Interests that are unimpaired under the Plan.

A substantial amount of time may elapse between the date of this Disclosure Statement and the receipt of a final distribution under the Plan. Events subsequent to the date of this Disclosure Statement, such as additional tax legislation, court decisions or administrative changes, could affect the U.S. Federal income tax consequences of the Plan. No ruling has been or is expected to be sought from the Internal Revenue Service (“IRS”) with respect to any of the tax aspects of the Plan, and no opinion of counsel has been or is expected to be obtained by Anchor Glass with respect to the tax aspects of the Plan. No assurance can be given that the IRS would not successfully assert positions different from those discussed herein. Accordingly, each Holder is strongly urged to consult its tax advisor regarding the U.S. Federal, state, local, and non-U.S. tax consequences of the Plan.
THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.
For purposes of this discussion, a U.S. Holder is a beneficial owner of a Claim or Interest that is, for U.S. Federal income tax purposes,
an individual citizen or resident of the U.S.;
a corporation that is organized under the laws of the U.S. or any political subdivision thereof;
an estate, the income of which is subject to U.S. Federal income tax without regard to its source; or
a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust has made a valid election to be treated as a U.S. person.
B. U.S. Federal Income Tax Consequences to Anchor Glass
          1. Cancellation of Indebtedness
A taxpayer generally realizes cancellation of debt (“COD”) income for U.S. Federal income tax purposes equal to the amount of any indebtedness that is discharged during the taxable year less any consideration paid pursuant to such discharge. If the discharge is granted by a court in a Chapter 11 proceeding or is pursuant to a plan approved by such a court, however, such income is excluded from the taxpayer’s taxable income under Code Section 108(a). Consequently, any COD income attributable to the Plan will be excluded from Anchor Glass’s taxable income.
Code Section 108(b) generally provides that certain tax attributes of a debtor, including any net operating losses (“NOLs”), NOL carryovers, general business credit carryovers, alternative minimum tax credits, capital loss carryovers, tax basis in property and foreign tax credit carryovers, must be reduced by the amount of the debtor’s COD income that is excluded under

Code Section 108(a). Reduction of tax basis in property generally is limited to the excess of the aggregate tax basis of the property immediately after the discharge over the aggregate of the debtor’s liabilities immediately after such discharge.
Anchor Glass estimates that after taking into account cumulative liability adjustments (balance sheet liabilities that would otherwise have been tax deductible as they amortized, had they not been cancelled, are not counted as COD as the tax benefit will not have been realized), it will realize minimal COD income in connection with the implementation of the Plan. Thus, Anchor Glass expects that it will continue to have approximately $200 million in NOL carryovers following implementation of the Plan.
          2. Limitation of NOL Carryovers Following an Ownership Change
As of December 31, 2005, Anchor Glass has estimated its NOL carryovers to be approximately $200 million, although there can be no assurance that the IRS will concur in the reporting positions on which Anchor Glass’s calculations are based. These NOL carryovers are not expected to be significantly reduced as a result of the COD income described above. This is because a significant amount of the debt being discharged relates to payments that would have given rise to a deduction if paid, which are excluded from realization under Code Section 108(e)(2).
In general, under Code Section 382, upon a change in ownership of a corporation (generally a greater than 50 percentage point increase in stock ownership by one or more five-percent shareholders over a three-year period), the corporation’s ability to utilize its NOL carryovers (and possibly certain built-in losses recognized within the five-year period subsequent to the ownership change) to offset future taxable income will be limited. Code Section 383 applies similar limitations to capital loss carryovers and certain tax credits.
As a result of the Plan, Anchor Glass will undergo an “ownership change” within the meaning of Code Section 382. Consequently, the ability of Anchor Glass to utilize its NOL carryovers, as well as any losses arising in the taxable period ending on the Effective Date of the Plan, should be limited by the provisions of Code Section 382.
Code Section 382(l)(5) generally provides that in the case of a debtor under the jurisdiction of a court in a Title 11 case (a “Bankruptcy Debtor”), the annual limitations imposed by Code Section 382 will not apply to any ownership change resulting from such a proceeding if qualifying creditors and shareholders (determined immediately before such ownership change) own, after such ownership change and as a result of being creditors or shareholders immediately before such ownership change, 50 percent or more of the stock of the loss corporation. Based on the terms of the Plan, Anchor Glass anticipates that it will not be able to avail itself of the benefits of Code Section 382(l)(5), but will make its final determination prior to the due date for its federal income tax return for the year of the Effective Date. However, because Anchor Glass is a Bankruptcy Debtor, it may utilize Code Section 382(l)(6), which generally imposes less stringent limitations than the Code Section 382 rules generally applicable to non-Bankruptcy Debtors.
Under Code Section 382(l)(6), the NOL carryovers available each year to offset income of Anchor Glass should be limited (to the extent not previously limited) by a lower Section 382 limitation to the product of (a) the aggregate fair market value of the outstanding stock of Anchor Glass immediately after the ownership change (taking into account any increase in value as a result of any surrender or cancellation of creditors’ claims in the bankruptcy restructuring), and (b) the U.S. Federal long-term tax-exempt interest rate in effect on the date of the ownership change (which is 4.4% for ownership changes occurring in January 2006.) To the extent any portion of this annual limitation is not utilized in any given year, it may be carried over to a subsequent year to increase the annual limitation. Although it is not free from doubt, it is likely that any such “carryover limitation” accumulated prior to the ownership change to occur on the Effective Date will be eliminated. Treasury Regulation Section 1.382-5(d).
Whether, on the Effective Date, Anchor Glass will have a net unrealized built-in loss (as defined in Code Section 382(h)), which may be subject to limitation if recognized within five years of the date of the ownership change, cannot definitively be determined at this time.
          3. Alternative Minimum Tax
Because a significant portion of the debt cancelled by Anchor Glass is not realized as COD income under Code Section 108(e)(2), it should be excluded from the calculation of taxable income for alternative minimum tax (“AMT”) purposes. As a result, Anchor Glass does not expect to incur any material AMT liability as a result of implementation of the Plan.
C. U.S. Federal Income Tax Consequences to Holders of Senior Notes
If the Senior Notes qualify as “securities,” the exchange of Senior Notes for New Common Stock will constitute a recapitalization upon which the Holder will not recognize gain or loss. The exchange would be a taxable transaction if the Senior Notes do not qualify as “securities”. The test of whether a debt instrument is a “security” involves an overall evaluation of the nature of the debt instrument, with its term to maturity generally regarded as a significant factor. Generally, a debt instrument with a term of more than ten years is treated as a security, and a debt instrument with a term of five years or less is not treated as a security. The treatment of debt instruments with terms ranging between five and ten years is less clear. Although the matter is not free from doubt, Anchor Glass believes that the Senior Notes qualify as securities.
If the Senior Notes do not qualify as securities, (a) an exchanging Holder would recognize gain or loss, if any, in an amount equal to the difference between (i) the fair market value of the New Common Stock received by the Holder and (ii) the Holder’s adjusted tax basis in the Senior Notes, (b) the Holder’s tax basis in the New Common Stock would equal its fair market value, and (c) the holding period of the New Common Stock would begin on the day after the Plan is consummated.
If the Senior Notes qualify as securities, then (a) an exchanging Holder would not recognize any gain or loss, (b) the Holder’s tax basis in the New Common Stock would equal its tax basis in the Senior Notes, and (c) the holding period of the New Common Stock would include the period during which the Senior Notes were held by the Holder.

D. Information Reporting and Backup Withholding
All payments under the Plan may be subject to information reporting to the IRS. A backup withholding tax (currently 28%) will also apply to “reportable payments” if a Holder fails to provide a correct taxpayer identification number or fails to satisfy certain other requirements. These obligations, however, do not apply with respect to certain Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts.
Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such Holder’s U.S. Federal income tax liability provided the required information is furnished to the IRS. The information reporting requirements may apply regardless of whether backup withholding is required.
E. Importance of Obtaining Professional Tax Assistance
THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS ABOUT THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.
IX. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST
A. Feasibility of the Plan
In connection with confirmation of the Plan, Section 1129(a)(11) requires that the Bankruptcy Court find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of Anchor Glass. This is the so-called “feasibility” test. To support its belief in the feasibility of the Plan, Anchor Glass, with the assistance of its financial advisors, has prepared financial projections (the “Projections”) for Reorganized AG through the fiscal year ending December 31, 2008, as set forth in Annex III to this Disclosure Statement.
The Projections indicate that Reorganized AG should have sufficient cash flow to make the payments required under the Plan on the Effective Date, repay and service debt obligations and maintain operations on a going-forward basis. Accordingly, Anchor Glass believes that the Plan complies with the standard of Section 1129(a)(11) of the Bankruptcy Code. As noted in the Projections, however, Anchor Glass cautions that no representations can be made as to the accuracy of the Projections or as to Reorganized AG’s ability to achieve the projected results. Many of the assumptions upon which the Projections are based are subject to uncertainties outside the control of Anchor Glass. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect Anchor Glass’s financial results. See Section III — “Risk Factors” for a discussion of certain risk factors that could affect the feasibility of the Plan.
THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY ANCHOR GLASS’S INDEPENDENT CERTIFIED ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, LITIGATION, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF ANCHOR GLASS. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY ANCHOR GLASS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.
B. Best Interests Test
Even if the Plan is accepted by each class of Holders of Impaired Claims, the Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the best interests of all Holders of Claims and Interests that are Impaired by the Plan and that have not accepted the Plan. The “best interests” test, set forth in Section 1129(a)(7) of the Bankruptcy Code, requires the Bankruptcy Court to find either that all members of an impaired class of claims have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such Holder would receive or retain if the debtor were liquidated under Chapter 7 of the Bankruptcy Code on such date.
To calculate the probable distribution to members of each Impaired class of Holders of Claims if Anchor Glass were liquidated under Chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from Anchor Glass’s assets if its Chapter 11 Case were converted to a Chapter 7 case under the Bankruptcy Code. This “liquidation value” would consist primarily of the proceeds from a forced sale of Anchor Glass’s assets by a Chapter 7 trustee.
The amount of liquidation value available to Holders of General Unsecured Claims against Anchor Glass would be reduced by, first, the Claims of Secured Claims (to the extent of the value of their collateral), and second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 case and the Chapter 11 Case. Costs of a liquidation of Anchor Glass under Chapter 7 of the Bankruptcy Code would include the compensation of a Chapter 7 trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by Anchor Glass in the Chapter 11 Case (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the Chapter 7 cases, litigation costs, and claims arising from the operations of Anchor Glass during the pendency of the Chapter 11 Case. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay General Unsecured Claims or to make any distribution in respect of Interests. The liquidation would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of General Unsecured Claims.
In a Chapter 7 liquidation, no junior class of claims may be paid unless all classes of claims senior to such junior class are paid in full. Section 510(a) of the Bankruptcy Code provides that a subordination agreement is enforceable in a bankruptcy case to the same extent that such subordination agreement is enforceable under applicable non-bankruptcy law. Therefore, no class of claims that is contractually subordinated to another class would receive any payment on account of its claims, unless and until such senior classes were paid in full.
Once the Bankruptcy Court ascertains the recoveries in liquidation of Anchor Glass’s secured and priority creditors, it would then determine the probable distribution to General Unsecured Creditors from the remaining available proceeds of the liquidation. If this probable distribution has a value greater than the distributions to be received by the General Unsecured Creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court. As shown in the Liquidation Analysis (the “Liquidation Analysis”) attached hereto as Annex IV, Anchor Glass believes that each member of each Class of Impaired Claims and Impaired Interests will receive at least as much, if not more, under the Plan as they would receive if Anchor Glass were liquidated. With respect to Holders of Common Stock Interests, Anchor Glass believes that each member of that Class would receive nothing on account of its Interests in a Chapter 7 liquidation. Because liquidation would not yield more for such Holders of Interests, the Plan meets the requirements of Section 1129(a)(7) as to Holders of Interests as well.
X. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN
Anchor Glass believes that the plan affords Holders of Impaired Claims the potential for the greatest realization of its assets and, therefore, is the best interests of such Holders. If, however, the Requisite Acceptances are not received, or the Requisite Acceptances are received, but the Plan is not subsequently confirmed and consummated, the theoretical alternatives include: (a) formulation of an alternative plan or plans of reorganization or (b) liquidation of Anchor Glass under Chapter 7 or 11 of the Bankruptcy Code.
A. Alternative Plan(s)
If the Requisite Acceptances are not received or if the Plan is not confirmed, Anchor Glass (or, if Anchor Glass’s exclusive period in which to file and solicit acceptances of a reorganization plan has expired, any other party-in-interest) could attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plan(s) might involve either a reorganization and continuation of Anchor Glass’s businesses or an orderly liquidation of assets.
With respect to an alternative plan, Anchor Glass has explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the Plan. Anchor Glass believes that the Plan, as described herein, which is the result of extensive negotiations between Anchor Glass and various constituencies, enables Holders of Impaired Claims to realize the greatest possible value under the circumstances, and that, as compared to any alternative plan of reorganization, the Plan has the greatest chance to be confirmed and consummated.
B. Liquidation Under Chapter 7 or Chapter 11
If no plan is confirmed, the Chapter 11 Case may be converted to a case under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate Anchor Glass’s assets for distribution to creditors in accordance with the priorities by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective Holders of Claims against or Interests in Anchor Glass.
Anchor Glass believes that in liquidation under Chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of its assets. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of Anchor Glass’s assets.
Anchor Glass could also be liquidated pursuant to the provisions of a Chapter 11 plan of reorganization. In a liquidation under Chapter 11, Anchor Glass’s assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7. Thus, a Chapter 11 liquidation might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the Holders of Claims under a Chapter 11 liquidation plan probably would be delayed substantially.
Although preferable to a Chapter 7 liquidation, Anchor Glass believes that any alternative liquidation under Chapter 11 is a much less attractive alternative to creditors than the Plan because of the greater return Anchor Glass anticipates is provided by the Plan. ANCHOR GLASS BELIEVES THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO HOLDERS OF IMPAIRED CLAIMS AND EMPLOYEES THAN WOULD ANY OTHER REASONABLY CONFIRMABLE REORGANIZATION PLAN OR LIQUIDATION UNDER ANY CHAPTER OF THE BANKRUPTCY CODE.
The Liquidation Analysis, prepared by Anchor Glass with its financial advisors, is premised upon a hypothetical liquidation in a Chapter 7 case and is attached to this Disclosure Statement as Annex IV. In the analysis, Anchor Glass has taken into account the nature, status, and underlying value of its assets, the estimated ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests.

XI. THE SOLICITATION; VOTING PROCEDURES
A. Voting Deadline
The period during which Ballots and Master Ballots with respect to the Plan will be accepted by Anchor Glass (and may be withdrawn or revoked unless the Bankruptcy Court issues an order to the contrary) will terminate at 5:00 p.m., prevailing Eastern time on April 10, 2006, unless and until Anchor Glass, in its sole discretion, extends the date until which Ballots and Master Ballots will be accepted, in which case the Solicitation Period will terminate at 5:00 p.m., prevailing Eastern time on such extended date. Except to the extent permitted by the Bankruptcy Court, Ballots or Master Ballots that are received after the Voting Deadline will not be counted or otherwise used by Anchor Glass in connection with its request for confirmation of the Plan (or any permitted modification thereof).
Anchor Glass reserves the absolute right, at any time or from time to time, to extend, by oral or written notice to the Claims and Balloting Agent, the period of time (on a daily basis, if necessary) during which Ballots will be accepted for any reason including, but not limited to, determining whether or not the Requisite Acceptances have been received, by making a public announcement of such extension no later than 9:00 a.m., prevailing Eastern time, on the first Business Day next succeeding the previously announced Voting Deadline. Without limiting the manner in which Anchor Glass may choose to make any public announcement, Anchor Glass will not have any obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a news release through the Dow Jones News Service or as otherwise provided by the Bankruptcy Court. There can be no assurance that Anchor Glass will exercise its right to extend the Solicitation Period for the receipt of Ballots and Master Ballots.
B. Voting Procedures
Under the Bankruptcy Code, for purposes of determining whether the Requisite Acceptances have been received, only Holders of Impaired Claims who actually vote will be counted. The failure of a Holder to deliver a duly executed Ballot will be deemed to constitute an abstention by such Holder with respect to voting on the Plan and such abstentions will not be counted as votes for or against the Plan.
Anchor Glass is providing copies of this Disclosure Statement (including all Exhibits) and related materials and, where appropriate, Ballots or Master Ballots (in either case, a “Solicitation Package”), to Holders of its Senior Notes, and General Unsecured Claims. Holders may include brokerage firms, commercial banks, trust companies, or other Nominees. If such entities do not hold for their own account, they should provide copies of the Solicitation Package (including, in the case of the Senior Notes, the appropriate Ballot) to their customers and to beneficial owners of the Senior Notes. Any beneficial owner of Senior Notes who has not received a Ballot should contact his/her or its nominee or the Claims and Balloting Agent.
You should provide all of the information requested by the Ballots you receive. You should complete and return all Ballots that you receive in the return envelope provided with each such Ballot.

C. Special Note for Holders of Senior Notes
The Voting Record Date for determining which Holders of Senior Notes are entitled to vote on the Plan was January 31, 2006. The Senior Notes Trustee will not vote on behalf of the Holders of such notes. Holders must submit their own Ballots.
          1. Beneficial Owners
a.	A beneficial owner holding Senior Notes in “street name” through a nominee may vote on the Plan by one of the following two methods (as selected by such beneficial owner’s Nominee). See Section XII.C.2 — “The Solicitation; Voting Procedures — Special Note for Holders of Senior Notes - Nominees.”
Complete and sign the enclosed beneficial owner Ballot. Return the Ballot to your nominee as promptly as possible and in sufficient time to allow such Nominee to process the Ballot and return it to the Claims and Balloting Agent (see Article X.K below for contact information for the Claims and Balloting Agent) by the Voting Deadline. If no self-addressed, postage-paid envelope was enclosed for this purpose, contact the Claims and Balloting Agent for instructions; or
If a pre-validated Ballot (as described below) is provided to you by your nominee, you must complete, sign, and return the pre-validated Ballot to the Claims and Balloting Agent by the Voting Deadline using the return envelope provided in the Solicitation Package.
Any Ballot returned to a nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such nominee properly completes and delivers to the Claims and Balloting Agent that Ballot or a Master Ballot that reflects the vote of such beneficial owner.
If any beneficial owner owns Senior Notes through more than one nominee, such beneficial owner may receive multiple mailings containing the Ballots. The beneficial Holder should execute a separate Ballot for each block of Senior Notes that it holds through any particular nominee and return each Ballot either to the appropriate nominee or, in the case of a pre-validated Ballot, to the Claims and Balloting Agent in the return envelope provided therewith. Beneficial owners who execute multiple Ballots with respect to Senior Notes held through more than one nominee must indicate on each Ballot the names of ALL such other nominees and the additional amounts of such Senior Notes so held and voted.
          2. Nominees
A nominee that on the Voting Record Date is the Holder of Senior Notes for a beneficial owner can obtain the votes of the beneficial owners of such Senior Notes consistent with customary practices for obtaining the votes of securities held in “street name,” in one of the following two ways:

a.	Pre-Validated Ballots
The nominee may “pre-validate” a Ballot by (i) signing the Ballot; (ii) indicating on the Ballot the name of the beneficial Holder, the amount of Senior Notes held by the nominee for the beneficial owner, and the account numbers for the accounts in which such Senior Notes are held by the nominee; and (iii) forwarding such Ballot, together with the Disclosure Statement, return envelope and other materials requested to be forwarded, to the beneficial owner for voting. The beneficial owner must then complete the information requested in the Ballot, review the certifications contained in the Ballot, and return the Ballot directly to the Claims and Balloting Agent in the pre-addressed, postage-paid envelope so that it is RECEIVED by the Claims and Balloting Agent before the Voting Deadline. A list of the beneficial owners to whom “pre-validated” Ballots were delivered should be maintained by nominees for inspection for at least one year from the Voting Deadline; or
b.	Master Ballots
If the nominee elects not to prevalidate Ballots, the nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned Ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the nominee, and other materials requested to be forwarded. Each such beneficial owner must then indicate his/ her or its vote on the Ballot, complete the information requested in the Ballot, review the certifications contained in the Ballot, execute the Ballot, and return the Ballot to the Nominee. After collecting the Ballots, the nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Ballot, execute the Master Ballot, and deliver the Master Ballot to the Claims and Balloting Agent so that it is RECEIVED by the Claims and Balloting Agent before the Voting Deadline. All Ballots returned by beneficial owners should be forwarded to the Claims and Balloting Agent and a copy retained by Nominees for inspection for at least one year from the Voting Deadline. EACH NOMINEE SHOULD ADVISE ITS BENEFICIAL OWNERS TO RETURN THEIR BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE BALLOT TO THE CLAIMS AND BALLOTING AGENT SO THAT IT IS RECEIVED BY THE CLAIMS AND BALLOTING AGENT BEFORE THE VOTING DEADLINE.
          3. Securities Clearing Agency
Anchor Glass expects that the Depository Trust Company, as a nominee Holder of Senior Notes, will arrange for its participants to vote by executing an omnibus proxy in favor of such participants. As a result of the omnibus proxy, such participant will be authorized to vote its Voting Record Date positions held in the name of The Depository Trust Company.
          4. Miscellaneous
For purposes of voting to accept or reject the Plan, the beneficial owners of Senior Notes will be deemed to be the “Holders” of the Class 2 Senior Notes Claim or, if applicable, the Class 5 Senior Note Claim for voting purposes. Unless otherwise ordered by the Bankruptcy Court, Ballots or Master Ballots that are signed, dated and timely received, but on which a vote to accept or reject the Plan has not been indicated, will not be counted. Anchor Glass, in its sole discretion, may request that the Claims and Balloting Agent attempt to contact such voters to cure any such defects in the Ballots or Master Ballots.
In the event of a dispute with respect to any Senior Note Claim any vote to accept or reject the Plan cast with respect to such Claim or Interest will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.
D. Fiduciaries and Other Representatives
If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, unless otherwise determined by Anchor Glass, must submit proper evidence satisfactory to Anchor Glass of authority to so act. Authorized signatories should submit the separate Ballot of each beneficial owner for whom they are voting.
UNLESS THE BALLOT OR MASTER BALLOT BEING FURNISHED IS TIMELY SUBMITTED TO THE CLAIMS AND BALLOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PLAN; PROVIDED, HOWEVER, THAT ANCHOR GLASS RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO REQUEST OF THE BANKRUPTCY COURT THAT ANY SUCH BALLOT OR MASTER BALLOT BE COUNTED.
E. Parties Entitled To Vote
Under Section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the Holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.
In general, a Holder of a claim or interest may vote to accept or to reject a plan if (i) the claim or interest is “allowed,” which means generally that no party in interest has objected to such claim or interest and (ii) the claim or interest is impaired by the Plan. If, however, the Holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such Holder to have rejected the plan, and, accordingly, Holders of such claims and interests are not entitled to vote on the Plan. If a claim or interest is not impaired by the Plan, the Bankruptcy Code deems the Holder of such claim or interest to have accepted the plan and, accordingly, Holders of such claims and interests are not entitled to vote on the Plan.
Classes 1, 3, and 4 of the Plan are unimpaired, and Holders of Claims in such Classes are conclusively presumed to have accepted the Plan. Class 6 is conclusively presumed to have rejected the Plan. Therefore, in accordance with Sections 1126 and 1129 of the Bankruptcy Code, Anchor Glass is soliciting acceptances only from Holders of Allowed Claims in Classes 2 and 5. See Section VII.C — “Summary of the Plan — Classification and Treatment of Claims.”

A vote may be disregarded if the Bankruptcy Court determines, pursuant to Section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.
F. Classes Impaired Under the Plan
The only Classes of Claims that are Impaired under the Plan and entitled to vote on the Plan are the Class 2 Senior Notes Claim and Class 5 General Unsecured Claims.
Holders of Class 6 Common Stock Interests will not receive or retain any distribution or property under the Plan on account of their Interests. Accordingly, under section 1126(g) of the Bankruptcy Code, they are presumed to have rejected the Plan and are not entitled to vote in respect of the Plan.
All other Classes of Claims are Unimpaired under the Plan. Accordingly, under Section 1126(f) of the Bankruptcy Code, all such Classes of Claims are deemed to have accepted the Plan and are not entitled to vote in respect of the Plan. Acceptances of the Plan are being solicited only from Holders of Claims in an Impaired Class whose members will (or may) receive a distribution under the Plan.
G. Agreements Upon Furnishing Ballots
THE DELIVERY OF AN ACCEPTING BALLOT (OR MASTER BALLOT) TO THE CLAIMS AND BALLOTING AGENT BY A HOLDER OF SENIOR NOTES OR GENERAL UNSECURED CLAIM PURSUANT TO ONE OF THE PROCEDURES SET FORTH ABOVE WILL CONSTITUTE THE AGREEMENT OF SUCH HOLDER TO ACCEPT (I) ALL OF THE TERMS OF, AND CONDITIONS TO, THIS SOLICITATION; AND (II) THE TERMS OF THE PLAN INCLUDING, BUT NOT LIMITED TO, THE RELEASES AND EXCULPATIONS PROVIDED FOR THEREIN; PROVIDED, HOWEVER, ALL PARTIES IN INTEREST RETAIN THEIR RIGHT TO OBJECT TO CONFIRMATION OF THE PLAN PURSUANT TO SECTION 1128 OF THE BANKRUPTCY CODE.
H. Waivers of Defects, Irregularities, Etc.
Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Claims and Balloting Agent and Anchor Glass in their sole discretion, which determination will be final and binding. As indicated below under “Withdrawal of Ballots; Revocation,” effective withdrawals of Ballots must be delivered to the Claims and Balloting Agent prior to the Voting Deadline. Anchor Glass reserves the absolute right to contest the validity of any such withdrawal. Anchor Glass also reserves the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of Anchor Glass or its counsel, be unlawful. Anchor Glass further reserves the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation of the validity of the Ballot (including the Ballot and the respective instructions thereto) by Anchor Glass, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as Anchor Glass (or the Bankruptcy Court) determines. Neither Anchor Glass nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification.
Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.
I. Withdrawal of Ballots; Revocation
Any party who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Claims and Balloting Agent at any time prior to the Voting Deadline. A notice of withdrawal, to be valid, must (i) contain the description of the Claim(s) or Interest(s) to which it relates and the aggregate principal amount represented by such Claim(s) or amount with respect to such Interest(s), (ii) be signed by the withdrawing party in the same manner as the Ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) or Interest(s) and possesses the right to withdraw the vote sought to be withdrawn and (iv) be received by the Claims and Balloting Agent in a timely manner at the address set forth in Section XIII.J. Prior to the filing of the Plan, Anchor Glass intends to consult with the Claims and Balloting Agent to determine whether any withdrawals of Ballots were received and whether the Requisite Acceptances of the Plan have been received. As stated above, Anchor Glass expressly reserves the absolute right to contest the validity of any such withdrawals of Ballots.
Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of Ballots which is not received in a timely manner by the Claims and Balloting Agent will not be effective to withdraw a previously cast Ballot.
Any party who has previously submitted to the Claims and Balloting Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change his or its vote by submitting to the Claims and Balloting Agent prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received, only the Ballot which bears the latest date will be counted for purposes of determining whether the Requisite Acceptances have been received.
Anchor Glass will pay all costs, fees and expenses relating to the Solicitation, including, without limitation, customary mailing and handling costs of Nominees.
J. Encore Glass, Inc.
Encore Glass, Inc. (“Encore”) filed a proof of claim for $6,102,912.60 (the “Alleged Encore Debt”) in Anchor Glass Container Corporation’s previous bankruptcy case, Case No. 02-07233-8C1 (the “Prior Bankruptcy”). Anchor objected and the Encore Claim was subsequently denied. Encore appealed this ruling to the United States District Court for the Middle District of Florida, Tampa Division, which appeal is still pending as case number 8:03-cv-2679-T-24EAJ (the “Appeal”) and has been fully briefed. By order of the Bankruptcy Court, that contested matter is to be resolved in this Chapter 11 Case. The Debtor believes it will prevail on the merits of the Appeal.
Following the commencement of this Chapter 11 Case, Encore filed a contingent claim seeking recovery for the entire amount of the Alleged Encore Debt should it be successful in the Appeal. Encore contends that because its claim was filed in the Second Bankruptcy, in which unsecured creditors were paid in full, the Encore Claim cannot be included in the treatment provided to Class 5 General Unsecured Claims under the Plan. Anchor Glass strongly disputes this contention and believes that any unpaid unsecured creditor from its Prior Bankruptcy should be treated as having a General Unsecured Claim in this Chapter 11 Case. Thus, even if Encore should prevail on its Appeal, Anchor Glass believes the Encore Claim will be deemed an Allowed Class 5 General Unsecured Claim and will be paid Pro Rata according to the treatment of such Class provided in the Plan.
K. Further Information; Additional Copies
If you have any questions or require further information about the voting procedure for voting your Claim or Interest or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, the Disclosure Statement, or any exhibits to such documents (at your own expense, unless otherwise specifically required by Fed. R. Bankr. P. 3017(d)), please contact the Claims and Balloting Agent:
AGCC Claims
ACCLARIS, LLC
P.O. BOX 22105
Tampa, FL 33622-2105
Telephone: (813) 873-2020

XII. RECOMMENDATION AND CONCLUSION
For all of the reasons set forth in this Disclosure Statement, Anchor Glass believes that confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, Anchor Glass urges all eligible Holders of Impaired Claims to vote to ACCEPT the Plan, and to complete and return their ballots so that they will be RECEIVED by the Claims and Balloting Agent on or before 5:00 p.m., prevailing Eastern time on April 10, 2006.

Dated: March 1, 2006
ANCHOR GLASS CONTAINER CORPORATION
	By:	/s/ Mark S. Burgess
Title: Chief Executive Officer

CARLTON FIELDS, P.A.

By: /s/ Robert A. Soriano Robert A. Soriano Florida Bar No. 445002 Corporate Center Three at International Plaza 4221 West Boy Scout Blvd., Suite 1000 Tampa, Florida 33607

CAHILL GORDON & REINDEL LLP 80 Pine Street New York, New York 10005

Attorneys for Anchor Glass Container Corporation, as Debtor and Debtor in Possession

ANNEX I
TO
DISCLOSURE STATEMENT
WITH RESPECT TO
REORGANIZATION OF PLAN OF ANCHOR GLASS CONTAINER CORPORATION
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION

In re:		Chapter 11

ANCHOR GLASS CONTAINER		Case No. 8:05-bk-15606-ALP
CORPORATION,

Debtor.

/

SECOND AMENDED PLAN OF REORGANIZATION
OF ANCHOR GLASS CONTAINER CORPORATION

CARLTON FIELDS, P.A. Corporate Center Three at International Plaza 4221 W. Boy Scout Boulevard Tampa, Florida 33607 (813) 223-7000

CAHILL GORDON & REINDEL, LLP 80 Pine Street New York, New York 10005 (212) 701-3000

Attorneys for Anchor Glass Container Corporation, as Debtor and Debtor in Possession
Dated: Tampa, Florida March 1, 2006

-i-

(continued)

-ii-

(continued)

-iii-

TABLE OF SCHEDULES
Assumed Executory Contracts to be filed ten days prior to deadline for voting on Plan

-iv-

PLAN SUPPLEMENT INDEX
Articles of Incorporation and By-Laws
New Equity Incentive Plan
New Revolving Credit Facility Term Sheet
New Term Loan Term Sheet
Alpha Resolution Trust Agreement
Shareholder Agreement
Registration Rights Agreement

-v-

INTRODUCTION
Anchor Glass Container Corporation, Debtor and Debtor-in-Possession, proposes the following plan of reorganization under Chapter 11 of the Bankruptcy Code.
ARTICLE I.
DEFINITIONS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME
A. Scope of Definitions; Rules of Construction
Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in the Plan shall have the meanings ascribed to them in this Article I. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules (each as defined below), shall have the meaning ascribed to it therein, as applicable. Where the context requires, any definition applies to the plural as well as the singular number.
B. Definitions
“Ad Hoc Committee of Senior Noteholders” means the committee of certain Holders of the Senior Notes.
“Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Debtor’s Estate and operating its businesses, including wages, salaries, or commissions for services rendered after the Petition Date and all fees and expenses incurred pursuant to the Note Purchase Agreement, (b) Professional Fees, (c) all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, and (d) all Allowed Claims that are entitled to be treated as Administrative Claims by virtue of a Final Order.
“Affiliate” means, as to any Person or Entity, any other Person or Entity who, directly or indirectly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with such Person or Entity. A Person or Entity shall be deemed to control another Person or Entity if the controlling Person or Entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person or Entity, including through the ownership of voting securities or by contract.
“Allowed” means, with respect to a Claim or Interest within a particular class, an Allowed Claim or Allowed Interest of the type described in such class.
“Allowed Claim” means except to the extent otherwise expressly provided herein or in or by an order of the Bankruptcy Court, (a) a Claim that has been scheduled by the Debtors pursuant to sections 521(1) and 1106(a)(2) of the Bankruptcy Code and Bankruptcy Rule 1007 and (i) is not scheduled as disputed, contingent or unliquidated, and (ii) is not a Claim as to which a proof of

1

claim has been filed asserting a Claim in an amount different from the amount scheduled by the Debtors; (b) a Claim or Administrative Claim as to which a timely proof of claim or request for allowance of Administrative claim has been filed as of the applicable Bar Date or the Administrative Bar Date and no objection thereto, or application to equitably subordinate or otherwise limit recovery, has been made on or before any applicable deadline; or (c) a Claim or Administrative Claim that has been allowed by Final Order; provided that Reorganized AG, its successor or, in respect of Class 5 General Unsecured Claims, the Alpha Resolution Trustee, each in its discretion, may bring an objection or other motion before the Bankruptcy Court with respect to a Disputed Claim for resolution. Allowed Claims shall (a) include a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Effective Date and (b) be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by order of the Bankruptcy Court, “Allowed Claim” shall not, for purposes of distributions under the Plan, include (i) for prepetition Claims, interest on such Claim or Claims accruing from or after the Petition Date, (ii) punitive or exemplary damages or (iii) any fine, penalty or forfeiture.
“Alpha Resolution Trust” means the irrevocable trust the Debtor will establish pursuant to Article V of the Plan.
“Alpha Resolution Trust Agreement” means the agreement specifying the rights and obligations of the Alpha Resolution Trust and the Alpha Resolution Trustee and the rights of the General Unsecured Creditors who are the beneficiaries of the Alpha Resolution Trust, to be executed as of the Effective Date substantially in the form filed in the Plan Supplement.
“Alpha Resolution Trust Assets” means (a) $8,000,000 in Cash, (b) the Utility Settlement Proceeds, and (c) any net income the Alpha Resolution Trust earns through the investment of those assets, less the Alpha Resolution Trust Expenses.
“Alpha Resolution Trust Expenses” means all costs, taxes, and expenses of or imposed on the Alpha Resolution Trust and Alpha Resolution Trustee as of and following the Effective Date which are attributable or allocable to the purposes of that trust and which include trustee compensation, employee compensation, insurance premiums, legal, accounting, and other professional fees and expenses, overhead, disbursements, and expenses relating to the implementation of the Alpha Resolution Trust, including expenses relating to objections to Claims.
“Alpha Resolution Trustee” means the Person chosen by the Creditors’ Committee to serve as the trustee under the Alpha Resolution Trust Agreement. The Creditors’ Committee shall designate the Alpha Resolution Trustee in writing filed with the Court on or before the date upon which the Plan Supplement is filed.
“Anchor Glass” means Anchor Glass Container Corporation, a Delaware corporation.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as now in effect or hereafter amended.
“Bankruptcy Court” means the United States Bankruptcy Court for the Middle District of

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Florida, Tampa Division, or any other court with primary jurisdiction over the Chapter 11 Case.
“Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, all as now in effect or hereafter amended.
“Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.
“Cash” means legal tender of the United States of America.
“Certificate” shall have the meaning ascribed to such term in Article V.H.
“Chapter 11 Case” means the Chapter 11 case of Anchor Glass pending in the Bankruptcy Court.
“Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against the Debtor.
“Claims Objection Deadline” means, for each Claim, that day which, (i) as to Claims to which the Debtor or Reorganized AG has the right to object, is 90 days after the Effective Date, as the same may be from time to time extended by the Bankruptcy Court, without further notice to parties in interest; and (ii) as to Claims to which the Alpha Resolution Trustee has the right to object, is 180 days after the Effective Date, as the same may be from time to time extended by the Bankruptcy Court, without further notice to parties in interest.
“Class” means one of the classes of Claims or Interests listed in Article III of the Plan.
“Common Stock” means Anchor Glass’s common stock, par value $0.10 per share, issued and outstanding as of the Petition Date.
“Common Stock Interests” means any Interest arising from the Common Stock, Warrants or any other options to purchase Common Stock that existed as of the Petition Date.
“Confirmation” means the Bankruptcy Court’s confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code.
“Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.
“Confirmation Hearing” means the Bankruptcy Court’s hearing to consider Confirmation of the Plan, as it may be adjourned or continued from time to time.
“Confirmation Order” means the Bankruptcy Court’s order confirming the Plan under section 1129 of the Bankruptcy Code.
“Creditors’ Committee” means the official committee of unsecured creditors appointed by the United States Trustee in the Chapter 11 Case on August 22, 2005, as it may be reconstituted

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from time to time.
“Creditors’ Committee Adversary Proceeding” means the adversary proceeding commenced in the Bankruptcy Court in this Chapter 11 Case by the Creditors’ Committee against The Bank of New York as Indenture Trustee and Collateral Agent for the Senior Notes.
“Cure” means the payment of Cash by the Debtor or Reorganized AG, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of the Debtor and to permit the Debtor to assume that contract or lease under section 365(a) of the Bankruptcy Code.
“D&O Tail Insurance” means that certain tail insurance policy the Debtor will make a good faith reasonable best effort to purchase on or before the Effective Date for the benefit of those Persons who served as its directors and officers on or subsequent to the Petition Date for a tail period not to exceed six years (but which may be shorter) and whose premium does not exceed 100% of the current year’s directors’ and officers’ insurance premium, which policy cannot be cancelled by the Debtor, Reorganized AG, or any successor in interest thereto after such purchase; provided, however, that the Debtor’s obligation to procure this insurance shall be a one time event.
“Debtor” means Anchor Glass in its capacity as debtor and debtor in possession under sections 1107 and 1108 of the Bankruptcy Code, and, when the context so requires, as a post-Confirmation entity reorganized hereunder.
“Deductible Claim” means, with respect to a Tort Claim for which there is Insurance Coverage, that portion of the Tort Claim which is equal in amount to the lesser of (i) the deductible or the self-insured retention amount, as applicable, as provided in the relevant Insurance Policy, and (ii) the amount of the Tort Claim.
“Disallowed Claim” or “Disallowed Interest” means any Claim against or Interest in the Debtor that has been disallowed, in whole or in part, by a Final Order of the Bankruptcy Court, or which has been withdrawn, in whole or in part, by the Holder thereof.
“Disbursing Agent” means Reorganized AG or any party designated by Reorganized AG, in its sole discretion, to serve as a disbursing agent under the Plan.
“Disputed Claim” means any Claim, or any portion thereof, that is not an Allowed Claim or a Disallowed Claim.
“Disputed Interest” means every Interest that is not an Allowed Interest.
“Distribution Date” means the Business Day occurring as soon as practicable after the Effective Date, on which the Disbursing Agent first makes distributions to Holders of Allowed Claims as provided in Article V of the Plan.
“Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the first Business Day after the Confirmation Date.

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“Effective Date” means the first Business Day on which all conditions to the Plan’s consummation set forth in Article X.B have been satisfied or waived.
“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.
“Estate” means the estate of the Debtor in the Chapter 11 Case, as created under section 541 of the Bankruptcy Code.
“Excess Tort Claim” means the amount, if any, by which a Tort Claim for which there is Insurance Coverage exceeds the amount of the Deductible Claim for such Tort Claim.
“Existing Securities” means, collectively, the Senior Notes and Common Stock.
“Face Amount” means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the Holder thereof in any proof of Claim timely filed with the Bankruptcy Court, and (b) when used in reference to an Allowed Claim, the Allowed amount thereof.
“Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case or the docket of any other court of competent jurisdiction, that has not been amended, modified, reversed, or stayed and as to which the time to seek rehearing or file a notice of appeal has expired and no appeal or request for a stay or other review is pending.
“GE Capital” means General Electric Capital Corporation.
“GE Capital Payments” means the payments aggregating $828,601.40 the Debtor made to GE Capital subsequent to the Petition Date.
“GE Capital Secured Claim” means the Claim of GE Capital arising out of that certain Master Lease Agreement between GE Capital and the Debtor, dated as of December 26, 2002, and the schedules thereto, as such may be amended, supplemented, or otherwise modified, a capital lease pursuant to which GE Capital provided financing for the Debtor’s purchase of certain equipment used at its manufacturing facility in Elmira, New York. For purposes of the Plan, the GE Capital Secured Claim is treated as a Secured Claim and not the Claim of a lessor under an unexpired lease.
“General Unsecured Claim” means an unsecured Claim that is not entitled to priority under section 507 of the Bankruptcy Code, and is not a Secured Claim, an Excess Tort Claim, or an Interest.
“Global Settlement” means, collectively, the settlement pursuant to this Plan of the Creditors’ Committee Adversary Proceeding and issues in respect of the Allowed amount of the Secured Claims of the Holders of Senior Notes.
“Holder” means any Person or Entity that holds a Claim or Interest.
“Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

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“Insurance Coverage” means any insurance coverage under any Insurance Policy which is available for the payment of liability or damages arising from or related to Tort Claims.
“Insurance Policy” means any insurance policy in effect at any time on or before the Effective Date naming the Debtor (or any predecessor or past or present Affiliate of the Debtor) as an insured, or otherwise affording the Debtor (or any predecessor or past or present Affiliate of the Debtor) Insurance Coverage, upon which any claim or demand has been or may be made with respect to any Tort Claim.
“Interest” means the legal, equitable, contractual and other rights of any Person with respect to any capital stock or other ownership interest in the Debtor, whether or not transferable, and any option, warrant or right to purchase, sell, or subscribe for an ownership interest or other equity security in the Debtor, including any claim arising from or related to the issuance, purchase or sale of any capital stock or other ownership interest in the Debtor.
“New Common Stock” means the new common stock to be issued (or reserved for issuance upon the exercise of New Equity Incentive Options) by Reorganized AG under the Plan as of the Effective Date pursuant to the Reorganized AG Certificate of Incorporation.
“New Equity Incentive Options” means the options to be issued by Reorganized AG to the New Equity Incentive Plan Participants to purchase shares of New Common Stock pursuant to the provisions of the New Equity Incentive Plan.
“New Equity Incentive Plan” means the equity incentive plan pursuant to which, among other things, Reorganized AG shall reserve up to 10% of the New Common Stock for the award of New Equity Incentive Options to the New Equity Incentive Plan Participants, the participants and apportionment of which shall be determined by the board of directors of Reorganized AG.
“New Equity Incentive Plan Participants” means the employees of Reorganized AG who will be participants in the New Equity Incentive Plan, as determined by the board of directors of Reorganized AG.
“New Loan Agreements” means the New Revolving Credit Facility and the New Term Loan.
“New Revolving Credit Facility” means the $65 million revolving credit facility provided under the senior secured revolving credit facility agreement substantially under the terms filed in the Plan Supplement.
“New Term Loan” means the $135 million term loan provided under the senior secured term credit facility agreement substantially under the terms filed in the Plan Supplement.
“Note Purchase Agreement” means the Senior Secured Post-Petition Note Purchase Agreement dated as of September 15, 2005, between the Debtor and Wells Fargo Bank, N.A., as Administrative Collateral Agent, providing $125,000,000 Senior Secured Term Notes Due 2006.
“Note Purchase Agreement Claims” means claims arising from or under, or relating in any way to, the Note Purchase Agreement, including, without limitation, interest, fees, expenses, and costs, including reasonable attorneys’ fees and costs.

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“Note Purchasers” means the purchasers under the Note Purchase Agreement.
“Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.
“Other Secured Claims” means, collectively, all Secured Claims against the Debtor other than the Secured Claims included in Classes 2 and 3 of the Plan and the Note Purchase Agreement Claims.
“Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.
“Petition Date” means August 8, 2005, the date on which the Debtor filed its petition for relief commencing the Chapter 11 Case.
“Plan” means this Plan of Reorganization, including the Plan Supplement and all exhibits, supplements, appendices, and schedules thereto, as any of the foregoing may be amended, modified, or supplemented from time to time.
“Plan Supplement” means the compilation of documents, including any exhibits, lists, or schedules to the Plan not included herewith, that the Debtor may file with the Bankruptcy Court on or before the date that is at least ten days prior to the deadline for voting to accept or reject the Plan.
“Postpetition Interest” means interest accruing after the Petition Date on a Claim.
“Priority Claim” means a Claim that is entitled to a priority in payment pursuant to section 507(a) of the Bankruptcy Code and that is not a Priority Tax Claim.
“Priority Tax Claim” means a Claim that is entitled to a priority in payment under section 507(a)(8) of the Bankruptcy Code.
“Pro Rata” means, at any time, the proportion that the Face Amount of an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate Face Amount of all Claims or Interests (including Disputed Claims or Disputed Interests, but excluding Disallowed Claims or Disallowed Interests) in that Class, unless the Plan provides otherwise.
“Professional” means (a) any professional employed in the Chapter 11 case by an order or orders of the Bankruptcy Court issued pursuant to section 327, 328 or 1103 of the Bankruptcy Code and (b) any professional or Entity seeking compensation and reimbursement in connection with the Chapter 11 Case pursuant to Section 503(b)(4) of the Bankruptcy Code.
“Professional Fee” means the costs and expenses of a Professional relating to services performed from and after the Petition Date through and including the Effective Date.
“Professional Fee Claim” means all Administrative Claims for the compensation of Professionals and the reimbursements of expenses incurred by such Professionals for services pursuant to sections 327, 328, 330, 331, 363, 503(b) or 1103 of the Bankruptcy Code from and after the Petition Date through and including the Effective Date and which shall include the reasonable

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costs and expenses of the members of the Creditors’ Committee.
“Registration Rights Agreement” means the registration rights agreement, substantially in the form filed in the Plan Supplement.
“Reorganized AG” means Anchor Glass on and after the Effective Date.
“Reorganized AG By-laws” means Reorganized AG’s by-laws in effect on the Effective Date under the laws of the State of Delaware, substantially in the form filed in the Plan Supplement.
“Reorganized AG Certificate of Incorporation” means Reorganized AG’s certificate of incorporation in effect under the laws of the State of Delaware, on the Effective Date and substantially in the form filed in the Plan Supplement.
“Representative” shall have the meaning ascribed to such term in Article IV.E.
“Requisite Acceptances” shall have the meaning ascribed to such term in Article VIII.B.
“Secured Claim” means a Claim that is secured by a lien on property in which the Estate has an interest or that is subject to a setoff under section 553 of the Bankruptcy Code to the extent of the value of the Claim Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code and, if applicable, 1129(b) of the Bankruptcy Code.
“Senior Notes” means, collectively, Anchor Glass’s 11% Senior Secured Notes Due 2013 in the original aggregate principal amount of $300,000,000 and the 11% Senior Secured Notes Due 2013 in the original aggregate principal amount of $50,000,000, together with accrued interest, fees, and costs through the Effective Date.
“Senior Notes Claim” means the Claim of the Senior Notes Trustee on behalf of all Holders of the Senior Notes, on account of the Senior Notes.
“Senior Notes Indenture” means the indenture dated as of February 7, 2003, between Anchor Glass, as issuer, and the Senior Notes Trustee, pursuant to which the Senior Notes were issued, as such indenture is or has been amended or supplemented from time to time in accordance with the terms thereof.
“Senior Notes Trustee Fees” means the fees and expenses, including reasonable attorneys’ and agents’ fees, expenses, and disbursements, incurred by the Senior Notes Trustee from and after the Petition Date and through the Effective Date in accordance with the terms of the Senior Notes Indenture, which shall be an Allowed Administrative Claim and be paid in full in Cash by Reorganized AG on the Distribution Date.
“Senior Notes Trustee” means The Bank of New York or its successor, in either case in its capacity as indenture trustee for the Senior Notes under the Senior Notes Indenture.
“Shareholder Agreement” means the shareholder agreement, substantially in the form filed in the Plan Supplement.

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“Subordinated Claim” means a Claim subject to subordination under section 510(b) or 510(c) of the Bankruptcy Code, including any Claim (a) arising from the rescission of the purchase or sale of an Existing Security, (b) for damages arising from the purchase or sale of such an Existing Security, (c) for reimbursement, contribution or indemnification allowed under section 502 of the Bankruptcy Code on account of a Claim described in clause (a) or (b), including, but not limited to, a Claim with respect to any action pending against any Debtor and/or its current or former officers or directors in which such Claim is asserted, or (d) that the Bankruptcy Court subordinates under principles of equitable subordination.
“Tort Claim” means any Claim or demand now existing or hereafter arising (including all thereof in the nature of or sounding in tort, contract, warranty, or under any other theory of law or equity) against the Debtor, it predecessors, successors or assigns, Affiliates, or its present or former officers, directors or employees, for, relating to, or arising from any death, personal injury, damage, or related loss (whether physical, emotional, or otherwise) to any Person or Entity or property, including any Claim or demand for compensatory damages (such as loss of consortium, wrongful death, unearned wages, survivorship, proximate, consequential, general, and special damages), and punitive damages, and any products liability claim, in each case for any act or event occurring on or prior to the Effective Date, whether or not such Claim or demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, or whether or not the facts of or legal basis for such Claim or demand are known or unknown, or whether or not the injury, loss or damage giving rise to such Claim or demand was diagnosable, undiagnosable, detectible or undetectable before the Effective Date. Notwithstanding anything to the contrary contained herein, when used in the Plan, the term “Tort Claim” shall be broadly construed and shall include (a) claims that may or may not presently constitute “claims” within the meaning of section 101(5) of the Bankruptcy Code and (b) demands that may or may not presently constitute “demands” within the meaning of Section 524(g)(5) of the Bankruptcy Code.
“Unclassified Claims” means Administrative Claims and Priority Tax Claims.
“Utility Settlement Proceeds” means the exact sum of $686,224.28, plus interest, earned thereon, consisting of (a) the sum of $40,000 due from Geary Energy, LLC pursuant to the Bankruptcy Court’s Order dated February 13, 2006 [Dkt. No. 965] and (b) those funds in the approximate amount of $646,000, held in escrow by counsel for the Creditors’ Committee as of February 26, 2006, which funds have been deposited by certain utilities under Bankruptcy Court approved compromises to resolve the Creditors’ Committee’s objection to that utility’s entitlement to retain funds paid post-petition for pre-petition obligations.
C. Rules of Interpretation
     1. General
In the Plan (a) any reference to a contract, instrument, release, indenture, or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references to

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Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan, (d) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the plan, (e) captions and headings to articles and sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.
     2. “Including”
As used in the Plan, “including” means “including without limitation.”
     3. “On”
With reference to any distribution under the Plan, “on” a date means on or as soon as reasonably practicable after that date.
D. Computation of Time
In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.
ARTICLE II.
TREATMENT OF UNCLASSIFIED CLAIMS
In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.
A. Administrative Claims
Each Holder of an Allowed Administrative Claim shall receive, on the latest to occur of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim and (iii) the date on which its Administrative Claim becomes payable under any agreement relating thereto, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Administrative Claim, Cash equal to the unpaid portion of its Allowed Administrative Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Claim based on a liability incurred by the Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreement relating thereto; and (b) any Allowed Administrative Claim may be paid on such other terms as may be agreed on between the Holder of such Claim and the Debtor.
B. Note Purchase Agreement Claims
The Note Purchase Agreement Claims will be paid in full in Cash not later than the Distribution Date.
C. Priority Tax Claims

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On, or as soon as reasonably practicable after the later to occur of (i) the Distribution Date and (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, in the sole discretion of the Debtor, (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) deferred Cash payments over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim, of a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, or (c) such other treatment as to which the Debtor and such Holder shall have agreed upon in writing; provided, however, that the Debtor reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty.
ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
A.	Introduction
The Plan places all Claims and Interests, other than Unclassified Claims provided for in Article II, in the Classes listed below. A Claim or Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in other Classes to the extent that any portion thereof falls within the description of other Classes.
B.	Summary of Classes

Impaired/Unimpaired;
Class	Entitlement to Vote
Class 1 — Other Priority Claims	Unimpaired	—	Deemed to have accepted the Plan and not entitled to vote.
Class 2 — Senior Notes Claim	Impaired	—	Entitled to vote.
Class 3 — GE Capital Secured Claim	Unimpaired	—	Deemed to have accepted the Plan and not entitled to vote.
Class 4 — Other Secured Claims	Unimpaired	—	Deemed to have accepted the Plan and not entitled to vote.
Class 5 — General Unsecured Claims	Impaired	—	Entitled to vote.
Class 6 — Common Stock Interests	Impaired	—	Deemed to have rejected the Plan and not entitled to vote.
C.	Treatment of Classes
1.	Class 1 — Other Priority Claims
(a)	Claims in Class: Class 1 consists of all Other Priority Claims against the Debtor.

(b)	Treatment: On the later to occur of (i) the Distribution Date and (ii) the date on which its Other Priority Claim becomes an Allowed Other Priority Claim, each Holder of an Allowed Class 1 Other Priority Claim shall

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receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Other Priority Claim, Cash equal to the full amount of its Allowed Other Priority Claim.
2.	Class 2 — Senior Notes Claim
(a)	Claims in Class: Class 2 consists of the Senior Notes Claim.

(b)	Treatment: In accordance with the Global Settlement, each Holder of Senior Notes shall receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for the Senior Notes Claim on or as soon as practicable after the Distribution Date, its Pro Rata Share of all of the New Common Stock, subject to dilution by exercise of the New Equity Incentive Plan; provided, however, that nothing contained in this Plan shall be deemed to affect the rights of a Holder of Senior Notes in respect of a Claim against the Debtor arising from something other than in connection with the Senior Notes Claim. If the Senior Notes Claim exceeds the value of the collateral that secures it, the Senior Notes Trustee, on behalf of all Holders of Senior Notes, will have a Secured Claim equal to the collateral’s value and a General Unsecured Claim for the deficiency; provided, however, that in accordance with the Global Settlement each Holder of Senior Notes, to the extent that a portion of the Class 2 Senior Notes Claim or any Claim arising in connection with the Senior Notes Claim is a General Unsecured Claim, shall not receive its Pro Rata share of the Alpha Resolution Trust Assets but shall retain its right to vote as the Holder of an Allowed Class 5 General Unsecured Claim to the extent of the Allowed amount of such General Unsecured Claim.
3.	Class 3 — GE Capital Secured Claim
(a)	Claims in Class: Class 3 consists of the GE Capital Secured Claim.

(b)	Treatment: The Holder of the Allowed Class 3 GE Capital Secured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Allowed GE Capital Secured Claim, on or as soon as practicable after the Distribution Date, Cash in an amount equal to (i) the sum of $9,659,573.43 (the “GE Capital Principal Amount”) plus interest on the GE Capital Principal Amount at a rate equal to the rate set forth in Section XX(j) of the Master Lease Agreement, dated as of December 26, 2002 and the Schedules executed in connection therewith (collectively, the “GE Agreement”), for the period from the Petition Date through the Distribution Date, plus the amount of GE Capital’s reasonable costs and expenses, less (ii) the GE Capital Payments, which the Holder of the Allowed Class 3 GE Capital Secured Claim shall be entitled to retain. In addition, subsequent to the Effective Date, Reorganized AG shall continue to comply with its obligations under Section XV of the GE Agreement. Upon payment to GE Capital of its distribution under the

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Plan, all title to the collateral securing the GE Capital Secured Claim shall be deemed transferred to the Debtor and Reorganized AG effective as of December 26, 2002.
4.	Class 4 — Other Secured Claims
(a)	Claims in Class: Class 4 consists of all Other Secured Claims against the Debtor.

(b)	Treatment: Each Holder of an Allowed Class 4 Other Secured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Secured Claim, on or as soon as practicable after the Distribution Date, Cash in the full amount of such Allowed Other Secured Claim. If the Claim of a Holder of an Other Secured Claim exceeds the value of the collateral that secures it, such Holder will have a Secured Claim equal to the collateral’s value and a General Unsecured Claim for the deficiency.
5.	Class 5 — General Unsecured Claims
(a)	Claims in Class: Class 5 consists of all General Unsecured Claims, including the portion of the Senior Notes Claim that exceeds the value of the collateral securing that Claim.

(b)	Treatment: In accordance with the Global Settlement, each Holder of an Allowed Class 5 General Unsecured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured Claim, on or as soon as practicable after the Distribution Date, its Pro Rata share of the Alpha Resolution Trust Assets.
6.	Class 6 — Common Stock Interests
(a)	Interests in Class: Class 6 consists of all Common Stock Interests in Anchor Glass and any claims directly or indirectly arising from or under, or relating in any way to, Common Stock.

(b)	Treatment: On the Effective Date all Common Stock Interests shall be canceled and extinguished, and each Holder of Common Stock Interests shall not receive or retain any property or interest in property on account of its Class 6 Common Stock Interests.
D.	Allowed Claims and Interests
     1. Notwithstanding any provision herein to the contrary, the Debtor, Reorganized AG, the Disbursing Agent, or the Alpha Resolution Trustee, as to Class 5 General Unsecured Claims, as the case may be, shall only make distributions to Holders of Allowed Claims. No

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Holder of a Disputed Claim will receive any distribution on account thereof until and then only to the extent that its Disputed Claim becomes an Allowed Claim.
     2. To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.
     3. As part of the Global Settlement, prior to the date for voting on the Plan, the Debtor and the Ad Hoc Committee of Senior Noteholders, after consultation with the Creditors’ Committee, will agree upon the Allowed amount of the Secured Claim of the Senior Notes and the Allowed amount of the General Unsecured Claim of the Senior Notes, which allowance will be solely for the purposes of voting on the Plan and not for the purposes of receiving distributions on account thereof.
E. Postpetition Interest
In accordance with section 502(b)(2) of the Bankruptcy Code, the dollar amount of all Claims against the Debtor, but not the secured portion thereof, shall be calculated as of the Petition Date. Except as otherwise provided in an order of the Bankruptcy Court, as required by section 506(b), section 1124, or section 1129 of the Bankruptcy Code or as otherwise provided in the Plan, no Holder of a Claim shall be entitled to, or receive, Postpetition Interest. Any Postpetition Interest that is payable in respect of an Allowed Claim shall be calculated at the applicable contract rate.
F. Dismissal of Creditors Committee Adversary Proceeding
     1. Pursuant to Bankruptcy Rule 9019, and in consideration of the classification, distribution, treatment, releases and other benefits provided under the Plan, including without limitation the distributions to be made to Holders of General Unsecured Claims pursuant to Article III.C. of the Plan, and the undertakings of the parties to the settlements provided in this Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan including, without limitation, the Creditors’ Committee Adversary Proceeding, all of which shall be deemed settled pursuant to section 1123(b)(3)(A) of the Bankruptcy Code. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, including the releases, and the Bankruptcy Court’s findings shall constitute its determination that such compromises, settlements and releases are in the best interests of the Debtor, the estate, the creditors and other parties in interest, and are fair, equitable and within the range of reasonableness, all of which shall be effective as of the Effective Date.
     2. On the Effective Date, the Creditors’ Committee and each Holder of General Unsecured Claims shall dismiss or shall be deemed to have dismissed their claims under the Creditors’ Committee Adversary Proceeding, with prejudice and in their entirety, and the Creditors’ Committee shall file a notice of voluntary dismissal of the Adversary Proceeding.

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     3. In addition to the general injunction set forth in Article XIV.E. of the Plan, from and after the Effective Date, the Debtor, Reorganized AG, the Creditors’ Committee, and each Holder of General Unsecured Claims shall be permanently enjoined from (i) continuing in any manner the Creditors’ Committee Adversary Proceeding or any of the claims, allegations and causes of action described in or related to the Creditors’ Committee Adversary Proceeding, or (ii) otherwise pursuing any claims against the Senior Notes Trustee and/or the Holders of Senior Notes.
ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN
A. Senior Secured Revolving Credit Facility and New Term Loan
On or before the Effective Date, Reorganized AG shall enter into the New Loan Agreements in order to obtain certain of the funds necessary to repay the Note Purchase Agreement Claims, to make distributions under the Plan, and to conduct its post-reorganization business.
B. Certificate of Incorporation and Bylaws; Certificate of Designations
The certificate of incorporation and bylaws of Anchor Glass will be amended and restated as necessary to satisfy the provisions of the Plan and the Bankruptcy Code, and will, among other things, (i) pursuant to Section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a) of the Bankruptcy Code; and (ii) authorize the issuance of the New Common Stock in amounts necessary to permit the distributions thereof required or contemplated by the Plan. Copies of the proposed Reorganized AG Certificate of Incorporation and Reorganized AG By-laws are attached to the Plan Supplement. After the Effective Date, Reorganized AG may amend and restate its certificate of incorporation and by-laws as permitted by applicable law.
C. The Board of Directors and Executive Officers of Reorganized AG
On the Effective Date, the term of the current board of directors of Anchor Glass will expire. The initial board of directors of Reorganized AG as of the Effective Date will consist of five (5) members. Pursuant to Section 1129(a)(5) of the Bankruptcy Code, Anchor Glass will identify the individuals proposed to serve as directors of Reorganized AG and any proposed changes to existing management in the Plan Supplement. The board of directors of Reorganized AG will have the responsibility for the management, control and operation of Reorganized AG on and after the Effective Date.
Each officer serves at the discretion of the board of directors or until the first meeting of the board of directors following the next annual meeting of the stockholders.
D. Corporate Action
On the Effective Date, the adoption of the Reorganized AG Certificate of Incorporation or similar constituent documents, the adoption of the Reorganized AG By-laws, the selection of directors and officers for Reorganized AG, and all other actions contemplated by the Plan will be

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authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of Anchor Glass and Reorganized AG, and any corporate action required by Anchor Glass or Reorganized AG in connection with the Plan, will be deemed to have occurred and will be in effect, without any requirement of further action by the security holders or directors of Anchor Glass and Reorganized AG. On the Effective Date, the appropriate officers of Anchor Glass or Reorganized AG and members of the board of directors of Anchor Glass or Reorganized AG will be authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of Reorganized AG.
E. Corporation Action; Cancellation of Existing Securities and Agreements
On the Effective Date, (i) the Existing Securities, to the extent not already canceled, shall be deemed canceled and of no further force or effect without any further action on the part of the Bankruptcy Court or any Person or Entity and (ii) the obligations of the Debtor under the Existing Securities, the Debtor’s certificate of incorporation, the Senior Notes Indenture, and under any agreements, indentures, or certificates of designations governing the Existing Securities and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Debtor to issue, transfer, or sell any shares of capital stock of the Debtor shall be discharged; provided, however, that the Senior Notes Indenture and each other agreement that governs the rights of the Holder of a Senior Note and that is administered by the Senior Notes Trustee or any other indenture trustee, agent or servicer (any such Person, including the Senior Notes Trustee, a “Representative”) shall continue in effect solely for the purposes of (a) allowing such Representative to make the distributions to be made on account of such Claims under the Plan and (b) permitting such Representative to maintain any rights it may have for fees, costs, and expenses under the Senior Notes Indenture or such other agreement, as the case may be. Additionally, until satisfaction and discharge of the Senior Notes Indenture as provided for herein, the cancellation of the Senior Notes Indenture shall not impair the rights and duties under such agreement as between the Senior Notes Trustee and the beneficiaries of the trust created thereby.
Additionally, as of the Effective Date, all Interests, to the extent not already canceled, shall be canceled.
Any actions taken by a Representative that are not for the purposes authorized in this Article IV.E shall not be binding upon the Debtor. Except with respect to the making of distributions as provided in the preceding sentences of this Article IV.E, Reorganized AG may, with or without cause, terminate any now existing indenture or other governing agreement and the authority of any Representative to act thereunder at any time by giving five days written notice of termination to such Representative.
Subsequent to the performance by the Senior Notes Trustee or its agents of any duties that are required under this Plan, the Confirmation Order, and/or under the terms of the Senior Notes Indenture, the Senior Notes Trustee and its agents shall be relieved of, and released from, all obligations associated with the Senior Notes, arising under the Senior Notes Indenture, or under other applicable agreements or law, the Senior Notes shall be deemed to be not outstanding and

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the Senior Notes Indenture shall be satisfied and discharged.
F. Issuance of New Securities and Related Documents; New Loan Agreement
On the Effective Date, Reorganized AG will issue the New Common Stock to be distributed pursuant to the Plan without further act or action under applicable law, regulation, order or rule. All documents, agreements and instruments entered into on or as of the Effective Date contemplated by or in furtherance of the Plan, including without limitation the documentation governing the New Loan Agreements, and any other agreement entered into in connection with the foregoing will become effective and binding in accordance with their respective terms and conditions upon the parties thereto. The issuance of New Common Stock and the borrowings under the New Loan Agreements will be authorized without the need for any further corporation action.
G. Revesting of Assets
The property of the Estate, together with any property of the Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in Reorganized AG on the Effective Date. Thereafter, Reorganized AG may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date, all property of Reorganized AG shall be free and clear of all Claims, encumbrances, Interests, charges and liens except as specifically provided in the Plan or Confirmation Order. Without limiting the generality of the foregoing, Reorganized AG may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses incurred after the Effective Date.
H. Preservation of Rights of Action; Settlement of Litigation Claims
Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized AG shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtor or its Estate may hold against any Person, including causes of action arising under Chapter 5 of the Bankruptcy Code; provided, however, that on or as of the Effective Date, Reorganized AG, the Debtor and the Estate, and their successors in interest will be deemed to have waived, released, and abandoned any avoidance action under section 547 of the Bankruptcy Code. Reorganized AG or its successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of Reorganized AG or its successor(s) who hold such rights.
I. Effectuating Documents; Further Transactions
The chief executive officer or such other designated officer of the Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of

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the Debtor shall be authorized to certify or attest to any of the foregoing actions.
J. Exemption from Certain Transfer Taxes
Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from the Debtor to Reorganized AG or any other Person or Entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
ARTICLE V.
PROVISIONS GOVERNING DISTRIBUTIONS
A. Distributions for Claims Allowed as of the Effective Date
Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date, or as soon thereafter as reasonably practicable. Except as otherwise provided in the Confirmation Order, all Cash necessary for Reorganized AG to make distributions pursuant to the Plan shall be obtained from existing Cash balances, the operations of Anchor Glass and Reorganized AG, or the New Loan Agreements. Any distribution under the Plan shall be made by the Disbursing Agent, the Senior Notes Indenture Trustee, or the Alpha Resolution Trustee in accordance with the terms of the Plan.
B. Disbursing Agent
The Disbursing Agent shall make all distributions required under the Plan (subject to the provisions of Articles III, V and VI), except with respect to (1) a Holder of Senior Notes whose distribution is governed by an indenture or other agreement and is administered by a Representative, which distributions shall be deposited with the appropriate Representative, who shall deliver such distributions to the Holders of Senior Notes in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement, or (2) a Holder of a General Unsecured Claim, whose distribution is governed by the Alpha Resolution Trust and is administered by the Alpha Resolution Trustee, which distributions shall be deposited with the Alpha Resolution Trustee, who shall deliver such distributions to the Holders of General Unsecured Claims in accordance with the provisions of the Plan and the terms of the Alpha Resolution Trust Agreement.
If the Disbursing Agent is an independent third party designated by Reorganized AG to serve in such capacity (or, in the case of an indenture or other agreement that governs distributions and is administered by a Representative), such Disbursing Agent or Representative shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred

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in connection with such services from Reorganized AG on terms acceptable to Reorganized AG; provided, however, that any and all compensation, fees, or expenses of the Alpha Resolution Trustee shall be paid solely from the Alpha Resolution Trust Assets. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by Reorganized AG.
C. The Disbursing Agent shall do the following:
     1. As to the Class 2 Claim, distribute to the Senior Notes Trustee all of the New Common Stock authorized for issuance.
     2. As to the Allowed Class 3 Claim, distribute to GE Capital Cash in the amount equal to the Allowed Amount of the GE Capital Secured Claim.
     3. As to the Class 5 Claims, distribute or cause to be distributed to the Alpha Resolution Trustee (a) $8,000,000 in Cash and (b) the Utility Settlement Proceeds.
D. General Unsecured Creditors Trust
     1. On the Effective Date, Reorganized AG and the Alpha Resolution Trustee shall execute the Alpha Resolution Trust Agreement. Upon being notified in writing that the Alpha Resolution Trust has been so established, the Disbursing Agent shall deliver or cause to be delivered to the Alpha Resolution Trustee (a) $8,000,000 in Cash and (b) the Utility Settlement Proceeds. To the extent that any portion of the Utility Settlement Proceeds continues to be held in the Stichter, Riedel, Blain & Prosser, P.A. trust account on the Effective Date, Stichter, Riedel, Blain & Prosser, P.A. shall deliver the funds to the Alpha Resolution Trustee. To the extent that any portion of the Utility Settlement Proceeds remains due and owing from Geary Energy, LLC on the Effective Date, the Alpha Resolution Trustee shall have the right to collect any unpaid balance in accordance with this Court’s Order dated February 13, 2006 [Dkt. No. 965]. Thereafter, the Disbursing Agent shall have no further obligation to contribute any funds or make any payments to the Alpha Resolution Trust or to the Alpha Resolution Trustee.
     2. Any and all funds and other property in the Alpha Resolution Trust (including the Alpha Resolution Trust Assets) shall be held in an irrevocable trust for distribution to the Holders of Allowed Class 5 General Unsecured Claims. Such distributions shall be made in accordance with the procedures set forth in Article VI, and the Confirmation Order shall contain appropriate language to that effect. Once funds are deposited into the Alpha Resolution Trust, they shall no longer be property of the Debtor or Reorganized AG or any other Person or Entity, and none of the Debtor, Reorganized AG or any other Person or Entity shall have any claim to such funds or property. The Confirmation Order shall declare and provide that all funds in the Alpha Resolution Trust (including the Alpha Resolution Trust Assets) shall (a) be held in trust as set forth above, (b) not be property of the Estate in this or any subsequent proceeding in which the Debtor or its successors or assigns may be a debtor under the Bankruptcy Code, and (c) be protected from, and not be subject to, the Claims of any Creditors or Holders of Interests of the Debtor or Reorganized AG, other than Allowed Class 5 General Unsecured Claims. No distribution from the Anchor Resolution Trust shall be made on account of the General

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Unsecured Claim of the Senior Notes Trustee or any Claim arising in connection with the Senior Notes.
     3. The Alpha Resolution Trustee shall have the following duties under the Alpha Resolution Trust Agreement:
(a)	resolve any pending objections to General Unsecured Claims, and file or otherwise assert any objections necessary or appropriate to resolve all Class 5 Disputed Claims;

(b)	make any required distributions from the Alpha Resolution Trust to the Holders of Allowed General Unsecured Claims in Class 5, in accordance with the terms and provisions of the Plan; and

(c)	pay all Alpha Resolution Trust Expenses solely from the Alpha Resolution Trust Assets.
In performing the duties described above, the Alpha Resolution Trustee may act through legal counsel of its choice. Reorganized AG shall reasonably cooperate with the Alpha Resolution Trustee in the Alpha Resolution Trustee’s performance of its duties described above. All fees and expenses of the Alpha Resolution Trust and the Alpha Resolution Trustee shall be paid solely from the Alpha Resolution Trust Assets.
     4. The Alpha Resolution Trustee shall invest the funds in the Alpha Resolution Trust; provided, however, that the investment shall only be in United States government securities with a maturity date of 90 days or less, money market funds or other similar short-term liquid investments. Any and all interest earned on the funds in the Alpha Resolution Trust shall be added to the principal amount of the funds in the Alpha Resolution Trust and shall be available, together with the principal amount, for distributions in accordance with the provisions of this Article V.
     5. In order to avoid the disproportionate expense and inconvenience associated with making distributions in an aggregate amount of less than $25.00 to the Holder of an Allowed Class 5 Claim, the Alpha Resolution Trustee shall not be required to make, and shall be excused from making, any initial or interim distribution to such Holder which is in the amount of less than $25.00. In the event that the Alpha Resolution Trustee, in his sole and absolute discretion determines to make interim distributions, then at the time of any final distribution to the Holders of Allowed Class 5 Claims, all such excused distributions to such Holder shall be aggregated and, if such aggregated amount is $25.00 or more, the Alpha Resolution Trustee shall make a final distribution to such Holder equal to such aggregated amount.
     6. Distributions to Holders of Allowed Class 5 Claims shall be made by the Alpha Resolution Trustee at the address set forth in (a) any change of address notice filed by the Holder, with the Bankruptcy Court or (b) otherwise in the proof of claim filed by each such Holder or, if no proof of Claim has been filed, in the schedules filed with the Bankruptcy Court. If a distribution made pursuant to the Plan to any Holder of an Allowed Class 5 Claim is returned to the Alpha Resolution Trustee due to an incorrect or incomplete address for the Holder of such Allowed Claim, and no claim is made in writing to the Alpha Resolution Trustee, as the case

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may be, as to such distribution within ninety (90) days of the date such distribution was made, then the amount of such distribution shall be deemed to be unclaimed, such Holder shall be deemed to have no further Claim in respect of such distribution, such Holder’s Allowed Claim shall no longer be deemed to be Allowed, and such Holder shall not be entitled to participate in any further distributions under the Plan in respect of such Claim. All such unclaimed distributions shall revert to the Alpha Resolution Trust for distribution to other Holders of Allowed Class 5 Claims free of any restrictions thereon notwithstanding any federal or state escheat laws to the contrary.
     7. The Alpha Resolution Trust shall terminate on the first Business Day following the completion of the duties described in this Article V, as determined by the Alpha Resolution Trustee.
E. Record Date for Distributions to Holders
At the close of business on the Distribution Record Date, the transfer ledgers for the Senior Notes and Common Stock shall be closed and there shall be no further changes in the record holders of such securities. Reorganized AG, the Disbursing Agent, if any, and the Senior Notes Trustee, shall have no obligation to recognize any transfer of any such loans or securities occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.
F. Means of Cash Payment
Cash payments under the Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.
G. Fractional Shares
No fractional shares of New Common Stock shall be issued or distributed under the Plan by Reorganized AG or any Disbursing Agent or Representative. Each Person or Entity entitled to receive New Common Stock shall receive the total number of whole shares of New Common Stock to which such Person or Entity is entitled. Whenever any distribution to a particular Person or Entity would otherwise call for distribution of a fraction of a share of New Common Stock, the Disbursing Agent shall allocate separately one whole share to such Person or Entity in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares have been allocated. Upon the allocation of a whole share to a Person or Entity in respect of the fractional portion of its entitlement, such fractional portion shall be canceled. If two or more Persons or Entities are entitled to equal fractional entitlements and the number of Persons or Entities so entitled exceeds the number of whole shares which remain to be allocated, the Disbursing Agent or Representative shall allocate the remaining whole shares to such holders by random lot or such other impartial method as the Disbursing Agent or Representative deems fair. Upon the allocation of all of the whole shares authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

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The issuance of shares of New Common Stock pursuant to the New Equity Incentive Plan shall be governed by the terms of the New Equity Incentive Plan.
H. Delivery of Distributions; Undeliverable or Unclaimed Distributions
Except as provided in Article V.D with respect to General Unsecured Claims, distributions to Holders of Allowed Claims shall be made by the Disbursing Agent or the applicable Representative, as the case may be, (a) at the Holder’s last known address, (b) at the address in any written notice of address change delivered to the Disbursing Agent, (c) in the case of the Holder of Senior Notes, to the Senior Notes Trustee. If any Holder’s distribution is returned as undeliverable, no further distributions to such Holder shall be made, unless and until the Disbursing Agent or the applicable Representative, as the case may be, is notified of such Holder’s then current address, at which time all missed distributions shall be made to such Holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the applicable Representative shall be returned to Reorganized AG or the applicable Representative, as the case may be, until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second anniversary of the Effective Date, after which date all unclaimed property shall revert to Reorganized AG free of any restrictions thereon and the claim of any Holder or successor to such Holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.
I. Withholding and Reporting Requirements
In connection with the Plan and all distributions hereunder, the Disbursing Agent and each Representative shall each, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent and each Representative shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements.
J. Setoffs
Reorganized AG may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or Reorganized AG may have against the Claim’s Holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Reorganized AG of any claim that the Debtor or Reorganized AG may have against such Holder. Nothing herein shall be deemed to expand rights to setoff under applicable law.
K. Tort Claims
Holders of Tort Claims shall receive treatment under the Plan as Class 5 General Unsecured Claims to the extent of their Allowed Deductible Claims (unless such Deductible Claims have been waived by an order of the Bankruptcy Court), and such Holders shall not be permitted to collect from or pursue any Insurance Coverage to the extent of such Allowed Deductible Claims.

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The sole and exclusive remedy under the Plan for collection of an Allowed Deductible Claim shall be from the payments to be made to Holders of Class 5 General Unsecured Claims (unless such Deductible Claim has been waived by an order of the Bankruptcy Court). Holders of Tort Claims shall, however, be entitled to pursue Insurance Coverage to the extent of any Excess Tort Claim. Holders of Excess Tort Claims will effectively have bifurcated claims: the deductible portion will be treated as a Class 5 General Unsecured Claim (unless such portion has been waived by an order of the Bankruptcy Court), and the portion in excess of the deductible may be collected from the Debtor’s Insurance Coverage to the extent provided under the applicable Insurance Policy. A stay shall continue with respect to prosecution of Tort Claims but shall be lifted in the event that the Holders of Tort Claims waive any right to share in the deductible portion of their Tort Claim. Under no circumstances will Reorganized AG be liable or responsible for Tort Claims or have any responsibility or obligation for resolving any dispute related to such Claim. To the extent there is any dispute regarding the Holder of a Tort Claim’s right to participate in Class 5 and receive a distribution from the Alpha Resolution Trust, the Alpha Resolution Trust shall be responsible for resolving such claim.
ARTICLE VI.
PROCEDURES FOR RESOLVING DISPUTED
CONTINGENT, AND UNLIQUIDATED CLAIMS
A. Objections to Claims; Disputed Claims
The Debtor intends to make distributions as required by Article V of the Plan and, pursuant to the provisions of Article V, will reasonably cooperate with the Representatives and with the Alpha Resolution Trustee in its administration of General Unsecured Claims. Unless disputed by a Holder of a Claim, the amount set forth in the schedules filed by the Debtor with the Bankruptcy Court (and in the case of the Senior Notes Claim, in accordance with the books and records of the Senior Notes Trustee) shall constitute the amount of the Allowed Claim of such Holder. If any Holder of a Claim disagrees with the Debtor, such Holder must have filed a proof of Claim on or before the bar date established by the Bankruptcy Court, in which event the Claim will be a Disputed Claim. The Debtor or the Alpha Resolution Trustee, as the case may be, may, in its discretion, file with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or any other appropriate motion or adversary proceeding with respect thereto, including, without limitation, motions or proceedings to subordinate or recharacterize Claims). All such objections will be litigated to a Final Order; provided, however, that the Debtor or the Alpha Resolution Trustee, as the case may be, may compromise and settle, withdraw or resolve by any other method approved by the Bankruptcy Court, any objections to Claims. In addition, the Debtor or the Alpha Resolution Trustee, as the case may be, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated

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amount constitutes a maximum limitation on such Claim, the Debtor or the Alpha Resolution Trustee, as the case may be, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.
B. No Distribution Pending Allowance
Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.
C. Distributions After Allowance
To the extent that a Disputed Claim ultimately becomes an Allowed Claim, a distribution shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim becomes a Final Order, the Disbursing Agent, Representative, or Alpha Resolution Trustee, as the case may be, shall provide to the Holder of such Claim, the distribution to which such Holder is entitled under the Plan. Notwithstanding the foregoing, if any order or judgment disallowing any Disputed Claim is on appeal and no stay pending appeal has been obtained, such claim shall become a Disallowed Claim. The Alpha Resolution Trustee is not required to maintain any reserve for such Disallowed Claim and shall proceed to provide to the Holders of Allowed Claims the distributions to which such Holders are entitled under the Plan without considering any Disallowed Claims. In the event that a distribution is made and the order disallowing the Disallowed Claim is reversed on appeal, the sole right of the Holder of such Claim shall be as to any undistributed funds of the Alpha Resolution Trust pursuant to Section 502(j) of the Code.
ARTICLE VII.
TREATMENT OF EXECUTORY
CONTRACTS AND UNEXPIRED LEASES
A. Executory Contracts and Leases
Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date the Debtor shall be deemed to have rejected each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtor, (ii) is the subject of a motion to assume filed on or before the Effective Date, or (iii) is listed on the schedule of assumed executory contracts on Schedule A, separately filed with the Bankruptcy Court, as such schedule is amended from time to time. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions and rejections described above, as of the Effective Date.
B. Payments Related to Assumption of Contracts and Leases

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Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or its assignee, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of Reorganized AG to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.
C. Claims Based on Rejection of Executory Contracts and Unexpired Leases
All Claims arising out of the rejection of executory contracts and unexpired leases must be served upon the Debtor and Reorganized AG and their respective counsel and the Alpha Resolution Trustee and its counsel within thirty (30) days after the earlier of (i) the date of entry of an order of the Bankruptcy Court approving such rejection, or (ii) the Confirmation Date. Any Claims not filed within such times will be forever barred from assertion against Reorganized AG, its Estate, and its property, and the Alpha Resolution Trust and its property.
D. Compensation and Benefit Plans and Treatment of Retirement Plan
Except as otherwise provided in the Plan, as of the Effective Date, the Debtor shall be deemed to have rejected all employee compensation and benefit plans of the Debtor (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code), unless such executory contract or employee benefit plan (i) was previously assumed or rejected by the Debtor, (ii) is the subject of a motion to assume filed on or before the Effective Date or (iii) is listed on the schedule of assumed executory contracts annexed hereto as Schedule A, as such schedule is amended from time to time; provided, however, that the Debtor’s or Reorganized AG’s obligations, if any, to pay all “retiree benefits” as defined in section 1114(a) of the Bankruptcy Code shall continue, subject to any contractual right the Debtor has to change or terminate such benefits.
ARTICLE VIII.
ACCEPTANCE OR REJECTION OF THE PLAN
A. Classes Entitled To Vote
Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan is entitled to vote to accept or reject the Plan. By operation of law, each unimpaired Class of Claims or Interests is deemed to have accepted the Plan and, therefore, is not entitled to vote. Because Holders of Interests in Class 6 are not entitled to receive or retain any property under the Plan, they are presumed to have rejected the Plan and are not entitled to vote.
B. Acceptance by Impaired Classes

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An Impaired Class of Claims shall have accepted the Plan (with respect to any such Impaired Class of Claims, the “Requisite Acceptances”) if (i) the Holders of at least two-thirds in amount of the Allowed Claims that have accepted or rejected the Plan have voted to accept the Plan, and (ii) the Holders of more than one-half in number of the Allowed Claims that have accepted or rejected the Plan have voted to accept the Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.
C. Cramdown
The Debtor shall request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtor reserves the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.
ARTICLE IX.
SECURITIES TO BE ISSUED
IN CONNECTION WITH THE PLAN
On or before the Distribution Date, Reorganized AG shall issue for distribution in accordance with the provisions of the Plan the New Common Stock required for distribution pursuant to the provisions thereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually issued and distributed.
A. Reorganized AG shall (i) authorize on the Effective Date 25,000,000 shares of New Common Stock; and (ii) issue on the Distribution Date up to an aggregate of 10,000,000 shares of New Common Stock for distribution to Holders of Senior Notes; and (iii) reserve for issuance the number of shares of New Common Stock necessary (excluding shares that may be issuable as a result of the antidilution provisions thereof) to satisfy the required distributions of options granted under the New Equity Incentive Plan (excluding shares that may be issuable as a result of the antidilution provisions).
B. The New Common Stock issued under the Plan shall be subject to dilution based upon (i) the issuance of New Common Stock pursuant to the New Equity Incentive Plan, and (ii) any other shares of New Common Stock issued post-emergence.
C. The issuance and distribution of the New Common Stock pursuant to distributions under the Plan to Holders of Senior Notes shall be authorized under Section 1145 of the Bankruptcy Code as of the Effective Date without further act or action by any Person or Entity, except as may be required by the Reorganized AG Certificate of Incorporation, the Reorganized AG By-laws or applicable law, regulation, order or rule; and all documents evidencing same shall be executed and delivered as provided for in the Plan or the Plan Supplement.
D. As of the Effective Date, upon the filing of the necessary certifications with the Securities and Exchange Commission, it is intended that Reorganized AG shall not be a “public” company and shall not be subject to periodic filing requirements pursuant to the Securities Exchange Act of 1934. The rights of the holders of New Common Stock shall be as provided for in the Reorganized AG Certificate of Incorporation, the Reorganized AG By-laws, the Registration

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Rights Agreement, and the Shareholders Agreement, if any, which shall include restrictions on transfer of the New Common Stock.
ARTICLE X.
CONDITIONS PRECEDENT TO THE PLAN’S
CONFIRMATION AND CONSUMMATION
A. Conditions Precedent to Confirmation
The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtor, the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, the Senior Notes Trustee, and the Creditors’ Committee.
B. Conditions Precedent to Effective Date
The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article X.C below:
     1. The Confirmation Order, in form and substance reasonably acceptable to the Debtor, the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, the Senior Notes Trustee, and the Creditors’ Committee, must have become a Final Order and must, among other things, provide that:
     (a) the Debtor and Reorganized AG are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;
     (b) the provisions of the Confirmation Order are non-severable and mutually dependent;
     (c) all executory contracts or unexpired leases assumed by the Debtor during the Chapter 11 Case or under the Plan shall remain in full force and effect for the benefit of Reorganized AG notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or that enables, permits, or requires termination of such contract or lease;
     (d) the transfers of property by the Debtor (i) to Reorganized AG (a) are or will be legal, valid, and effective transfers of property, (b) vest or will vest Reorganized AG with good title to such property free and clear of all liens, charges, Claims, encumbrances, or Interests, except as expressly provided in the Plan or Confirmation Order, (c) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (d) do not and will not subject Reorganized AG to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor, transferee or stamp or recording tax liability and (ii) to Holders of Claims or to the Alpha Resolution Trust under the Plan are for good consideration and value;

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     (e) except as expressly provided in the Plan, the Debtor is discharged effective upon the Confirmation Date from any “debt” (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtor’s liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtor that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, or obligation of the Debtor incurred before the Confirmation Date, or from any conduct of the Debtor prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;
     (f) the Plan does not provide for the liquidation of all or substantially all of the property of the Debtor and its Confirmation is not likely to be followed by the liquidation of Reorganized AG or the need for further financial reorganization; and
     (g) all Common Stock Interests and other Interests in the Debtor shall be canceled effective upon the Effective Date.
     2. All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.
     3. The following agreements, in form reasonably satisfactory to the Debtor and the Ad Hoc Committee of Senior Noteholders, shall have been executed and delivered or adopted and shall be in full force and effect, and all conditions precedent to the effectiveness thereof shall have been satisfied:
(a)	Reorganized AG Certificate of Incorporation and Reorganized AG By-laws;

(b)	New Common Stock;

(c)	Registration Rights Agreement;

(d)	Shareholders Agreement;

(e)	New Loan Agreements; and

(f)	New Equity Incentive Plan.
     4. The Debtor shall have executed the Alpha Resolution Trust Agreement in form reasonably satisfactory to the Debtor, the Ad Hoc Committee of Senior Noteholders, and the Creditors’ Committee.
     5. The Debtor shall have used its reasonable best efforts to obtain the D&O Tail Insurance; provided, however, that if the Debtor is unable to obtain the D&O Tail Insurance it will waive this condition.

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     6. All other actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.
C. Waiver of Conditions
Each of the conditions set forth in Article X.B above, other than as set forth in Article X.B.1 and 5, may be waived in whole or in part by the Debtor without any notice to parties in interest (except after notice to counsel to the Ad Hoc Committee of Senior Noteholders, counsel to the Senior Notes Trustee, and counsel to the Creditors’ Committee) and without a hearing. The failure to satisfy or waive any condition precedent to the Effective Date may be asserted by the Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtor). The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.
ARTICLE XI.
MODIFICATIONS AND AMENDMENTS; WITHDRAWAL
The Debtor may alter, amend, or modify the Plan or any exhibits hereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. The Debtor reserves the right to include any amended exhibits in the Plan Supplement. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of Holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.
ARTICLE XII.
RETENTION OF JURISDICTION
Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan’s Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Case and the Plan, to the fullest extent permitted by law, including jurisdiction to:
     A. Determine any and all objections to the allowance of Claims or Interests;
     B. Determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

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     C. Determine any and all motions or complaints to subordinate or recharacterize Claims or Interests at any time and on any basis permitted by applicable law;
     D. Hear and determine all Professional Fee Claims and other Administrative Claims;
     E. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, including, if necessary, the nature or amount of any required Cure;
     F. Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;
     G. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;
     H. Effectuate performance of and payments under the provisions of the Plan;
     I. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan and all contracts, instruments, and other agreements executed in connection with the Plan;
     J. Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;
     K. Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;
     L. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;
     M. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;
     N. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;
     O. Recover all assets of the Debtor and property of the Debtor’s Estate, wherever located;

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     P. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
     Q. Hear and determine all disputes involving the existence, nature, or scope of the Debtor’s discharge;
     R. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and
     S. Enter a final decree closing the Chapter 11 Case.
ARTICLE XIII.
COMPROMISES AND SETTLEMENTS
Pursuant to Bankruptcy Rule 9019(a), the Debtor, Reorganized AG, or the Alpha Resolution Trust, as the case may be, may compromise and settle Claims against it and/or claims it may have against other Persons. The Debtor expressly reserves the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to Reorganized AG or the Alpha Resolution Trustee, as the case may be, pursuant to Articles V and VI.
ARTICLE XIV.
MISCELLANEOUS PROVISIONS
A. Bar Date for Professional Fee Claims
All final requests for compensation or reimbursement of Professional Fees pursuant to section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtor prior to the Effective Date must be filed and served on Reorganized AG and its counsel no later than 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on Reorganized AG and its counsel and the requesting Professional or other entity no later than 20 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.
B. Payment of Statutory Fees
All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Distribution Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Case shall be paid by Reorganized AG.
C. Severability of Plan Provisions

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If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation; provided, however, that if the Global Settlement is not approved, is voided, or is found to be unenforceable, the Plan shall not remain in full force and effect unless the Ad Hoc Committee of Senior Noteholders consents. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
D. Successors and Assigns
The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.
E. Discharge of the Debtor and Injunction
All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Interests in the Debtor of any nature whatsoever or against any of the Debtor’s assets or properties. Except as otherwise expressly provided in the Plan, entry of the Confirmation Order acts as a discharge of all Claims against, liens on, and Interests in the Debtor and the Debtor’s assets and properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim or proof of Interest therefor was filed, whether the Claim or Interest is Allowed, or whether the Holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder, subject to the occurrence of the Effective Date. Upon entry of the Confirmation Order, and subject to the occurrence of the Effective Date, any Holder of such discharged Claim or Interest shall be precluded from asserting against the Debtor or any of their assets or properties any other or further Claim or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the date of entry of the Confirmation Order. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtor, subject to the occurrence of the Effective Date.
In accordance with section 524 of the Bankruptcy Code, the discharge provided by this section and section 1141 of the Bankruptcy Code shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Interests discharged hereby. Except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons who have held, hold, or may hold Claims against, or Interests in, the Debtor will be permanently enjoined, on and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtor on account of any such Claim

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or Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Interest, and (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Interest. The foregoing injunction will extend to successors of the Debtor (including, without limitation, Reorganized AG) and their respective properties and interests in property.
F. Director, Officer, Employee and Other Third Party Releases
As of the Effective Date, in consideration for the obligations of the Debtor and Reorganized AG under the Plan and the distributions to be delivered in connection with the Plan, the Debtor and all Holders of Claims against the Debtor shall be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action, or liabilities (other than the right to enforce the Debtor’s or Reorganized AG’s obligations under the Plan, and the contracts, instruments, releases, agreements, and documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act or omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, the Plan, or the Disclosure Statement against (i) the Debtor, (ii) Reorganized AG, (iii) the directors, officers, agents and representatives of the Debtor (but excluding any agents, employees, consultants, or representatives of the Debtor who, as of the Petition Date, were former officers or directors of the Debtor) serving in such capacity as of and/or subsequent to the Petition Date, (iv) the Ad Hoc Committee of Senior Noteholders, (v) the Note Purchasers, (vi) the Senior Notes Trustee, and (vi) the members, agents, representatives, and professionals for the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, and the Senior Notes Trustee.
On the Effective Date, in consideration for the obligations of the Debtor and Reorganized AG and the distributions to be delivered in connection with the Plan, the Debtor and all Holders of Claims against the Debtor shall be permanently enjoined from bringing any action against the Debtor, Reorganized AG and/or its officers, directors, agents, financial advisors, attorneys, employees, partners, members, subsidiaries, managers, affiliates and representatives (but excluding any agents, employees, consultants, or representatives of the Debtor who, as of the Petition Date, were former officers or directors of the Debtor) serving in such capacity as of and subsequent to the Petition Date, and the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, the Senior Notes Trustee, and their respective members, agents, representatives, and professionals, and their respective property, in respect of any claims, obligations, rights, causes of action, demands, suits, proceedings, and liabilities relating to or arising from any and all matters released pursuant to the preceding paragraph.
G. Exculpation
The Debtor, Reorganized AG, the Senior Notes Trustee, the Creditors’ Committee, the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, and any and all of their respective

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present or former officers, directors, employees, equity holders, partners, members, subsidiaries, managers, affiliates, advisors, attorneys, professionals, agents, or representatives or any of their successors or assigns, shall not have or incur any liability to any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, professionals, affiliates, or representatives or any of their successor or assigns, for any and all acts or omissions in connection with, relating to, or arising out of, the administration of the Chapter 11 Case, the solicitation of acceptances of the Plan, the negotiation of the Plan (whether occurring before or after the Petition Date), pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.
Notwithstanding any other provision of the Plan, no Holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, professionals, affiliates, or representatives, and no successors or assigns of the foregoing, shall have any right of action against Reorganized AG, the Estate, the Senior Notes Trustee, the Creditors’ Committee, any Holder of Senior Notes, the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, or any of their agents or representatives, or any of their respective present or former members, officers, directors, employees, equity holders, partners, professionals, affiliates, or representatives or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the administration of the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan.
The foregoing exculpation shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized AG to enforce, sue on, settle, or compromise the claims, rights or causes of action, suits, or proceedings retained in the Plan.
H. Limitation on Exculpation and Releases
Nothing in the Plan (including Article XIV of the Plan) shall (i) be construed to release or exculpate any Person or Entity from criminal conduct, willful misconduct, gross negligence, or fraud, (ii) limit the liability of the professionals of the Debtor, the Reorganized AG, the Creditors’ Committee, the Ad Hoc Committee of the Senior Noteholders and the Note Purchasers to their respective clients pursuant to the relevant Code of Professional Responsibility, or (iii) bind the United States Securities and Exchange Commission or any other governmental regulatory agency from conducting its regulatory duties.
Any cause of action brought by the Debtor or its Holders of Claims against the Debtor, Reorganized AG and its officers, directors, agents, financial advisors, attorneys, employers, partners, members, subsidiaries, managers, affiliates and representatives as of and subsequent to the Petition Date or the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, the Senior Notes Trustee, or their members, agents, representatives, and professionals, and their respective property, for criminal conduct, willful misconduct, gross negligence, or fraud must be brought in a court of competent jurisdiction prior to the Effective Date or will be forever

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discharged, barred, and permanently enjoined. If an action is brought before the Effective Date against the Debtor, Reorganized AG, its officers, directors, agents, financial advisors, attorneys, employees, partners, members, subsidiaries, managers, or affiliates, or representatives serving in such capacity as of and subsequent to the Petition Date, or the Ad Hoc Committee of Senior Noteholders, the Note Purchasers, the Senior Notes Trustee, or their members, agents, representatives, and professionals, and their respective property, in respect of any claims, obligations, rights, causes of action, demands, suits, proceedings, and liabilities relating to or arising from criminal conduct, willful misconduct, gross negligence, or fraud, then such claims, obligations, rights, causes of action, demands, suits, proceedings, and liabilities shall not be deemed discharged, barred, or permanently enjoined by virtue of this Article XIV. H.
I. Impact on Voting in Favor of the Plan
In addition to the releases provided in Article XIV.F of the Plan, all Holders of Claims who vote to accept the Plan shall automatically be deemed to have individually released the Persons and Entities released in that Article, subject to the limitation provided in Article XIV.H.
J. Indemnification of Directors and Officers
     1. Except as provided in Article XIV.J.6, all rights to indemnification and all limitations on liability existing in favor of any or all indemnified parties provided in the Certificate of Incorporation or By-laws of the Debtor shall survive the Effective Date and shall continue in full force and effect to the fullest extent permitted by law. For a period of not less than six years after the Effective Date, the Reorganized AG Certificate of Incorporation and Reorganized AG By-laws shall contain provisions no less favorable with respect to the elimination of liability of directors and the indemnification of (and advancement of expenses to) directors, officers, employees and agents than as are set forth in the Certificate of Incorporation and By-laws of the Debtor, as in effect on the Effective Date, unless otherwise required by law.
     2. Except as provided in Article XIV.J.6, as of the Effective Date, Reorganized AG shall indemnify, defend and hold harmless each Person who is now, or has been at any time at or subsequent to the Petition Date, an officer, director, employee or agent of the Debtor (but excluding any agents, employees, consultants, or representatives of the Debtor, who, as of the Petition Date, were former officers or directors of the Debtor) (the “Indemnified Parties”) against all losses, reasonable expenses (including reasonable attorneys’ fees), claims, damages, liabilities or amounts that are paid in settlement of, or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation, based in whole or in part on or arising in whole or in part out of the fact that the Indemnified Party is or was a director, officer, employee, or agent of the Debtor, or a trustee or fiduciary of any plan for the benefit of employees of the Debtor and pertaining to any matter existing or arising out of actions or omissions occurring at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date, in each case to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”), and shall pay any expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under DGCL(an “Indemnity Claim”). Without limiting the foregoing but subject to Article XIV.J.6, in the event any Indemnity Claim is brought against any of the Indemnified Parties, (i) such Indemnified Parties may retain counsel (including local counsel) satisfactory to them and which

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shall be reasonably satisfactory to Reorganized AG, which shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties; and (ii) Reorganized AG shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld.
     3. In no event shall any Indemnified Party be entitled to any indemnification or other protection from the Debtor or Reorganized AG for (i) any action constituting a breach of such Indemnified Party’s duty of loyalty to the Debtor, its creditors, or its stockholders or (ii) any act or omission not taken in good faith or which involved intentional misconduct or a knowing violation of law.
     4. With respect to any determination of whether an Indemnified Party is entitled to indemnification, the Indemnified Party shall have the right, as contemplated by the DGCL, to require that such determination be made by special independent legal counsel selected by the Indemnified Party and approved by Reorganized AG that has not otherwise performed services within the last three years for the Debtor or the Indemnified Party.
     5. The Debtor will use its reasonable best efforts to purchase the D&O Tail Insurance that will cover those Persons who are or were Anchor Glass’s directors’ and officers’ at or subsequent to the Petition Date for events occurring prior to the Effective Date.
     6. Notwithstanding any of the foregoing provisions of this Article XIV.J., each Indemnified Party’s recourse for indemnification hereunder is limited solely to the coverage provided under the D&O Tail Insurance, and in no event shall an Indemnified Party have any rights, claims, or causes of action against the Estate, the Debtor, Reorganized AG, or any successors thereto.
K. Indemnification Obligations
Reorganized AG shall, from and after the Effective Date, indemnify, hold harmless and reimburse (on an as incurred basis), the Debtor’s attorneys, the members of the Creditors’ Committee, the Ad Hoc Committee of Noteholders, the Note Purchasers, and each of their respective members, partners, officers, directors, employees, and agents (including any attorneys, accountants, financial advisors, investment bankers and other representatives or professional retained by such Persons or by the Creditors’ Committee, the Ad Hoc Committee of Noteholders, or the Note Purchasers), as well as each fund or account managed or advised by any of the members of the Creditors’ Committee, the Ad Hoc Committee of Noteholders, or the Note Purchasers, from, against, and for, any and all losses, Claims, damages, liabilities, costs and expenses (including in connection with any formal or informal information, investigation, action or other proceeding) arising from, relating to, or that are in any manner connected with, any acts or omissions that are the subject of exculpation and limitations of liability set forth in Article XIV.G and XIV.H of the Plan up to the amount of insurance coverage available under the D&O Tail Insurance. In the event that any Person receives indemnification or reimbursement pursuant to the foregoing sentence and is subsequently found by a final adjudication not to be entitled to exculpation under the terms of the Plan, such Person shall be required to repay and disgorge such sums to Reorganized AG.

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L. Waiver of Enforcement of Subordination
All Claims against and Interests in the Debtor and all rights and claims between or among Holders of Claims and Interests relating in any manner whatsoever to Claims against and Interests in the Debtor, based upon any claimed subordination rights (if any), shall be deemed satisfied by the distributions under the Plan to Holders of Claims and Interests having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Distributions to the various Classes of Claims and Interests hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Holder of a Claim by reason of any claimed subordination rights or otherwise, so that each Holder of a Claim or Interest shall have and receive the benefit of the distributions in the manner set forth in the Plan.
M. Term of Injunctions or Stays
Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.
N. Binding Effect
The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former Holders of Claims against and Interests in the Debtor, their respective successors and assigns, including Reorganized AG, and all other parties in interest in the Chapter 11 Case.
O. Revocation, Withdrawal, or Non-Consummation
The Debtor reserves the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtor revokes or withdraws the Plan, or if Confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, (ii) unless otherwise provided in the Final Order, any settlement or compromise embodied in the Plan (including the fixing or limiting of an amount of any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person, (b) prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor, or (c) constitute an admission of any sort by the Debtor or any other Person.
P. Creditors’ Committee
The Creditors’ Committee shall continue in existence until the Effective Date. On the Effective Date, upon the transfer of $8,000,000 and the Utility Settlement Proceeds to the Alpha Resolution Trust, the Creditors’ Committee shall be dissolved and the members thereof and the

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Professionals therefor released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Chapter 11 Case.
Q. Plan Supplement
Any and all exhibits, lists, or schedules referred to herein but not filed with the Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the deadline for voting to accept or reject the Plan. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with subsection Q of this Article.
R. Notices to the Debtor
Any notice, request, or demand required or permitted to be made or provided to or upon the Debtor or Reorganized AG under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received, addressed as follows:
ANCHOR GLASS CONTAINER CORPORATION
3101 W. Dr. Martin Luther King Boulevard, Suite 301
Tampa, Florida 33607
Attn: Mark S. Burgess, Chief Executive Officer
Telephone: (813) 882-7719
Facsimile: (813) 882-7859
with copies to:
CARLTON FIELDS, P.A.
Corporate Center Three at International Plaza
4221 W. Boy Scout Boulevard, Suite 1000
Tampa, Florida 33607
Attn: Robert A. Soriano
Telephone: (813) 223-7000
Facsimile: (813) 229-4133
and
CAHILL GORDON & REINDEL LLP
80 Pine Street
New York, New York 10005
Attn: James J. Clark
Telephone: (212) 701-3849
Facsimile: (212) 378-2169

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S. Governing Law
Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Florida shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the State of Delaware shall govern corporate governance matters with respect to the Debtor, in each case without giving effect to the principles of conflicts of law thereof.
T.	Prepayment
Except as otherwise provided in the Plan or the Confirmation Order, the Debtor shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.
U. Section 1125(e) of the Bankruptcy Code
As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor, the Note Purchasers, the Ad Hoc Committee of Senior Noteholders, and the Creditor’s Committee, and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys, and other professionals have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code and in the entering into of the Alpha Resolution Trust Agreement, as applicable, and therefore are not, and

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on account of such offer, solicitation or entering into will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the entering into the Alpha Resolution Trust Agreement.

Dated:	Tampa, Florida
March 1, 2006

ANCHOR GLASS CONTAINER CORPORATION, Debtor and Debtor-in-Possession

		By:	/s/ Mark S. Burgess

Name: Mark S. Burgess Title: Chief Executive Officer

CARLTON FIELDS, P.A.
Attorneys for Anchor Glass Container Corporation,
Debtor and Debtor in Possession

		By:	/s/ Robert A. Soriano

Robert A. Soriano
Corporate Center Three at International Plaza
4221 W. Boy Scout Boulevard
Tampa, Florida 33607

CAHILL GORDON & REINDEL, LLP
Attorneys for Anchor Glass Container Corporation,
Debtor and Debtor in Possession

		By:	/s/ James J. Clark

80 Pine Street New York, New York 10005

40

Annex II
Anchor Glass
Liquidation Analysis
     As described in the Plan of Reorganization, the Debtor believes that the Plan as proposed, whereby the Debtor is reorganized as a going concern with continuing operations, yields the best result for the Debtor, its customers, employees and creditors. Based upon the following analysis (the “Liquidation Analysis”), the Debtor believes that the Plan meets the “best interest of creditors” test set forth in section 1129(a)(7) of the Bankruptcy Code (described in Section X(B) of the Disclosure Statement), and that each Holder of an impaired claim will receive under the Plan value on the Effective Date that is not less than the value such holder would receive if the Debtor were to be liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. The Debtor believes the Liquidation Analysis and the conclusions set forth herein are fair and accurate, and represent management’s best judgment with regard to the results of a liquidation of the Debtor under chapter 7. The analysis was prepared for this purpose alone to assist the Bankruptcy Court in making this determination, and should not be used for any other purpose. Collateral values discussed herein may be different than amounts referred to in the Plan.
     The Liquidation Analysis is shown on a consolidated basis and reflects the estimated cash proceeds, net of liquidation-related costs that would be realized if the Debtor were to be liquidated under chapter 7 of the Bankruptcy Code. Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management of the Debtor and by the Debtor’s professionals, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtor and management, and are also based upon assumptions with respect to certain liquidation decisions which could be subject to change. The Liquidation Analysis has not been examined or reviewed by independent accountants in accordance with standards promulgated by the American Institute of Certified Public Accountants. THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTOR WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.
     Management of the Debtor prepared this Liquidation Analysis with the assistance of Houlihan Lokey. The Liquidation Analysis is based on the Company’s projected balance sheet as of the April 30, 2006, and is predicated on the assumption that the Debtor would commence liquidation under chapter 7 on or close to that date. Due to seasonal buying patterns, the projected amount of inventory and accounts receivable exceeds the amount of inventory and accounts receivable on the balance sheet as of the Petition Date. Furthermore, the projected balance sheet is the best approximation of the assets to be liquidated if the Debtor were to be liquidated in accordance with chapter 7 of the Bankruptcy Code.
The Liquidation Analysis is based, inter alia, upon the assumptions discussed below.
1.	The Liquidation Analysis assumes that the liquidation of the Debtor’s Estate would commence on or shortly after April 30, 2006 and would be substantially completed within a six-month

1

period. The wind-down costs during the six-month period have been estimated by the Debtor’s management and any deviation from or delay of this time frame could have a material impact on the wind-down costs, Administrative Expense and Priority Claims, proceeds from asset sales, and the ultimate recovery to the creditors of the Debtor’s estates. In addition, if the implementation of the liquidation plan were to be delayed, there is a possibility that the Debtor would sustain significant operating losses during the delay period, thus adversely impacting the net liquidation value of the estates.
2.	It is also assumed that the liquidation of the Debtor would commence under the direction of a chapter 7 trustee and would continue for a period of three months, during which time all of the Debtor’s assets would either be sold or conveyed to the respective lien holders, and the cash proceeds, net of liquidation-related costs, together with the cash on hand, would then be distributed to creditors. The liquidation period would allow for the collection of receivables to the extent recoverable, the orderly sale of inventory, fixed assets, and intellectual property and the wind-down of daily operations. For certain assets, estimates of the liquidation values were made for each asset individually. For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a trustee might achieve through an orderly disposition.

3.	The Liquidation Analysis assumes the orderly liquidation and wind down of all Debtor assets and also of the non-Debtor Subsidiaries. The Liquidation Analysis assumes that liquidation proceeds would be distributed in accordance with Bankruptcy Code section 726. In any liquidation there is a general risk of unanticipated events, which could have a significant impact on the projected cash receipts and disbursements. These events include changes in the general economic condition, changes in consumer preferences, and changes in the market value of the Debtor’s assets.
     In addition to these assumptions and the specific assumptions listed in the notes to the Liquidation Analysis, there are significant areas of uncertainty that exist with respect to this Liquidation Analysis:
     The Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. Estimates for various classes of Claims were prepared before the bar date for filing proofs of claim against the Debtor’s Estate, and as such, are based solely upon the Debtor’s best estimates using the Debtor’s books and records. Such Claims have not been evaluated by the Debtor or determined by the Bankruptcy Court and, accordingly, the final amount of Allowed Claims against the Estate may differ from the Claim amounts used to complete this analysis. The Claims estimated in the Liquidation Analysis are consistent with the estimated Claims reflected in the Plan with certain modifications as described herein.
     The liquidation itself would likely trigger certain priority payments that otherwise would not be due in the ordinary course of business. These priority payments would be made in full before any distribution of proceeds to pay general unsecured claims or to make distributions in respect of equity interests. The liquidation would likely prompt certain other events to occur including the rejection of remaining executory contracts, unexpired leases and other agreements

2

and defaults under agreements with customers and suppliers. Such events would likely create a much larger number of unsecured creditors and would subject the chapter 7 estates to considerable additional claims. No attempt has been made to estimate additional General Unsecured Claims that may result from liquidation under chapter 7.
     The Liquidation Analysis assumes that the amount of contingent litigation claims against the Debtor is de minimis. However, due to general uncertainties with respect to the outcome of contingent litigation matters, the actual value of such claims remains uncertain. Accordingly, the estimated recovery percentages could be impacted by the outcome of such contingent litigation matters.
     The Liquidation Analysis assumes that there are no recoveries from the pursuit of any potential preferences, fraudulent conveyances, or other causes of action and does not include the estimated costs of pursuing such actions.
     This Liquidation Analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, there can be no assurances that the values reflected in this Liquidation Analysis would be realized if the Debtor were, in fact, to undergo, such a liquidation.

3

Liquidation Analysis of Anchor Glass Container Corporation

(figures in thousands)		Estimated Value	Estimated Recovery		Estimated Liquidation
	Notes	as of 4/30/06	Low Case	High Case	Low Value	High Value
Assets:

Current Assets
Cash & Equivalents	A	9,742	100.0%	100.0%	$9,742	$9,742
Restricted Cash	B	19,582	0.0%	0.0%	—	—
Accounts Receivable	C	44,498	55.0%	65.0%	24,474	28,924
Raw Material Inventory	D	29,020	15.0%	20.0%	4,353	5,804
Finished Goods Inventory	D	95,081	55.0%	65.0%	52,295	61,803
Prepaid Expenses and Other	E	16,236	15.0%	25.0%	2,435	4,059

Total Current Assets		$214,160			$93,299	$110,332

Non-Current Assets
Fixed Assets, net (excl. Capital Leases)	F	410,530	10.0%	20.0%	41,053	82,106
Capital Leases (1)	F	9,000	0.0%	0.0%	—	—
Other Assets	G	2,312	0.0%	0.0%	—	—

Total Non-Current Assets		$421,842			$41,053	$82,106

Total Assets		$636,002

Total Estimated Proceeds from Liquidation of Anchor Glass Container					$134,352	$192,438

Administrative Expense Carve-Out	H, K				2,000	2,000

Post-Petition Note Purchase Agreement	H				125,000	125,000

Senior Secured Noteholders Recovery	I				41,053	82,106

Administrative Expenses
Active Plant/Corporate Wind Down (2)	I				16,000	24,000
Professionals and Other (3)	H, K				1,000	2,000
Chapter 7 Trustee (4)	L				5,374	7,698
Total Costs Associated with Liquidation					$22,374	$33,698

Net Estimated Liquidation Proceeds Available for Distribution (Deficit)					($56,075)	($50,366)

Priority Claims	M				—	—

General Unsecured Claims	N				—	—

(1)	Assumes all assets under capital leases are returned to the lessor(s), and therefore related proceeds returned to the estate will be zero

(2)	Represents estimated net cash costs to operate business during six-month wind-down; mid-point of $2.5 million per plant.

(3)	Represents outstanding chapter 11 administrative expenses and chapter 7 professional expenses not covered by carve-out in Note Purchase Agreement.

(4)	Trustee fees associated with wind-down projected at 4% of estimated liquidation proceeds

FOOTNOTES TO LIQUIDATION ANALYSIS
     Unless stated otherwise, the book values used in this Liquidation Analysis are the projected net book values of the Debtor’s assets as of April 30, 2006. Actual results may very significantly from those projected.
Note A — Cash and Cash Equivalents
     The Liquidation Analysis is based on the assumption that operations during the liquidation period would not generate additional cash available for distribution. It is assumed that cash and cash equivalents held in the Debtor’s accounts are fully available. The Debtor projects that on April 30, 2006 the Debtor will have cash on hand of approximately $10 million.
Note B — Restricted Cash
     The Debtor is required in the ordinary course of its business to post cash collateral for letters of credit supporting the company’s workers compensation insurance arrangement and certain trade relationships. The Liquidation Analysis assumes that all such restricted cash is forfeited to the providers of such letters of credit.
Note C — Accounts Receivable
     The analysis of accounts receivable assumes that a chapter 7 trustee would retain certain existing staff of the Debtor to handle an aggressive collection effort of outstanding trade accounts receivable from customers. Collections during a liquidation of the Debtor would likely be significantly compromised as customers may attempt to set off outstanding amounts owed to the Debtor against alleged damage and breach of contract claims. The liquidation value of accounts receivable was estimated by applying a recovery factor consistent with the Debtor’s experience in collecting accounts receivable and the expectation of additional attempts to setoff. The estimate also considers the inevitable difficulty a liquidating company has in collecting its receivables and any concessions that might be required to facilitate the collection of certain accounts. Estimated recoveries are between approximately 55% and 65% of the net accounts receivable.
Note D — Inventory
     Inventories are primarily comprised of raw materials and finished goods.
Note E — Prepaid Expenses and Other
     Other current assets include prepaid freight, prepaid insurance premiums, deposits, insurance claims and recoveries, tax receivables, and other sundry assets.
Note F — Fixed Assets, Net

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     The estimated net book value of fixed assets owned by the Debtor at April 30, 2006 is approximately $420 million. The Debtor’s fixed assets consist primarily of the real estate, improvements thereto and equipment at the company’s eight operating glass container production facilities, two operating support facilities and three non-operating facilities. While the company has a significant investment in its equipment, the Debtor believes that, due to excess capacity in the glass container-manufacturing sector, the market for such used equipment is limited. During the past year, the Debtor has sold excess assets of a similar nature to those that remain and has thus based its estimates of recovery on this historical experience. The total recovery for fixed assets is estimated to be between 10 and 20% of book value, net of estimated broker fees
     The Liquidation Analysis does not include any value associated with equipment held under capital leases. The Liquidation Analysis assumes that equipment held under such leases is returned to the respective lessors in satisfaction of their secured claim.
Note G — Other
     Other assets include unamortized deferred financing fees, assets related to predecessor preferred compensation plans, and long term receivables.
Note H — Superpriority Claims
     The Debtor’s obligations (the “DIP Obligations”) under the post-petition Note Purchase Agreement are estimated to be $125 million at April 30, 2006. The Note Purchase Agreement provides a $2 million “carve-out” for accrued and unpaid professional fees of the Debtor’s estates and certain other administrative expenses. The Liquidation Analysis assumes that the carve-out obligations are paid in their entirety and the DIP Obligations are paid thereafter.
Note I — Senior Secured Noteholder Claims
     The Senior Notes Claim is assumed to be paid from the net liquidation proceeds of the fixed asset collateral to the extent of such proceeds, and thereafter on a Pro Rata basis from other assets of the Debtor. The Senior Notes Claim is estimated to be $368.3 million (including pre-petition accrued and unpaid interest), of which approximately $41 to $82 million is secured under the Liquidation Analysis; the deficiency is assumed to be treated as a General Unsecured Claim. In addition to the Senior Notes Claim, there are other secured claims arising under (i) mechanics liens and (ii) capital lease obligations. The mechanics liens are assumed to be attached to the same fixed asset collateral as the liens securing the Senior Notes Claim, and to be junior to the Senior Notes Claim; as such, the Liquidation Analysis assumes that such mechanics liens will be treated as General Unsecured Claims. The capital leases are assumed to be equal to the value in the underlying assets in the leases or financing agreements, and are assumed satisfied by the return of the property to the lessors/lenders and the holders thereof are assumed to receive no additional distributable value in the Liquidation Analysis. Consistent therewith, equipment subject

6

to capital leases has been excluded from the estimate of liquidation value in the Debtor’s fixed assets.
Note J — Administrative Expenses — Active Plant/Corporate Wind Down
     Administrative expenses include operating costs during a projected six-month wind down period as projected at April 30, 2006, as well as the liquidation costs and expenses of the chapter 7 estates, but exclude chapter 7 trustee compensation and fees to professionals retained in the chapter 7 cases.
     Corporate and plant-level payroll and operating costs during the liquidation are based upon the assumption that certain operating and corporate functions would be retained to assist a trustee with the liquidation process. The remaining staff would also be needed to maintain and close the accounting records and to complete certain administrative tasks including the preparation of payroll and tax returns. Certain minimum plant staff would be required at the Debtor’s operating facilities to complete the closure and mothballing of the facilities, assist with the sale and handling of the inventory and to oversee the removal and sale/disposal of equipment.
Note K — Administrative Expenses — Professionals and Other
     Administrative expenses include any unpaid post-petition operating expenses of the chapter 11 estate (including professional fees). Chapter 7 professional fees include legal, investment banking and accounting fees expected to be incurred during the six-month liquidation period and not already deducted from liquidation values.
     Administrative expenses in excess of $2 million are assumed paid on a Pro Rata basis from the net proceeds, if any, remaining after the payment of obligations covered by the carve-out, the post-petition Note Purchase Agreement and the secured claims. Administrative expenses and priority claims are estimated to be $3 to 4 million, of which approximately $1 to 2 million would remain after payment of obligations covered by the carve-out.
Note L — Administrative Expenses — Chapter 7 Trustee
     Chapter 7 trustee fees include compensation for services rendered by a chapter 7 trustee in accordance with section 326 of the Bankruptcy Code. Trustee fees are calculated at 4% of the gross liquidation value of the Debtor’s assets.
Note M — Priority Claims
     Priority Claims include any claims entitled to priority status as set out in the Bankruptcy Code. Priority Claims are estimated to include certain obligations to taxing authorities and to employees. Priority Claims are assumed to be paid on a Pro Rata basis from the net proceeds, if any, remaining after the payment of obligations covered by the carve-out, the post-petition Note Purchase Agreement, the Secured Claims and

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Administrative Expenses in excess of $2 million. Priority Claims are estimated to be $5.3 million.
Note N — General Unsecured Claims
     For purposes of the Liquidation Analysis, management has assumed that General Unsecured Claims will consist of prepetition unpaid, unsecured obligations owed to vendors, employees and litigation parties, as well as claims for damages arising from the rejection of executory contracts and expired leases. The General Unsecured Claims also include the unsecured deficiency claims of the Senior Notes Trustee under the Senior Notes, and of Holders of mechanics liens. The Liquidation Analysis does not attempt to estimate additional General Unsecured Claims that would arise as a result of the rejection of executory contracts and leases that would otherwise be assumed under the Debtor’s Plan, and the failure of the Debtor to perform under existing contracts. The amount of such additional claims would likely be substantial in amount. General Unsecured Claims are assumed to be paid on a pro rata basis from the net liquidation proceeds available, if any, after the payment of all other Claims. For purposes of this Liquidation Analysis, General Unsecured Claims in the aggregate are estimated to be $406 to 448 million, including an estimated $286 to 328 million in the aggregate of deficiency claims to both the Holders of Senior Notes and Holders of mechanics liens.

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ANNEX III
PROJECTED FINANCIAL INFORMATION
ANCHOR GLASS CONTAINER CORPORATION
For purposes of developing the Plan and evaluating its feasibility, Anchor prepared the following financial projections (“Projections”) reflecting its estimate of its expected consolidated financial position, results of operations, and cash flows for the years 2006 – 2008. Accordingly, the Projections reflect Anchor’s judgment, as of the date of this Disclosure Statement, of expected future operating and business conditions, which are subject to change.
The Projections were prepared in good faith by Anchor based upon assumptions believed to be reasonable at the time of preparation. The assumptions disclosed herein are those that Anchor believes to be significant to the Projections. Although Anchor is of the opinion that these assumptions are reasonable under the circumstances, such assumptions are subject to significant uncertainties, such as (i) the demand for glass packaging in various end markets, (ii) applicable laws and regulations, (iii) interest rates and inflation, (iv) business combinations among Anchor’s competitors, suppliers and customers, (v) availability and cost of raw materials, (vi) energy and labor and other related factors affecting Anchor’s businesses. Despite Anchor’s efforts to foresee and plan for the effects of changes in these circumstances, Anchor cannot predict their impact with certainty. Consequently, actual financial results could vary significantly from the Projections.
The Projections should not be regarded as a representation or warranty by Anchor or any other person as to the accuracy of the Projections or that any Projections set forth herein will be realized. In addition, Anchor does not intend to disclose updates to or to supplement these Projections following its emergence from Chapter 11.
The Projections were prepared by Anchor and have not been audited or reviewed by independent accountants. The significant assumptions used in the preparation of the Projections are stated below. The Projections have not been prepared to comply with the guidelines established with respect to Projections by the Securities and Exchange Commission or the American Institute of Certified Public Accountants (“AICPA”), have not been audited, and are not presented in accordance with Generally Accepted Accounting Principles (“GAAP”).
the Projections, including the underlying assumptions and the associated risk factors (see Section III), should be carefully reviewed in evaluating the plan.
The Projections are based upon the assumption that the Plan will be confirmed and that, for projection purposes, the Effective Date and the initial distributions take place as of April 30, 2006.
The reorganization will be accounted for in accordance with “fresh start” accounting rules as per the American Institute of Certified Public Accountant’s Statement of Position 90-7. However, the reorganization accounting and the associated “fresh start” adjustments have not been audited or reviewed by independent accountants.
The following Projections are included herein:
➢	Projected Consolidated Balance Sheets of Reorganized Anchor as of the Effective Date (which reflects the projected accounting effects of the Plan’s consummation and of fresh start accounting as promulgated by SOP 90-7) and at December 31 for each of the years from 2006 through 2008.

➢	Projected Consolidated Statements of Income of Reorganized Anchor for the eight-month period ending December 31, 2006 and each of the years December 31, 2006 through 2008.

➢	Projected Consolidated Statements of Cash Flow of Reorganized Anchor for the eight-months period ending December 31, 2006 and each of the years ending December 31, 2006 through 2008.
As outlined in Section II B, certain accounting restatements have been identified and will effect the financial statements of Anchor Glass for the years 2001, 2002, 2003, and 2004. The effect of the restatements identified to date have been included in the Projections.
while Anchor believes the assumptions underlying the Projections, when considered on an overall basis, are reasonable in light of current circumstances and expectations, no assurance can be given that any Projections will be realized.
A. GENERAL ASSUMPTIONS
INDUSTRY OVERVIEW
In 2004, the US packaging market was approximately $120 billion, with glass packaging making up roughly 4% of that. The North American packaging market is currently the largest and most stable market for packaging products globally, and is expected to experience growth of 2.5% — 3.5% annually.
Historically, the glass sector has experienced an average decline of 1.6% since 1994. This decline is a result of safety and practicality concerns, freight considerations and a growing number of cheaper and more flexible alternative packaging options. Going forward, however, US demand for glass containers is expected to remain relatively flat, driven by demand for beer and given that the majority of food conversion to plastic packaging is assumed to have occurred already.
Beer and wine have been growth niches in the glass packaging industry and beer bottles make up the largest end use of glass at 56% of total bottles. Beer accounts for over half of alcohol beverage sales dollars ($78.1 billion) and US beer consumption volume increased in 2004 to 199.3 million barrels from 198.3 million barrels in the prior year. Beer shipments increased by 0.5% in 2004 and continue to sustain growth in spite of increased consumer demand for liquor products and the growing popularity of wine. Wine also represents a growth market for glass packaging as US consumption and production has steadily increased over the past decade.
Glass packaging continues to face competition from beverage cans and PET packaging. Metal can shipments have been stable since the early 1990s fueled by increases in soft drinks. The PET packaging market has also seen considerable growth as an alternative to glass due to the favorable freight economics and the durability factor. However, glass has been able to remain competitive with PET in the carbonated beverages/beer sectors due to the perception of quality associated with it and because glass retains carbonation for a considerably longer time than PET packaging.
Anchor operates in a highly competitive industry that includes two very large players and a limited number of smaller competitors. Competition in these markets is based on a number of factors, such as price, product quality and proximity to customer since shipping glass bottles beyond a certain distance can become cost prohibitive. Some of Reorganized Anchor’s competitors may have greater financial, technological and other resources than Reorganized Anchor and may be better able to withstand changes in market conditions. Furthermore, competition and the availability of substitute products such as plastic bottles and metal cans will continue to make price increases difficult.

FYE 2006 PLAN PROJECTIONS — MAJOR ASSUMPTIONS
The Business Plan assumes certain specific economic and business conditions for 2006, with general assumptions based upon future industry supply/demand/capacity indicators, historic growth and estimated directions of specific markets thereafter that were available in late 2005. Furthermore, Anchor has incorporated the impact of the most recent data regarding customers and suppliers wherever possible such that the Plan assumptions take into account the significant renegotiation of contract terms with its customers with regards to term changes, volume changes, price increases and energy and raw material pass-through provisions.
Gross & Tons Shipped:
❖	The sales plan was created on a customer-by-customer basis and considers known customer demand through customer forecasts and management judgment based on those forecasts and previous sales trends.

❖	Volumes were appropriately reallocated among plants according to a detailed production plan review taking into account plant capacity utilization.
Net Sales:
❖	Net sales were calculated based upon units shipped, multiplied by standard sales prices, and include the effect of renegotiated sales prices.
❖	The Company has completed re-negotiations with the majority of its customers.

❖	The sales price negotiation/contract status for every customer in the sales plan was considered in the determination of the price increase amount.
Energy Recovery:
❖	Energy recovery amounts were determined in a manner similar to the determination of price increases, i.e. based upon customer-by-customer contract renegotiations.
Cost Index Recovery:
❖	Production Price Index (“PPI”) recoveries were considered for certain customers based upon contracts.
Freight Out:
❖	Freight Out was determined based upon product placements at the manufacturing facilities and the shipping routes. Anchor’s customers will be taking on greater freight cost (offset by price).
COGS:
❖	Cost of goods sold (“COGS”) includes anticipated batch material, natural gas and electricity costs for 2006, less 2005 standards, based on detailed review by purchasing department.

❖	Batch materials costs, including inbound freight, were estimated by manufacturing location based upon anticipated future batch material prices.

❖	Annual wage increase is projected for all hourly plant labor based on terms detailed in the collective bargaining agreements.

❖	Natural gas consumption is based upon mKWH/ton melted by plant. Natural gas costs are based upon NYMEX future price quotations (with surcharges for regional taxes and specific contracts included where applicable).

❖	The electricity cost budget is based upon historical data and mKWH/ton melted by plant for each scenario, adjusted for seasonality or ‘demand’ periods of peak electricity consumption. System-wide electricity cost is assumed to increase by 9.0% over 2005 average levels.
SG&A Expenses:
❖	SG&A expenses were budgeted by each department supervisor on a line-by-line basis. SG&A and other expense forecasts are based upon the goal of maintaining consistent product quality while improving operational productivity to improve operating margin.
Provision for Income Taxes:
❖	No provision for income tax is currently reflected in the Plan.

❖	The issuance under the Plan of the New Common Stock, along with the cancellation of existing Equity Interests through the Plan, is expected to cause an ownership change to occur with respect to the Reorganized Debtors as of the Effective Date. As a result, section 382 of the Internal Revenue Code (“IRC”) may apply to limit Reorganized Anchor’s use of its consolidated net operating losses after the Effective Date. Additionally, the Reorganized Debtors’ ability to use any remaining capital loss carry-forwards and tax credits may be limited.

❖	However, the NOL analysis provided by Anchor’s accountants indicates that the Company will have sufficient NOL carry-forwards and sufficient annual utilization limit to result in a significant offset of taxable income from operations in the projected period.
Capital Expenditures:
❖	Projected capital expenditures are based upon a detailed plant-level review of critical required capital expenditure, the timing and extent of historical rebuilds and refurbishments, the scheduled timing of future rebuilds, the extent of rebuilds required (major or minor), machine modifications to handle product mix and the redistribution of equipment based upon capacity utilization contemplated in the Business Plan.
FYE 2007 — 2008 PROJECTIONS — MAJOR ASSUMPTIONS
Gross & Tons Shipped:
❖	Base volume shipped is same as 2006 Business Plan.

❖	Additional upside volume was added over the projection period for new business opportunities based upon a reasonable, risk-adjusted likelihood of receiving incremental volume from active discussions with and indications from customers.
Net Sales & Preliminary Price Increases:
❖	Price increases are based on actual contractually negotiated percentage increases scheduled in 2007-2008 period.
Energy Recovery:
❖	Energy recovery assumptions are consistent with the 2006 Business Plan assumptions.

❖	Full energy pass-throughs are effective (as per negotiated formula) even as energy prices decrease in the outer years.
Cost Index Recovery:
❖	The PPI is kept consistent with 2006 Business Plan assumptions.
Freight Out:
❖	Freight is kept consistent with the 2006 Business Plan assumptions and projected based on tons shipped.
COGS:
❖	COGS are projected as a function of seasonal production schedule and cost of inventory used.

❖	A natural gas price decrease is assumed based upon industry reports.
▪	Annual price decreases are assumed to bring projected gas prices in line with those seen in 2005 before hurricane Katrina.

▪	The change in natural gas pricing is generally offset by contractual energy recovery surcharges. As a result, changes in natural gas pricing, up or down, is not expected to have a material effect on results.
❖	Electricity prices are consistent with 2006 Business Plan assumptions.

❖	Batch materials cost increase at 2.5% per annum.
❖	Inflation on costs other than natural gas is generally assumed to be in line with the CPI (U.S.). Except where stated otherwise, inflation pressures are expected to be moderate at 2.5% in 2006 and the duration of the forecast.
SG&A Expenses:
❖	SG&A is consistent with the 2006 Business Plan, except for an annual increase of 2.5% to reflect inflation.
Provision for Income Tax:
❖	No provision for income tax is currently reflected in the Projections due to projected availability of NOL carry-forwards.
Capital Expenditures:
❖	Projected capital expenditures are based upon a detailed plant-level review of critical required capital expenditure, the timing and extent of historical rebuilds and refurbishments, the scheduled timing of future rebuilds, the extent of rebuilds required (major or minor).
B. OTHER SIGNIFICANT ASSUMPTIONS
DEBT
The Plan contemplates the entry by Reorganized AG into the New Loan Agreements, which will include the New Term Loan and the New Revolver. The Projections assume a New Term Loan in the amount of $135 million, with a maturity of seven years, bearing an interest rate of 7.4% and a mandatory amortization schedule of 1.0% of the principal amount annually for at least the first four years. The Projections assume a New Revolver with a maximum availability of up to $65 million (with a $20 million sub-limit for letters of credit), with a maturity of five years, bearing an interest rate of L+1.5%. The New Revolver will be used to finance certain emergence costs and to finance seasonal working capital needs on an ongoing basis.
COMMON STOCK:
10,000,000 shares (of 25,000,000 shares authorized) of Common Stock of Reorganized Anchor will be issued pursuant to the Plan.
CASH
It is assumed that interest of 1.0% will be earned on surplus cash balances. A revolving credit facility is assumed to be necessary to enable Reorganized Anchor to fund part of the distributions under the Plan and, if necessary, working capital and operating needs. For these purposes, approximately $23.2 million in borrowings will be required as of the Effective Date under this facility, and repayments of these borrowings is expected to be made on an ongoing basis subject to available cash.
PROPERTY, PLANT, AND EQUIPMENT
To adjust net property, plant, and equipment to an estimate of its fair value in accordance with SOP 90-7, Anchor plans to review its property, plant, and equipment in detail with the assistance of an appraisal company. Anchor has not yet hired an appraisal company to undertake this task.

Balance Sheet

	Reorganization
	Projected		Pro Forma
( $ in 000)	Apr-06	Adjustments	Apr-06	2006	2007	2008
Assets
Current Assets:
Cash And Cash Equivalents	9,742	(4,742)	5,000	5,000	39,432	71,792
Restricted Cash	19,582	—	19,582	19,582	19,582	19,582
Accounts Receivable	44,498	—	44,498	48,161	51,843	51,935
Inventories
Raw Materials	29,020	—	29,020	28,897	29,909	29,963
Finished Products	95,081	—	95,081	88,324	88,374	85,996

Total Inventories	124,102	—	124,102	117,221	118,283	115,958
Other Current Assets	16,236	—	16,236	16,236	16,236	16,236

Total Current Assets	214,160	(4,742)	209,418	206,201	245,375	275,504
Net PP&E	419,250	(94,913)	324,337	319,816	315,959	296,273
Other Assets	2,312	(1,912)	400	400	400	400
Intangible Assets	—	—	—	—	—	—

Total Assets	635,722	(101,567)	534,155	526,416	561,734	572,177

Liabilities & Stockholders Equity
Current Liabilities:
Accounts Payable	15,786	—	15,786	37,417	52,861	53,163
Accrued Expenses	21,925	—	21,925	20,122	20,292	20,408
Accrued Comp, Employee Benefits (1)	23,742	(3,800)	19,942	20,262	20,754	21,258
Accrued Interest	12	—	12	1,685	1,688	63

Total Current Liabilities	61,464	(3,800)	57,664	79,486	95,594	94,892
Revolving C Facility (DIP/Exit) (2)	125,000	(101,847)	23,153	1,876
Senior Notes (New)	—	135,000	135,000	135,000	133,650	132,300
Secured Financing	9,660	(9,660)	—	—	—	—
Contract Related Liabilities	3,900	—	3,900	2,700	1,800	1,600
Industrial Revenue Bonds	317	—	317	245	125	—
Post-Retirement Liabilities (1)	42,726	(29,554)	13,172	13,172	13,172	13,172
Other Long-Term Liabilities	13,319	—	13,319	13,319	13,319	13,319

Total Liabilities (Uncompromised)	256,386	(9,860)	246,525	245,799	257,660	255,283

Liabilities Subject to Compromise	479,070	(479,070)	—	—	—	—

Total Stockholders’ Equity	(99,734)	387,364	287,630	280,618	304,074	316,893

Total Liabilities & Stockholders Equity	635,722	(101,567)	534,155	526,416	561,734	572,177

(1)	Reflects the writeoff of approximately $33mm in other post-retirement liabilities.

(2)	Assumes that the DIP facility is rolled into a new term loan and replaced with a $65mm revolver.
Income Statement

($ in 000)	5/06-12/06	2006	2007	2008
Net Sales	464,017	$703,158	$727,794	$729,093

Total Cost of Goods Sold	(395,904)	(606,991)	(622,392)	(625,949)

Gross Profit	68,113	96,166	105,402	103,145

SG&A	(13,431)	(20,274)	(20,781)	(21,301)

EBITDA	$54,682	$75,892	$84,621	$81,844

Margin	11.8%	10.8%	11.6%	11.2%

D&A	(30,185)	(47,269)	(50,338)	(58,997)

EBIT	24,497	28,623	34,284	22,847
Margin	5.3%	4.1%	4.7%	3.1%

Interest Expense	(7,115)	(12,024)	(10,219)	(10,080)
Interest Income	37	91	295	556
Non-Cash Charges	180	1,020	(492)	(504)
Restructuring Fees & Costs	(24,612)	(42,342)	(410)	—

EBT	(7,012)	(24,632)	23,457	12,819

Taxes	—	—	—	—

Net Income	($7,012)	($24,632)	$23,457	$12,819

C-1

Cash Flow Statement

($ in 000)	5/06-12/06	2006	2007	2008
Operating Activities:
Net Income	($7,012)	($24,632)	$23,457	$12,819
Depreciation & Amortization	30,185	47,269	50,338	58,997
Change in Accrued Interest Expense	1,673	299	3	(1,624)
Restricted Cash	—	(5,000)	—	—
Other	(500)	(1,500)	—	—
Working Capital
Change in Receivables	(3,663)	(11,668)	(3,681)	(93)
Change in Inventories	6,881	101	(1,062)	2,324
Change in Other Current Assets	—	—	—	—
Change in Payables	21,631	25,527	15,443	302
Change in Accrued Expenses	(1,803)	(1,075)	169	116
Change in Accrued Comp. & Benefits	320	480	492	504

Total Change in Working Capital	23,366	13,365	11,362	3,154

Cash Provided by Operating Activities	47,712	29,801	85,159	73,346

Investing Activities:
Capital Expenditures	(25,664)	(39,281)	(46,481)	(39,311)
Other	—	—	—	—

Cash Provided by Investing Activities	(25,664)	(39,281)	(46,481)	(39,311)

Financing Activities:
Drawdown/(Paydown) on Revolver	(21,277)	(21,277)	(1,876)	—
Paydown of New Note	—	—	(1,350)	(1,350)
Change in Contract-Related Liabilities	(700)	(1,200)	(900)	(200)
Change in Industrial Revenue Bonds	(72)	(108)	(120)	(125)
Proceeds from Issuance of Equity	—	—	—	—

Cash Provided by Financing Activities	(22,049)	(22,585)	(4,246)	(1,675)

Net Increase in Cash and Equivalents (1)	$0	($36,807)	$34,432	$32,360
Beginning Cash	$5,000	$41,807	$5,000	$39,432
Ending Cash	$5,000	$5,000	$39,432	$71,792

(1)	Full Year 2006 includes the use of approximately $5mm of cash in connection with emergence

C-2

Annex IV
Reorganization Value of Reorganized AG
Houlihan Lokey has advised the Company with respect to the reorganization value of Reorganized AG on a going concern basis. Solely for purposes of the Plan, the estimated range of reorganization value of Reorganized AG was assumed to be approximately $425 million to $475 million (with a midpoint value of $450 million) as of an assumed Effective Date of April 30, 2006. This estimated reorganization value includes (i) excess cash, (ii) a tax net operating loss carry-forward and (iii) the estimated value of certain non-operating assets of the Debtor. Houlihan Lokey’s estimate of a range of enterprise values does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.
THE ASSUMED RANGE OF THE REORGANIZATION VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF APRIL 30, 2006, REFLECTS WORK PERFORMED BY HOULIHAN LOKEY ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF ANCHOR GLASS AVAILABLE TO HOULIHAN LOKEY AS OF FEBRUARY 23, 2006. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT HOULIHAN LOKEY’S CONCLUSIONS, HOULIHAN LOKEY DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE.
Based upon the assumed range of the reorganization value of Reorganized AG of between $425 million and $475 million and an assumed total debt of $162 million (including $135 million in a New Term Loan, an estimated $23 million of debt outstanding under the New Revolver as of the Effective Date and an estimated $4 million of debt related to post-petition customer contracts and IRBs), Houlihan Lokey has estimated the range of equity value for Reorganized AG between $263 million and $313 million, with a mid-point value of $288 million. Assuming the issuance of 10.0 million shares of Reorganized AG Common Stock pursuant to the Plan, the imputed estimate of the range of Equity Values on a per share basis for Reorganized AG is between $26.30 and $31.30 per share, with a midpoint value of $28.80 per share. The per share Equity Value range of $26.30 to 31.30 does not give effect to the potentially dilutive impact of any restricted stock or options to be issued or granted pursuant to the New Management Incentive Plan. See Section VII.D.7, New Management Incentive Plan.
The foregoing estimate of the reorganization value of Reorganized AG is based on a number of assumptions, including a successful reorganization of Anchor Glass’ business and finances in a timely manner, the implementation of Reorganized AG’s business plan, the achievement of the forecasts reflected in the Projections, access to adequate exit financing, the continuing leadership of the existing management team, market conditions as of February 23, 2006 continuing through the assumed Effective Date of April 30, 2006, and the Plan becoming effective in accordance with the estimates and other assumptions discussed herein.

1

With respect to the Projections prepared by the management of Anchor Glass and included in the Financial Appendix that is Annex “III” to this Disclosure Statement, Houlihan Lokey assumed that such Projections have been reasonably prepared in good faith and on a basis reflecting the best currently available estimates and judgments of Anchor Glass as to the future operating and financial performance of Reorganized AG. Houlihan Lokey’s estimate of a range of reorganization values assumes that Anchor Glass’ Projections will be achieved by Reorganized AG in all material respects, including revenue growth and improvements in operating margins, earnings and cash flow. Certain of the results forecast by the management of Anchor Glass are materially better than the recent historical results of operations of Anchor Glass. As a result, to the extent that the estimate of enterprise values is dependent upon Reorganized AG performing at the levels set forth in the Projections, such analysis must be considered speculative. If the business performs at levels below those set forth in the Projections, such performance may have a material impact on the Projections and on the estimated range of values derived therefrom.
IN ESTIMATING THE RANGE OF THE REORGANIZATION VALUE AND EQUITY VALUE OF REORGANIZED AG, HOULIHAN LOKEY:
•	REVIEWED CERTAIN HISTORICAL FINANCIAL INFORMATION OF ANCHOR GLASS FOR RECENT YEARS AND INTERIM PERIODS;

•	REVIEWED CERTAIN INTERNAL FINANCIAL AND OPERATING DATA OF ANCHOR GLASS, INCLUDING THE PROJECTIONS, WHICH WERE PREPARED AND PROVIDED TO HOULIHAN LOKEY BY ANCHOR GLASS’ MANAGEMENT AND WHICH RELATE TO ANCHOR GLASS’ BUSINESS AND ITS PROSPECTS;

•	MET WITH CERTAIN MEMBERS OF SENIOR MANAGEMENT OF ANCHOR GLASS TO DISCUSS ANCHOR GLASS’ OPERATIONS AND FUTURE PROSPECTS;

•	REVIEWED PUBLICLY AVAILABLE FINANCIAL DATA AND CONSIDERED THE MARKET VALUE OF PUBLIC COMPANIES THAT HOULIHAN LOKEY DEEMED GENERALLY COMPARABLE TO THE OPERATING BUSINESS OF ANCHOR GLASS;

•	CONSIDERED RELEVANT PRECEDENT TRANSACTIONS IN THE PACKAGING INDUSTRY;

•	CONSIDERED CERTAIN ECONOMIC AND INDUSTRY INFORMATION RELEVANT TO THE OPERATING BUSINESS; AND

•	CONDUCTED SUCH OTHER STUDIES, ANALYSIS, INQUIRIES, AND INVESTIGATIONS AS IT DEEMED APPROPRIATE.

2

ALTHOUGH HOULIHAN LOKEY CONDUCTED A REVIEW AND ANALYSIS OF ANCHOR GLASS’ BUSINESS, OPERATING ASSETS AND LIABILITIES AND REORGANIZED AG’S BUSINESS PLAN, IT ASSUMED AND RELIED ON THE ACCURACY AND COMPLETENESS OF ALL FINANCIAL AND OTHER INFORMATION FURNISHED TO IT BY ANCHOR GLASS, AS WELL AS PUBLICLY AVAILABLE INFORMATION. IN ADDITION, HOULIHAN LOKEY DID NOT INDEPENDENTLY VERIFY MANAGEMENT’S PROJECTIONS IN CONNECTION WITH SUCH ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF ANCHOR GLASS WERE SOUGHT OR OBTAINED IN CONNECTION HEREWITH.
ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DO NOT PURPORT TO BE APPRAISALS OR NECESSARILY REFLECT THE VALUES THAT MAY BE REALIZED IF ASSETS ARE SOLD AS A GOING CONCERN, IN LIQUIDATION, OR OTHERWISE.
IN THE CASE OF REORGANIZED AG, THE ESTIMATES OF THE REORGANIZATION VALUE PREPARED BY HOULIHAN LOKEY REPRESENT THE HYPOTHETICAL REORGANIZATION VALUE OF REORGANIZED AG. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF THE FORMULATION AND NEGOTIATION OF THE PLAN AND THE ANALYSIS OF IMPLIED RELATIVE RECOVERIES TO CREDITORS THEREUNDER. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED REORGANIZATION ENTERPRISE VALUE OF REORGANIZED AG THROUGH THE APPLICATION OF VARIOUS VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.
THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF THE REORGANIZATION ENTERPRISE VALUE OF REORGANIZED AG SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER ANCHOR GLASS, HOULIHAN LOKEY, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE

3

DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF SECURITIES.
Valuation Methodology
Houlihan Lokey performed a variety of analyses and considered a variety of factors in preparing the valuation of Anchor Glass. While several generally accepted valuation techniques for estimating Anchor Glass’ enterprise value were used, Houlihan Lokey primarily relied on three methodologies: comparable public company analysis, discounted cash flow analysis, and precedent transactions analysis. Houlihan Lokey placed different weights on each of these analyses and made judgments as to the relative significance of each analysis in determining Anchor Glass’ indicated enterprise value range. Houlihan Lokey’s valuation must be considered as a whole, and selecting just one methodology or portions of the analyses, without considering the analyses as a whole, could create a misleading or incomplete conclusion as to Anchor Glass’ enterprise value. In preparing its valuation estimate, Houlihan Lokey performed a variety of analyses and considered a variety of factors, some of which are described herein. The following summary does not purport to be a complete description of the analyses and factors undertaken to support Houlihan Lokey’s conclusions. The preparation of a valuation is a complex process involving various determinations as to the most appropriate analyses and factors to consider, as well as the application of those analyses and factors under the particular circumstances. As a result, the process involved in preparing a valuation is not readily summarized.
Comparable Public Company Analysis. A comparable public company analysis estimates value based on a comparison of the target company’s financial statistics with the financial statistics of public companies that are similar to the target company. It establishes a benchmark for asset valuation by deriving the value of “comparable” assets, standardized using a common variable such as revenues, earnings, and cash flows. The analysis includes a detailed multi-year financial comparison of each company’s income statement, balance sheet, and cash flow statement. In addition, each company’s performance, profitability, margins, leverage and business trends are also examined. Based on these analyses, a number of financial multiples and ratios are calculated to gauge each company’s relative performance and valuation.
A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the target company. Criteria for selecting comparable companies include, among other relevant characteristics, similar lines of businesses (in this case, rigid packaging), business risks, target market segments, location of markets, growth prospects, maturity of businesses, market presence, size, and scale of operations. The selection of truly comparable companies is often difficult and subject to

4

interpretation. However, the underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining firm value.
In performing the Comparable Public Company Analysis, the following publicly traded companies in the rigid packaging sector were deemed generally comparable to Anchor Glass in some or all of the factors described above and were selected: Owens-Illinois, Constar International, Silgan Holdings, Crown Holdings and Rexam PLC. Houlihan Lokey excluded several packaging manufacturers that were deemed not comparable because of size, specific product comparability and/or status of comparable companies. Houlihan Lokey analyzed the current trading value for the comparable companies as a multiple of actual fiscal year 2004 and projected fiscal years 2005 and 2006 earnings before interest, taxes, depreciation, and amortization (“EBITDA”). These multiples were then applied to Anchor Glass’ projected EBITDA for the twelve months ending December 31, 2006 to determine the range of enterprise value.
Precedent Transactions Analysis. Precedent transactions analysis estimates value by examining public merger and acquisition transactions. An analysis of the disclosed purchase price as a multiple of various operating statistics reveals industry acquisition multiples for companies in similar lines of businesses to Anchor Glass. These transaction multiples are calculated based on the purchase price (including any debt assumed) paid to acquire companies that are comparable to Anchor Glass. Houlihan Lokey specifically focused on prices paid as a multiple of EBITDA in determining a range of values for Anchor Glass. These multiples are then applied to Anchor Glass’ key operating statistics to determine the total enterprise value or value to a potential strategic buyer.
Unlike the comparable public company analysis, the valuation in this methodology includes a “control” premium, representing the purchase of a majority or controlling position in a company’s assets. Thus, this methodology generally produces higher valuations than the comparable public company analysis. Other aspects of value that manifest itself in a precedent transaction analysis include the following:
•	Circumstances surrounding a merger transaction may introduce “diffusive quantitative results” into the analysis (e.g., an additional premium may be extracted from a buyer in the case of a competitive bidding contest).
•	The market environment is not identical for transactions occurring at different periods of time.
•	Circumstances pertaining to the financial position of a company may have an impact on the resulting purchase price (e.g., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage).
As with the comparable company analysis, because no acquisition used in any analysis is identical to a target transaction, valuation conclusions cannot be based solely on quantitative results. The reasons for and circumstances surrounding each acquisition

5

transaction are specific to such transaction, and there are inherent differences between the businesses, operations and prospects of each. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition. The number of completed transactions for which public data is available also limits this analysis. Because the precedent transaction analysis explains other aspects of value besides the inherent value of a company, there are limitations as to its use in Anchor Glass’ valuation.
Discounted Cash Flow Approach. The discounted cash flow (“DCF”) valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. The DCF methodology is a “forward looking” approach that discounts the expected future cash flows by a theoretical or observed discount rate determined by calculating the average cost of debt and equity for publicly traded companies that are similar to Anchor Glass. The expected future cash flows have two components: the present value of the projected unlevered after-tax free cash flows for a determined period and the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the Projections). Houlihan Lokey’s discounted cash flow valuation is based on the business plan Projections of Anchor Glass’ operating results. Houlihan Lokey discounted the projected cash flows using Anchor Glass’ estimated weighted average cost of capital and calculated the terminal value of Anchor Glass using the EBITDA multiple methodology.
This approach relies on the company’s ability to project future cash flows with some degree of accuracy. Because Anchor Glass’ Projections reflect significant assumptions made by Anchor Glass’ management concerning anticipated results, the assumptions and judgments used in the Projections may or may not prove correct and, therefore, no assurance can be provided that projected results are attainable or will be realized. Houlihan Lokey cannot and does not make any representations or warranties as to the accuracy or completeness of Anchor Glass’ Projections.
THE ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DETERMINED BY HOULIHAN LOKEY REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF THE REORGANIZATION EQUITY VALUE OF REORGANIZED AG ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF THE REORGANIZATION EQUITY VALUE RANGE FOR REORGANIZED AG ASSOCIATED WITH HOULIHAN LOKEY’S VALUATION ANALYSIS.

6

ANNEX V
SUMMARY OF MONTHLY OPERATING REPORTS
UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION

In re: Anchor Glass Container Corporation	Case No.: 8:05-bk-15606-ALP

Debtor.	Chapter 11
DEBTOR’S MONTHLY OPERATING REPORT (BUSINESS)
FOR THE PERIOD
AUGUST 1, 2005 TO DECEMBER 31, 2005
     The attached is a summary of the information reported in the individual Monthly Operating Reports for the periods August through December 2005.
     As more fully described in Note 1 to the attached report, the Company has previously announced that on August 2, 2005, management of the Company concluded that $4.5 million of payments received from a customer during June 2003 had not been accounted for properly. The impact of the improper accounting, net of other adjustments, referred to below, is to overstate operating income and net income/loss for the June 2003 quarter by $4.2 million. However, because key factual issues remain unresolved, management has not yet been able to determine the correct accounting for the $4.5 million for periods subsequent to June 2003.
     The Company’s management has also determined that the Company’s accounting for two other transactions with the same customer were recorded in error, resulting, on a preliminary basis, in an overstatement of net income/loss during 2001 and 2002 of approximately $2.0 million and $1.4 million, respectively, and an understatement of net income/loss during 2003 and 2004 of approximately $500,000 and $1.3 million, respectively. As a result, the financial statements of the Company for the years 2001, 2002, 2003 and 2004 (as contained in the Company’s annual reports on Form 10-K for the years ended December 31, 2004 and 2003 as filed with the Securities and Exchange Commission) and for each of the quarters therein should not be relied upon. Additionally, the interim financial statements for the periods ended March 31, 2005 and 2004, as contained in the quarterly report on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission, should not be relied upon.
     Until the Company has completed its final review, the impact of the foregoing on the attached unaudited statement of operations cannot be known.

ANCHOR GLASS CONTAINER CORPORATION
(DEBTOR-IN-POSSESSION)
UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE PERIODS FROM AUGUST 1, 2005 TO DECEMBER 31, 2005
(dollars in thousands, except per share data)

	For the one month ended
	August 31,	September 30,	October 31,	November 30,	December 31,
	2005	2005	2005	2005	2005
Net sales	$65,774	$57,969	$60,786	$52,036	$44,300

Costs and expenses:

Cost of products sold	63,467	58,429	56,086	51,449	58,931
Selling and administrative expenses	1,886	1,584	1,723	1,858	2,342

Restructuring charges	69	114	97	92	113

Income (loss) from operations	352	(2,158)	2,880	(1,363)	(17,086)

Reorganization items	(440)	(599)	(1,019)	(1,227)	(1,995)

Other income (expense), net	(387)	1,068	125	(446)	(633)

Interest expense *	(1,559)	(10,784)	(1,425)	(1,349)	(1,750)

Net income (loss)	$(2,034)	$(12,473)	$561	$(4,385)	$(21,464)

Basic and diluted net income (loss) per share	$(0.08)	$(0.50)	$0.02	$(0.18)	$(0.87)

Basic and diluted weighted average number of common shares outstanding	24,680,843	24,680,843	24,680,843	24,680,843	24,680,843

*Contractual interest	$4,391	$4,775	$5,114	$5,038	$5,146

Comprehensive income (loss):
Net income (loss)	$(2,034)	$(12,473)	$561	$(4,385)	$(21,464)
Other comprehensive loss:
Derivative loss	(707)	(668)	(151)	(204)	(382)

Comprehensive income (loss)	$(2,741)	$(13,141)	$410	$(4,589)	$(21,846)

     See Notes to Unaudited Statement of Operations.

1

ANCHOR GLASS CONTAINER CORPORATION
(DEBTOR-IN-POSSESSION)
NOTES TO UNAUDITED STATEMENTS OF OPERATIONS
(dollars in thousands)
I. NOTE 1 — Basis of Presentation
          Anchor Glass Container Corporation (the “Company” or “Anchor”) operates as one reportable segment and is engaged in the manufacture and sale of a diverse line of clear, amber, green and other color glass containers of various types, designs and sizes to customers principally in the beer, beverage, food and liquor industries. The Company markets its products throughout the United States. The Company’s international and export sales are not significant.
          The Company cautions readers not to place undue reliance upon the information contained in these monthly operating reports (the “Operating Report”). The unaudited information in this Operating Report is subject to further review and potential adjustments, as described below, and is not necessarily indicative of the results of the full fiscal year. Further, the amounts reported in this Operating Report, when reported on a quarterly basis, may differ materially due to adjustments to accruals, changes in facts and circumstances, changes in estimates, further analysis and other factors. The accompanying statements of operations have been prepared on a going concern basis, which assumes the realization of assets and the payment of liabilities in the ordinary course of business, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern.
          In the opinion of management, subject to the matters described in Accounting Disclosures below, the accompanying unaudited statements of operations contain all adjustments, consisting only of normal recurring adjustments, that are necessary to present fairly the results of operations of the Company for the period from August 1, 2005 to December 31, 2005. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the interim periods are not necessarily indicative of the results of the full fiscal year.
     Voluntary Reorganization Under Chapter 11
          On August 8, 2005 (the “Petition Date”), the Company filed a voluntary petition under Chapter 11 of Title 11, United States Code, in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”) (Case No. 08:05-bk-15606-ALP). The Company remains in possession of its assets and properties, and continues to operate its business as a debtor-in-possession pursuant to the Bankruptcy Code. As a debtor-in-possession, management is authorized to operate the business, but may not engage in transactions outside the ordinary course of business without Bankruptcy Court approval. There is no assurance that the Bankruptcy Court will grant any requests for such approvals. Subsequent to the filing of the Chapter 11 petition, the Company obtained several court orders that authorized it to pay certain pre-petition liabilities and take certain actions to preserve the going concern value of the business, thereby enhancing the prospects of reorganization. The Company’s unaudited statements of operations have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets, and payment of liabilities in the ordinary course of business. However, as a result of the Chapter 11 filing, there is no assurance that the carrying amounts of assets will be realized or that liabilities will be settled for amounts recorded.
          On August 8, 2005, the Company entered into a Ratification and Amendment Agreement by and among Anchor, as debtor and debtor-in-possession, the financial institutions from time to time party thereto as Lenders and Wachovia Capital Finance Corporation (Central), in its capacity as agent for the Lenders (the “Ratification Agreement”). In the Ratification Agreement, the Company ratified, assumed adopted and agreed to be bound by the then existing financing agreements, as modified by the Ratification Agreement, and agreed to pay all pre-petition obligations under the then existing financing agreements in accordance with the terms of the existing financing agreements, as modified by the Ratification Agreement and the financing orders entered by the Bankruptcy Court.

2

ANCHOR GLASS CONTAINER CORPORATION
(DEBTOR-IN-POSSESSION)
NOTES TO UNAUDITED STATEMENTS OF OPERATIONS
(dollars in thousands)
          On August 10, 2005, the Company arranged a $15,000 debtor-in-possession secured term financing facility through a group of financial institutions that were members of an ad hoc committee consisting of holders of a majority in principal amount of the Company’s 11% Senior Secured Notes due 2013 aggregate principal amount of $350,000 (the “Senior Secured Notes”). This new facility supplemented the secured revolving debtor-in-possession facility provided by Wachovia Capital Finance, for itself and as agent for other lenders.
          On September 15, 2005, the Company received final Bankruptcy Court approval for the issuance of $125,000 of debtor-in-possession (“DIP”) Senior Secured Term Notes provided by certain holders of its pre-petition Senior Secured Notes pursuant to a Note Purchase Agreement dated as of September 15, 2005 agented by Wells Fargo Bank (the “Note Purchase Agreement”). The proceeds from the DIP were used to repay in full existing pre- and post-petition credit facilities. The balance of the DIP will be used for working capital and other general corporate purposes.
          The Note Purchase Agreement matures upon the earliest of September 30, 2006, the date of the substantial consummation of a confirmed plan of reorganization in the Chapter 11 case, the effective date of a sales transaction as defined in the Note Purchase Agreement and such earlier date on which the notes shall become due and payable in accordance with the terms of the Note Purchase Agreement.
          The Note Purchase Agreement provides for, among other things:
•	cash interest, payable monthly, of three (3) month LIBOR as determined on the effective date of the Note Purchase Agreement and on the corresponding day in each successive three month period, plus 7.0% per annum;

•	optional and mandatory redemption provisions;

•	a super priority administrative claim and a security interest in, and first lien on, all property, assets or interests in property or assets of the Company of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created; and

•	compliance with financial covenants including maximum capital expenditures, minimum EBITDAR (as defined), minimum liquidity and compliance with budget (as defined).
          In exchange for granting the first lien on all assets, including the existing real property, equipment and other fixed assets relating to Anchor’s operating glass container manufacturing facilities which had a previous first lien granted to the holders of the Senior Secured Notes, a second lien was granted to the holders of the Senior Secured Notes on substantially all property and assets or interests in property or assets of the Company.
          The confirmation of a plan of reorganization is the Company’s primary objective. This plan of reorganization could change the amounts reported in the financial statements and cause a material change in the carrying amount of assets and liabilities. It is expected that a certain portion of the pre-petition liabilities recorded will be subject to compromise.
          On December 30, 2005, the Company filed with the Bankruptcy Court its proposed Plan of Reorganization and Disclosure Statement and on February 15, 2006 filed an amended proposed Plan of Reorganization. A confirmation hearing on the Plan of Reorganization is scheduled for February 28, 2006. The Company’s Plan of Reorganization will reduce the Company’s long-term debt by approximately $370,000. Assuming Bankruptcy Court approval of the plan, the Company expects to emerge from Chapter 11 in April 2006.
          The terms of the Company’s Plan of Reorganization call for a debt-for-equity swap that will give the holders of the Company’s Senior Secured Notes 100 percent of the Company’s equity. The Company

3

ANCHOR GLASS CONTAINER CORPORATION
(DEBTOR-IN-POSSESSION)
NOTES TO UNAUDITED STATEMENTS OF OPERATIONS
(dollars in thousands)
will exit Chapter 11 as a privately held company with long-term debt of approximately $135,000. To ensure strong liquidity, the Company intends to also put in place a revolving credit facility of approximately $65,000. Based on current estimates, unsecured creditors will receive a cash distribution of approximately 7 percent of their claims. Current equity holders will receive no distribution under the plan and their shares will be cancelled.
          As required by the Bankruptcy Code, the United States Trustee for the Middle District of Florida appointed on August 22, 2005 an official committee of unsecured creditors (the “Creditors’ Committee”). The Creditors’ Committee and its legal representatives have a right to be heard on all matters that come before the Bankruptcy Court concerning the Company’s reorganization. There can be no assurance that the Creditors’ Committee will support the Company’s positions or its plan of reorganization, and any disagreements between the Creditors’ Committee and the Company could protract the Chapter 11 process, hinder the Company’s ability to operate during the Chapter 11 proceedings, and delay its emergence from Chapter 11.
          Under bankruptcy law, actions by creditors to collect pre-petition indebtedness owed by the Company at the filing date, as well as most litigation pending against the Company, are stayed and other pre-petition contractual obligations may not be enforced against the Company. The Bankruptcy Court has established January 16, 2006 as the bar date. A bar date is the date by which a claimant, whose claim against the Company is either omitted from or listed different from the amount or status described in the schedules of liabilities filed by the Company with the Bankruptcy Court, must file a claim against the Company if the claimant wishes to participate in the Chapter 11 case as provided for in any plan of reorganization. In addition, the Company has the continuing right, subject to Bankruptcy Court approval and other conditions, to assume or reject any pre-petition executory contracts and unexpired leases. Parties affected by these subsequent rejections may file claims with the Bankruptcy Court. Any damages resulting from rejection of executory contracts and unexpired leases are treated as unsecured pre-petition claims. The amounts of claims filed by creditors could be significantly different from their recorded amounts. Due to material uncertainties, it is not possible to predict the length of time the Company will operate under Chapter 11 protection, the outcome of the proceedings in general, whether the Company will continue to operate under its current organizational structure, which contracts and leases will be assumed or rejected, the effect of the proceedings on its business or the recovery by creditors and equity holders of the Company.
          As a result of the bankruptcy filing and related events, there is no assurance that the carrying amounts of assets will be realized or that liabilities will be liquidated or settled for the amounts recorded. In addition, confirmation of a plan of reorganization, or disapproval thereof, could change the amounts reported in the Company’s financial statements. These financial statements do not include any adjustments that may result from the resolution of these uncertainties. In particular, the Company’s financial statements do not reflect adjustments to the carrying value of assets or the amount and classification of liabilities that ultimately may be necessary as a result of a plan of reorganization. Adjustments necessitated by a plan of reorganization will materially change the amounts reported in the financial statements included elsewhere herein.
          The ability of the Company to continue as a going concern is dependent upon, among other things, (i) its ability to generate adequate sources of liquidity, (ii) its ability to generate sufficient cash from operations, (iii) confirmation of a plan of reorganization under the Bankruptcy Code, and (iv) its ability to achieve profitability following such confirmation. Because the Company can give no assurance that it can achieve any of the foregoing, there is substantial uncertainty about the Company’s ability to continue as a going concern.
          During the course of the bankruptcy proceeding, the Company incurs costs that directly result from the proceedings. Reorganization items are items that meet the definition of reorganization items per the provisions of American Institute of Certified Public Accountants Statement of Position 90-7 — Financial

4

ANCHOR GLASS CONTAINER CORPORATION
(DEBTOR-IN-POSSESSION)
NOTES TO UNAUDITED STATEMENTS OF OPERATIONS
(dollars in thousands)
Reporting by Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”), which includes costs that were incurred after the Chapter 11 filing and were a direct result of the bankruptcy proceeding. In the period from August 1, 2005 to December 31, 2005, reorganization items represent professional fees and other related expenses incurred of $5,276 and key employee retention plan accrual of $294, net of interest income of $290.
          As a result of the Chapter 11 proceedings, there was no accrual of interest after the Petition Date on the Senior Secured Notes or on the Company’s obligations under its agreement with the Pension Benefit Guaranty Corporation. If accrued through December 31, 2005, interest expense would have increased by $17,589. The non-accrual of interest for accounting purposes does not seek to limit the right of the holders of these obligations to seek such interest through the Bankruptcy Court.
     Accounting disclosures
          On August 2, 2005, management of the Company concluded that $4.5 million of payments received from a customer during June 2003 had not been accounted for properly. The impact of the improper accounting, net of other adjustments, referred to below, is to overstate operating income and net income/loss for the June 2003 quarter by $4.2 million. However, because key factual issues remain unresolved, management has not yet been able to determine the correct accounting for the $4.5 million for periods subsequent to June 2003.
          The Company’s management has also determined that the Company’s accounting for two other transactions with the same customer were recorded in error, resulting, on a preliminary basis, in an overstatement of net income/loss during 2001 and 2002 of approximately $2.0 million and $1.4 million, respectively, and an understatement of net income/loss during 2003 and 2004 of approximately $500,000 and $1.3 million, respectively. As a result, the financial statements of the Company for the years 2001, 2002, 2003 and 2004 (as contained in the Company’s annual reports on Form 10-K for the years ended December 31, 2004 and 2003 as filed with the Securities and Exchange Commission) and for each of the quarters therein should not be relied upon. Additionally, the interim financial statements for the periods ended March 31, 2005 and 2004, as contained in the quarterly report on Form 10-Q for the period ended March 31, 2005, should not be relied upon.
          The unaudited statements of operations contained herein do not include adjustments, if any, related to the aforementioned disclosures.
     Revenue Recognition
          Revenues are recognized as product is shipped to customers, net of applicable rebates and discounts. The Company may invoice customers to recover certain cost increases, recognizing these amounts as revenue in net sales. The Company has, and continues to, operate in an environment that includes high-energy costs that impact the costs of manufacturing and inbound and outbound freight, among other things. Certain customer contracts include provisions for the pass through to the customer of certain of these higher costs. Where the customer contract does not contain a provision for reimbursement to the Company for these costs through contract pricing, additional invoicing to these customers to recover certain of these costs may occur outside the terms of the contract with the customer. Before recording revenue on the transaction, an agreement as to the billings exists between the Company and the customer, the service to which the billing relates has been rendered by the Company, the amount of the billing has been agreed to by the customer and the collectiblity of the billing is reasonably assured.
          Substantially all of the Company’s glass containers are made to customer specifications. For new products or modifications to existing products, the Company works closely with its customers in developing and testing these products prior to the initiation of shipments to customers for their use in production. The

5

ANCHOR GLASS CONTAINER CORPORATION
(DEBTOR-IN-POSSESSION)
NOTES TO UNAUDITED STATEMENTS OF OPERATIONS
(dollars in thousands)
Company’s customer contracts allow for the right of return only for quality issues, in which case the Company reverses the recognition of revenue. These returns for quality issues represent less than 0.1% of the Company’s gross sales.
          Sales to Anheuser-Busch Companies, Inc. and to Cadbury Schweppes plc represented 38.9% and 13.8%, respectively, of net sales for the period from August 1, 2005 to December 31, 2005. The loss of a significant customer, unless replaced, could have a material adverse effect on the Company’s business.
     Cash
          The Company considers cash in bank and short-term investments with original maturities of three months or less as cash and cash equivalents. At December 31, 2005, the Company had $41,807 of cash and cash equivalents.
          Outstanding letters of credit are collateralized by a restricted cash deposit. At December 31, 2005, restricted cash on the Company’s balance sheet was $14,582.
     Debt Issue Costs
          The Company capitalizes financing fees related to obtaining its debt commitments and amortizes these costs over the term of the related debt. The Company wrote off deferred financing fees of approximately $9,698 and $293, respectively, in September and December 2005.
     Depreciation and Amortization
          In the period from August 1, 2005 to December 31, 2005, the Company recorded depreciation of $23,483 and amortization of $2,051.
     Income Taxes
          The Company applies Statement of Financial Accounting Standards No. 109 — Accounting for Income Taxes which establishes financial accounting and reporting standards for the effects of income taxes that result from a company’s activities during the current and preceding years. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets also are recognized for credit carryforwards. Deferred tax assets and liabilities are measured using the enacted rates applicable to taxable income in the years in which the temporary differences are expected to reverse and the credits are expected to be used. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. An assessment is made as to whether or not it is more likely than not that deferred tax assets are recoverable. This assessment includes anticipating future taxable income and the Company’s tax planning strategies and is made on an ongoing basis. Consequently, future material changes in the valuation allowance are possible.
     Use of Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

6

ANCHOR GLASS CONTAINER CORPORATION
(DEBTOR-IN-POSSESSION)
NOTES TO UNAUDITED STATEMENTS OF OPERATIONS
(dollars in thousands)
NOTE 2 — New Accounting Standards
     In May 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 154 — Accounting Changes and Error Corrections (“SFAS 154”) that replaces APB Opinion No. 20 — Accounting Changes and Statement of Financial Accounting Standard Statement No. 3 — Reporting Accounting Changes in Interim Financial Statements. Among other changes, SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle. SFAS 154 also provides that a correction of errors in previously issued financial statements should be termed a “restatement.” SFAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The Company will apply SFAS No. 154 as required.
     In December 2004, the FASB issued Statement of Financial Accounting Standard No. 123R – Share-Based Payments (“SFAS 123R”), a revision of Statement of Financial Accounting Standards No. 123 – Accounting for Stock-Based Compensation (“SFAS 123”). Under a recently released Securities and Exchange Commission rule, for companies with a December 31 year end, SFAS 123R is effective for the first annual reporting period that begins after December 31, 2005. The Company adopted the requirements of SFAS 123 effective January 1, 2003. The adoption of SFAS 123R is not expected to impact the Company’s financial position or results of operations.
     In November 2004, the FASB issued Statement of Financial Accounting Standard No. 151 – Inventory Costs, an amendment of ARB No. 43, Chapter 4 (“SFAS 151”), that is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS 151 is not expected to impact the Company’s financial position or results of operations.
NOTE 3 — Commitments and Contingencies
     On April 20, 2005, a consolidated amended class action complaint was filed in the United States District Court for the Middle District of Florida, Tampa Division entitled “Davidco Investors, LLC, individually and on behalf of all others similarly situated v. Anchor Glass Container Corporation, Darrin J. Campbell, Richard M. Deneau, Peter T. Reno, Joel A. Asen, James N. Chapman, Jonathan Gallen, George Hamilton, Timothy F. Price, Alan H. Schumacher, Lenard B. Tessler, Credit Suisse First Boston, Merrill Lynch & Co., Lehman Brothers, PricewaterhouseCoopers, LLC, Cerberus Capital Management, L.P., Cerberus International, Ltd., Cerberus Institutional Partners, L.P., Cerberus Institutional Partners (America), L.P. and Stephen A. Feinberg, Case Number 8:04-cv-2561-T- 24EAJ.” Darrin J. Campbell was the Company’s former Chief Executive Officer and a former member of the Company’s Board of Directors. Richard M. Deneau was the Company’s former Chief Executive Officer and a former member of the Company’s Board of Directors. Peter T. Reno was the Company’s former Senior Vice President, Sales and Procurement. Alan H. Schumacher, James N. Chapman, Jonathan Gallen and Lenard B. Tessler are members of the Company’s Board of Directors. Joel A. Asen, Timothy F. Price and George Hamilton previously were members of the Company’s Board of Directors. PricewaterhouseCoopers LLP is the Company’s independent registered public accounting firm. Credit Suisse First Boston, Merrill Lynch & Co. and Lehman Brothers were underwriters of the Company’s initial public offering of common stock. Cerberus is a New York investment management firm. Cerberus International, Ltd., Cerberus Institutional Partners, L.P. and Cerberus Institutional Partners (America), L.P. own shares of the Company’s common stock. Stephen Feinberg exercises voting and investment authority over all securities of the Company owned by Cerberus International, Ltd., Cerberus Institutional Partners, L.P., Cerberus Institutional Partners (America), L.P., and certain private investment funds and managed accounts.
     The consolidated amended complaint was filed to amend the complaint filed by Davidco Investors, LLC previously disclosed in the Company’s Form 8-K dated December 10, 2004. Four securities class action lawsuits brought against the Company have now been merged into this case. The lawsuit seeks to

7

ANCHOR GLASS CONTAINER CORPORATION
(DEBTOR-IN-POSSESSION)
NOTES TO UNAUDITED STATEMENTS OF OPERATIONS
(dollars in thousands)
have the court determine recognition of a class action brought on behalf of all persons who purchased the Company’s securities between September 25, 2003 and November 4, 2004 and alleges violations of Sections 11 and 15 of the Securities Act of 1933 (the “Securities Act”) and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 thereunder. This litigation against the Company has been stayed pursuant to the Bankruptcy Code.
     On February 10, 2005, a complaint was filed in the United States District Court for the Middle District of Florida, Tampa Division, entitled Christopher Carmona, derivatively on behalf of Anchor Glass Container Corporation v. Richard M. Deneau, Darrin J. Campbell, Peter T. Reno, Alan H. Schumacher, James N. Chapman, Jonathan Gallen, Timothy F. Price, Alexander Wolf, Joel A. Asen and George Hamilton, as defendants, and Anchor Glass Container Corporation, as nominal defendant.
     The lawsuit is a derivative action brought by a shareholder of the Company on behalf of the Company against certain of its officers and directors alleging violations of state law, including breaches of fiduciary duties for insider selling and misappropriation of information, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment between September 2003 and the present that allegedly have caused substantial losses and other damages to the Company, such as to its reputation and goodwill. This litigation against the Company has been stayed pursuant to the Bankruptcy Code.
     Although the ultimate outcome of the above-described matters cannot be determined with certainty, the Company believes that the complaints are without merit and it and the individual defendants intend to vigorously defend the lawsuits, subject to the effect on the Company of the Chapter 11 proceedings.
     The Company is, and from time to time may be, a party to routine legal proceedings incidental to the operation of its business. Most litigation against the Company has been stayed pursuant to the Bankruptcy Code. The outcome of any such pending or threatened proceedings is not expected to have a material adverse effect on the financial condition, operating results or cash flows of the Company, based on the Company’s current understanding of the relevant facts.
     The Company’s operations are subject to various Federal, state and local requirements that are designed to protect the environment. Such requirements have resulted in the Company being involved in related legal proceedings, claims and remediation obligations. The Company does not believe that its environmental exposure is in excess of the reserves reflected on its balance sheet, although there can be no assurance that this will continue to be the case.

8